As filed with Securities and Exchange Commission on April 17, 2020

File No. 333-229015

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

Registration Statement Under the Securities Act of 1933

MEMBERS Life Insurance Company

(Exact name of Registrant as specified in its charter)

IOWA	6311	39-1236386
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2000 Heritage Way

Waverly, Iowa 50677-9202

(319) 352-4090

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Jennifer Kraus-Florin, Esq.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677-9202

(319) 352-4090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Stephen E. Roth, Esq.

Thomas E. Bisset, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

(202) 383-0100

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Interests in Risk Control Accounts of Flexible Premium Deferred Variable Annuity Contract	*	*	$2,289,350,560	$308,801.20 (1)(2)

*The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

(1) $121.20 previously paid with initial Form S-1 registration statement filed with the Securities and Exchange Commission on December 26, 2018.
(2) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to Registrant’s Registration Statement on Form S-1 (File No. 333-228484), which was filed on November 20, 2018 and became effective on December 3, 2018 (“Registration Statement No. 1”). Registration Statement No. 1 registered securities of the Registrant with a maximum aggregate offering price of $150,000,000 of which approximately $142,589,989 of unsold securities from Registration Statement No. 1 (and associated filing fees paid) were carried forward to this Registration Statement. Pursuant to Rule 415 (a)(6), the offering of unsold securities under the prior Registration Statement No. 1 were deemed terminated as of the date of effectiveness of this Registration Statement. Also, pursuant to Rule 457(p) under the Securities Act, $121.20 of the registration fee due in connection with the filing of this Registration Statement on Form S-1 were offset by $290,500 previously paid in connection with the Registration Statement on Form S-1 (333-207222), which was filed on October 15, 2015 and became effective on April 29, 2016 relating to 2,145,760,561 securities that remained unsold and which corresponding offering was deemed terminated prior to the date of effectiveness of Pre-Effective Amendment No. 1 to this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(A) of the securities act of 1933 or until the registration statement shall become effective on such date as the securities and exchange commission, acting pursuant to said section 8(A), MAY DETERMINE.

MEMBERS® Horizon II Flexible Premium Deferred Variable
and Index Linked Annuity

Issued by:

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

Telephone number: 800-798-5500

Offered Through: CUNA Brokerage Services, Inc.

This Prospectus describes the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity, an individual or joint owned, flexible premium variable and index-linked deferred annuity contract (the “Contract”) issued by MEMBERS Life Insurance Company (the “Company”, “we”, “us”, or “our”). Capitalized terms used in this Prospectus and not otherwise defined have the meanings set forth in the “Glossary,” starting on page 1.

The Contract, which you may purchase with an initial Purchase Payment that is at least $5,000, is designed primarily for individuals, trusts, and certain retirement plans that qualify for the special federal income tax treatment associated with annuity contracts. The Contract provides for the accumulation of retirement savings by allocating your monies among various Variable Subaccounts and/or Risk Control Accounts, and also offers a number of payout options. The Contract is a complex insurance and investment vehicle. You should speak with a financial professional about the Contract’s features, benefits, risks and fees, and whether it is appropriate for you based upon your financial situation and objectives. The Prospectus describes all material rights and obligations of Owners, including all state variations.

The variable annuity portion of the Contract is supported by the assets of the MEMBERS Horizon Variable Separate Account, a Separate Account of the Company, which is divided into Variable Subaccounts that each invest in an underlying Fund. You may allocate your Purchase Payments among one or more Variable Subaccounts, and your investment results in a Variable Subaccount will depend on the investment performance of the related Fund. You bear the entire investment risk of any amounts you allocate to the Variable Subaccounts. There is a Variable Subaccount that invests in each of the following Funds. This Prospectus is accompanied by a current prospectus for each such Fund. You should read a Fund’s prospectus carefully before investing.

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco V.I. Global Real Estate Fund (Series I)

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund (Series I) (f/k/a Invesco V.I. Small Cap Equity Fund (Series I))

Invesco Oppenheimer V.I. International Growth Fund/VA (Non-Service Shares) (f/k/a Oppenheimer International Growth Fund/VA (Non-Service Shares))

American Funds Insurance Series®

American Funds IS Asset Allocation Fund (Class 1)

American Funds IS Bond Fund (Class 1)

American Funds IS Growth Fund (Class 1)

American Funds IS High-Income Bond Fund (Class 1)

American Funds IS International Fund (Class 1)

BlackRock Variable Series Funds, Inc.

BlackRock Global Allocation V.I. Fund (Class I)

Columbia Threadneedle Investments

Columbia VP Emerging Markets Bond Fund (Class 1)

DFA Investment Dimensions Group Inc.

DFA VA International Small Portfolio

DFA VA International Value Portfolio

DFA VA U.S. Large Value Portfolio

DFA VA U.S. Targeted Value Portfolio

Franklin Templeton Variable Insurance Products Trust

Templeton Foreign VIP Fund (Class 1)

Templeton Global Bond VIP Fund (Class 1)

Goldman Sachs Variable Insurance Trust

Goldman Sachs VIT Core Fixed Income Trust (Institutional)

Goldman Sachs VIT Government Money Market (Institutional)

Lazard Retirement Series, Inc.

Lazard Retirement Emerging Markets Equity Portfolio (Investor)

MFS® Variable Insurance Trust

MFS® Total Return Bond Series (Initial Class)

MFS® Utilities Series (Initial Class)

MFS® Value Series (Initial Class)

MFS® Variable Insurance Trust III

MFS® Blended Research® Small Cap Equity Portfolio (Initial Class)

Morgan Stanley

Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio (Class I)

Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio (Class I)

Northern Lights Variable Trust

TOPS® Aggressive Growth ETF Portfolio (Class 1)

TOPS® Balanced ETF Portfolio (Class 1)

TOPS® Conservative ETF Portfolio (Class 1)

TOPS® Growth ETF Portfolio (Class 1)

TOPS® Moderate Growth ETF Portfolio (Class 1)

PIMCO Variable Insurance Trust

PIMCO CommodityRealReturn® Strategy Portfolio (Institutional Class)

PIMCO VIT All Asset Portfolio
(Institutional Class)

PIMCO VIT Real Return Portfolio
(Institutional Class)

Putnam Variable Trust

Putnam VT High Yield Fund (IA)

T. Rowe Price Equity Series, Inc.

T. Rowe Price Blue Chip Growth Portfolio

Vanguard® Variable Insurance Fund

Vanguard VIF Capital Growth Portfolio

Vanguard VIF Diversified Value Portfolio

Vanguard VIF Equity Index Portfolio

Vanguard VIF High Yield Bond Portfolio

Vanguard VIF International Portfolio

Vanguard VIF Mid-Cap Index Portfolio

Vanguard VIF Real Estate Index Portfolio

Vanguard VIF Small Company Growth Portfolio[1]

Vanguard VIF Total Bond Market Index Portfolio

Vanguard VIF Total Stock Market Index Portfolio

1The Vanguard Group, Inc. has requested that the Company no longer make the Vanguard VIF Small Company Growth Portfolio available for new investments. Existing contract owners with allocation to the Vanguard VIF Small Company Growth Portfolio can continue to invest in the portfolio.

The index-linked portion of the Contract is supported by the assets of a non-registered Separate Account of the Company which has been established to support the Company’s obligations with respect to the Risk Control Accounts. You may allocate your Purchase Payments to one or more Risk Control Accounts. The Risk Control Accounts do not involve an investment in any underlying Fund, and instead are based in part on the investment experience of external Indices. Each Risk Control Account has a reference Index. We currently offer two reference indices; the (S&P 500 Price Return Index) S&P 500 and the (MSCI EAFE Price Return Index) MSCI EAFE. Each Risk Control Account has two investment options, a Secure Account Option and a Growth Account Option. We credit interest under each Risk Control Account based in part on the performance of the reference Index, subject to the applicable Index Rate Cap and Index Rate Floor. Each Risk Control Account Anniversary prior to the Risk Control Account Maturity Date starts a new year for purposes of calculating index interest. When funds are withdrawn from a Risk Control Account prior to the Risk Control Account Anniversary for a surrender, partial withdrawal, transfer, annuitization or payment of the Death Benefit, index interest is calculated up to the date of withdrawal. It is possible that you will not earn any interest in the Risk Control Accounts. Contract Value allocated to a Risk Control Account must remain in such Account for the entire Risk Control Account Period to avoid imposition of a Surrender Charge and a Market Value Adjustment. Each Risk Control Account Period is six years. Only one Risk Control Account Period can be in force at any time. This would allow for both a Secure Account and Growth Account for both reference Indices (the S&P 500 Index and the MSCI EAFE Index) to be established for the same Risk Control Account Period. However, once a Risk Control Account(s) is in force, new Risk Control Accounts cannot be established until the termination of the existing Risk Control Accounts on the Risk Control Account Maturity Date. Accordingly, no additional values can be transferred into a Risk Control Account and no additional Purchase Payments can be allocated to a Risk Control Account until the end of the current Risk Control Account Period.

The Secure Account option has an Index Rate Floor of 0%. The Index Rate Floor protects amounts allocated to the Secure Account from declines in the external Indices. This means that negative investment performance of the applicable Index would not reduce your Risk Control Account Value. The Secure Account provides your Risk Control Account Value the most protection from negative investment performance of the reference Index. The Growth Account option has an Index Rate Floor of -10%. This means that negative investment performance of the applicable reference Index could result in a negative Index Rate of Return that would reduce your Risk Control Account Value. However, Risk Control Account Value will not decline by more than 10% as a result of Index performance for any one-year period even if Index performance is less than -10%. In return for accepting some risk of loss to your Risk Control Account Value allocated to the Growth Account, the Index Rate Cap for the Growth Account is higher than the Index Rate Cap for the Secure Accounts, which allows for the potential for greater increases to your Risk Control Account Value allocated to the Growth Account. The Index Interest Rate Caps place a limit on the positive performance of an Index and therefore limit the amount of Index Interest that can be credited to an Owner’s investment in a Risk Control Account. The Index Interest Rate Cap will never be less than 1% for either Risk Control Accounts. There is a risk of loss of your principal and any previously credited interest because each year you agree to absorb all losses less than or equal to the applicable Index Rate Floor. In addition, if the performance of the reference Index equaled or approached the Index Rate Floor, the deduction of Contract charges and the deduction of Surrender Charges, a Market Value Adjustment and Federal Income Tax Penalties could result in a reduction of Contract Value greater than if only the Index Rate Floor applied.

Purchase Payments and transfer amounts allocated to a Variable Subaccount or Risk Control Account are held in insulated Separate Accounts, the assets of which are not chargeable with liabilities arising out of any other business that we conduct. Our General Account assets are also available to meet the guarantees under the Contract as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

We may make available additional Variable Subaccounts and Risk Control Accounts in the future. Not all Variable Subaccounts, Risk Control Accounts, or Risk Control Account Periods may be available in all markets where we offer the Contract.

If you surrender your Contract or take a partial withdrawal during the Surrender Charge Period, we will apply a Surrender Charge to the amount being surrendered or withdrawn that is in excess of the free annual withdrawal amount unless you qualify for the Nursing Home or Hospital waiver or Terminal Illness waiver, described in this Prospectus. The maximum Surrender Charge is 9% of the Purchase Payment withdrawn. Not all waiver benefits are available in all states. The terms under which the Surrender Charge will be waived may vary in some states and are described in Appendix B of this prospectus. All other state Contract variations are also described in Appendix B. Please review Appendix B for any variations from standard Contract provisions that may apply to your Contract based on the state in which your Contract was issued. If you surrender your Contract or take a partial withdrawal during the Accumulation Period, your Risk Control Account Value (if any) will be subject to a Market Value Adjustment. A surrender or partial withdrawal from a Risk Control Account on its Risk Control Account Maturity Date will not be subject to a Surrender Charge or Market Value Adjustment. See “Fees and Expenses” on page 12. See “Market Value Adjustment” on page 51 and “Access to Your Money” on page 54. The Market Value Adjustment may be either positive or negative, which means the Market Value Adjustment may increase or decrease the amount you receive upon surrender or partial withdrawal.

There are risks associated with the Contract. These risks include liquidity risks, investment risks, market risks, Company risks, and interest rate risks. Also, a Market Value Adjustment, and Surrender Charges, may apply for a number of years, so that the Contract should only be purchased for the long-term. Under some circumstances, you may receive less than the sum of your Purchase Payments and lose previously credited interest under the Contract. In addition, partial withdrawals and surrenders will be subject to income tax and may be subject to a 10% Internal Revenue Service (“IRS”) penalty tax if taken before age 59½. Accordingly, you should carefully consider your income and liquidity needs before purchasing a Contract. Additional information about these risks appears under “Highlights” on page 5, “Access to Your Money” on page 54, and “Federal Income Tax Matters” on page 64. Please note that you could lose significantly more than 10% of your investment in a Risk Control Account under the Contract. For example, if you invested $10,000 with a 1.50% Contract Fee and allocated your investment to the Growth Account and the Index then declined by 10% or more in each of three consecutive years, your investment in the Contract at the end of the third year would be equal to $6,932. If you surrendered the Contract at the end of that third year, you would pay a Surrender Charge equal to 7% of your investment or $700 which would leave you with $6,232. That amount would be reduced further if a negative MVA applied. In addition, if you were age 59½ or younger at the time of the surrender, a ten percent tax penalty of $623 would apply and would reduce the amount you would have from the Contract to $5,608. This example, however, does not take into account your ability to allocate some or all of your initial investment to the Secure Account which has a floor that protects amounts allocated to that Account from declines in the Index.

The Company has the right to refuse or limit the amount and frequency of additional Purchase Payments allocated under the Contract and to refuse or limit the amount and frequency of additional Purchase Payments that may be allocated to the Risk Control Accounts. If we exercise this right, it will limit your ability to make further investments in the Contract and increase Contract Values and the Death Benefit through additional Purchase Payments.

The Contract is offered through CUNA Brokerage Services, Inc. (“CBSI”), which is the principal underwriter. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. The principal underwriter is not required to sell any specific number or dollar amount of Contracts, but will use its best efforts to sell the Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. The offering of the Contract is intended to be continuous.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission (“SEC”). The statement of additional information (“SAI”) dated May 1, 2020, relating to the variable annuity portion of the Contract, is part of a registration statement filed on Form N-4. The SAI is available free of charge. You may request one by writing to our Administrative Office at 2000 Heritage Way, Waverly, Iowa 50677, or by calling 1-800-798-5500. This Prospectus and the SAI can also be obtained from the SEC’s website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus. The SAI is incorporated by reference into this Prospectus.

Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, you may not be receiving paper copies of Fund shareholder reports from MEMBERS Life Insurance Company unless you specifically request paper copies from us or from your financial professional.  Instead, the shareholder reports will be made available on the Fund’s website, and we will notify you by mail each time a report is posted and provide you with a website link to access the report.  Instructions for requesting paper copies will be provided by us in the notice.

You may elect to receive all future Fund reports in paper free of charge from us. You can inform us that you wish to continue receiving paper copies of your Fund shareholder reports by writing to our Administrative Office at 2000 Heritage Way, Waverly, Iowa 50677, or by calling 1-800-798-5500. Your election to receive reports in paper will apply to all Funds available under your Contract.

This Prospectus provides important information you should know before investing including risks related to the Company’s business. Please see “Potential Risk Factors That May Affect Our Business and Our Future Results” on page 74 for more information regarding these risks. Please keep this Prospectus for future reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Contracts are not insured by the Federal Deposit Insurance Corporation or any other government agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal and previously credited interest and prior earnings.

The date of this Prospectus is May 1, 2020

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ii

The Contract may not be available in all states. This Prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than the information and representations contained in this Prospectus.

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GLOSSARY

We have tried to make this Prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

1940 Act – The Investment Company Act of 1940, as amended.

Accumulation Credit – A unit of measure used to calculate Risk Control Account Value.

Accumulation Credit Factor – A dollar value for each Accumulation Credit in a Risk Control Account on a given Business Day.

Accumulation Period – The phase of the Contract that begins on the Contract Issue Date and ends on the Payout Date, or the date the Contract is terminated if earlier.

Accumulation Unit – A unit of measure used to calculate Variable Subaccount Value.

Accumulation Unit Value – A dollar value for each Accumulation Unit in a Variable Subaccount on a given Business Day.

Adjusted Index Value – The Closing Index Value adjusted for the Index Rate Cap or Index Rate Floor for the current Risk Control Account Year.

Administrative Office – MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677. Phone: 1-800-798-5500.

Age – Age as of last birthday.

Allocation Level – Specific levels identified in your Contract for the sole purpose of administering allocation instructions according to the requirements of the Contract.

Annuitant (Joint Annuitant) – The natural person(s) whose life (or lives) determines the amount of annuity payments under the Contract.

Authorized Request – A signed and dated request that is in Good Order. A request to change your allocation instructions must be signed by all Owners. A request to change a party to the Contract, change the Payout Date or request a partial withdrawal or full surrender of the Contract must be signed by all Owners and any irrevocable Beneficiary or an assignee.

Automatic Rebalance Program – A program to automatically transfer values among the Risk Control Accounts and/or Variable Subaccounts to achieve the balance of Contract Value equal to the Allocation Levels you requested.

Bailout Provision – If the Index Rate Cap for your Risk Control Account is set below the bailout rate prominently displayed on your Contract Data Page attached to the front of the cover page of the Contract, the Bailout Provision allows you to transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary. A Market Value Adjustment will not apply to such transfer.

Beneficiary – The person(s) (or entity) you named to receive proceeds payable due to the death of the Owner. Before the Payout Date, if no Beneficiary survives the Owner, we will pay the Death Benefit proceeds to the Owner’s estate.

Business Day – Any day that the New York Stock Exchange is open for trading. All requests for transactions that are received at our Administrative Office in Good Order on any Business Day prior to market close, generally 4:00 P.M. Eastern Time, will be processed as of the end of that Business Day. However, with respect to a subaccount no valuation may be made on days that the subaccount’s corresponding fund does not value it’s share.

Closing Index Value – The closing value for an Index as of a Business Day.

Company – MEMBERS Life Insurance Company; also referred to as “we”, “our” and “us”.

Contract – The MEMBERS Horizon II Flexible Premium Deferred Variable and Index Linked Annuity, an individual or joint owned, flexible premium deferred variable and index-linked annuity contract issued by MEMBERS Life Insurance Company.

Contract Anniversary – The same day and month as the Contract Issue Date for each year the Contract remains in force. If a Contract Anniversary does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day but will be effective as of that Contract Anniversary.

Contract Fee – A fee assessed against Contract Value allocated to the Variable Subaccounts and the Risk Control Accounts. The portion of the fee assessed to the Variable Subaccounts equals a percentage of the average daily value of the assets of the Variable Subaccounts to which the Variable Subaccount Value is allocated. The portion of the fee assessed to the Risk Control Accounts equals a percentage of the Accumulation Credit Factor for the Risk Control Account at the start of a Risk Control Account Year. The Contract Fee is shown on your Contract Data Page. This fee compensates us for the expenses, expense risk, and mortality risk assumed by us.

Contract Issue Date – The date we use to determine Contract Years and Contract Anniversaries.

Contract Value – The total value of your annuity during the Accumulation Period. All values are calculated as of the end of a Business Day.

Contract Year – Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and ending on the next Contract Anniversary.

Data Page – Pages attached to your Contract that describe certain terms applicable to your specific Contract.

Death Benefit – The Return of Purchase Payment Death Benefit Endorsement is attached to this Contract. It provides a Death Benefit of the greater of Contract Value as of the date Death Benefits are payable or total Purchase Payments adjusted for withdrawals. We do not apply the Surrender Charge or Market Value Adjustment in determining the Death Benefit payable.

Earnings – Your Contract Value minus Purchase Payments not previously withdrawn.

Frequent Transfers Procedures – Policies and procedures that we have adopted in order to try to protect Owners and the Funds from potentially harmful trading activity.

Fund – Each investment portfolio or any other open-end management investment company or unit investment trust in which a Variable Subaccount invests.

General Account – All of the Company’s assets other than the assets in the Separate Accounts.

Good Order – A request or transaction generally is considered in "Good Order" if we receive it in our Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information and supporting legal documentation necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. This information and documentation necessary for a transaction or instruction generally includes, to the extent applicable: the completed application or instruction form; your contract number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the Funds affected by the requested transaction; the signatures of all Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any consents. With respect to Purchase Payments, Good Order also generally includes receipt by us of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your financial professional before submitting the form or request.

Holding Account – An account that holds each Purchase Payment pending investment in a Risk Control Account. The Holding Account cannot be elected as an Investment Option. There are two holding accounts: a fixed Holding Account and a money market Holding Account. The fixed Holding Account is part of our General Account and is used in all states where the Contract is available for sale except Missouri. The money market Holding Account is a variable subaccount and is used only for Contracts issued in the state of Missouri.

Holding Account Value – The value of the Contract in the Holding Account.

Hospital – A facility that is licensed and operated as a hospital according to the law of the jurisdiction in which it is located.

Income Payout Option – The choices available under the Contract for payout of your Contract Value.

Index, Indices – The reference index (or indices) we use in determining interest credited to the Risk Control Account Value.

Index Rate Cap – The maximum annual Index rate of return the Company will use in calculating interest credited to Risk Control Account Value for a Risk Control Account Year. The Index Rate Cap does not reflect deduction of the Contract Fee.

Index Rate Floor – The minimum annual Index rate of return the Company will use in calculating interest credited to Risk Control Account Value for the life of the Contract. The Index Rate Floor does not reflect deduction of the Contract Fee.

Initial Index Value – The value for the reference Index as of the start of a Risk Control Account Year.

Internal Revenue Code – The Internal Revenue Code of 1986, as amended.

Investment Options – The choices available under this Contract for allocation of your Purchase Payment(s) and Contract Value. Choices include the Risk Control Accounts (“Risk Control Account Option”) and the Variable Subaccounts (“Variable Subaccount Option”).

Irrevocable Beneficiary – A Beneficiary who has certain rights which cannot be changed unless he or she consents to the change.

Market Value Adjustment – The amount of an adjustment (increase or decrease) that may be applied to a full surrender or partial withdrawal from a Risk Control Account, also referred to as the MVA.

Multiple Source Waiting Period – The maximum period of time we will wait for multiple sources of payment to be received by us prior to allocation to a Risk Control Account. It applies only to the sources of payment indicated on your application. The Multiple Source Waiting Period cannot be longer than six months.

Non-Qualified Contract – An annuity contract that is independent of any formal retirement or pension plan.

Nursing Home – A facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located.

Owner – The person(s) (or entity) who owns the Contract and whose death determines the Death Benefit. The Owner is also the person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is living. If there are multiple Owners, each Owner will be a joint Owner of the Contract and all references to Owner will mean joint Owners. The Owner has all rights, title and interest in the Contract. The Owner may exercise all rights and options stated in the Contract, subject to the rights of any Irrevocable Beneficiary or assignee. The Owner is also referred to as “you” or “your.”

Payout Date – The date the first income payment is paid from the Contract to the Owner.

Payout Period – The phase the Contract is in once income payments begin.

Pro Rata – A method of allocating, withdrawing or transferring values across all Variable Subaccounts and/or Risk Control Accounts that is proportional to the value in each.

Proof of Death – Proof of Death may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof.

Purchase Payment – Payment(s) made by or on behalf of the Owner for the Contract.

Qualified Contract – An annuity that is part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special treatment under the Internal Revenue Code.

Risk Control Account – A subdivision of the Risk Control Account Option wherein two accounts types are available: the Secure Account and the Growth Account. Each Risk Control Account has an Index Rate Cap and Index Rate Floor.

Risk Control Account Anniversary – The same day and month as a Risk Control Account Start Date for each year of a Risk Control Account Period. If a Risk Control Account Anniversary does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day.

Risk Control Account Daily Contract Fee – The Contract Fee divided by the number of days in the Risk Control Account Year and then multiplied by the Accumulation Credit Factor for the Risk Control Account at the start of a Risk Control Account Year.

Risk Control Account Maturity Date – The last day of a Risk Control Account Period. If a Risk Control Account Maturity Date does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day.

Risk Control Account Period – The period that begins on a Risk Control Account Start Date and ends on a Risk Control Account Maturity Date. Each Risk Control Account Period is six years.

Risk Control Account Start Date – The first day of a Risk Control Account Period. It must be a date that we offer as a Risk Control Account Start Date (as shown on your Contract Data Page). If a Risk Control Account Start Date does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day.

Risk Control Account Value – The value of the Contract in a Risk Control Account.

Risk Control Account Year – Any 12-month period beginning on a Risk Control Account Start Date or Risk Control Account Anniversary and ending on the next Risk Control Account Anniversary.

Risk Control Separate Account – The Separate Account for the Risk Control Accounts.

SAI – The statement of additional information relating to the variable annuity aspect of the Contract.

SEC – The U.S. Securities and Exchange Commission.

Separate Account – A legally insulated investment account that is maintained separately from our General Account. The Separate Account established for the variable portion of the Contract is registered under the Investment Company Act of 1940 (the “1940 Act”), while the Separate Account established for the index-linked aspect of the Contract is not registered under the 1940 Act.

Spouse – The person to whom you are legally married. The term Spouse includes the person with whom you have entered into a legally-sanctioned same-sex marriage that grants you the rights, responsibilities, and obligations married couples have in accordance with applicable state laws. Individuals who do not meet the definition of Spouse may have adverse tax consequences when exercising provisions under this Contract. Additionally, individuals in other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as Spouses as defined in this Contract for federal tax purposes. Consult with a tax adviser for more information on this subject and before exercising benefits under the Contract.

Surrender Charge – The charge associated with surrendering either some or all of the Contract Value.

Surrender Charge Period – Each Purchase Payment has a Surrender Charge schedule that begins when the Purchase Payment is credited to the Contract and continues for a period of six years.

Surrender Value – The amount you are entitled to receive if you elect to surrender the Contract during the Accumulation Period.

Terminally Ill, Terminal Illness – A life expectancy of 12 months or less due to any illness or accident.

Thirty Day Period to Discontinue Initial Risk Control Account – If a portion of the initial Purchase Payment is allocated to a Risk Control Account, a 30-day period beginning on the initial Risk Control Account Start Date will commence during which the Owner can discontinue the Risk Control Account(s) and transfer the entire Risk Control Account Value to the Variable Subaccounts without the application of a Market Value Adjustment.

U.S. GAAP – The generally accepted accounting principles used in the United States.

Valuation Period – The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day.

Variable Separate Account – The Separate Account for the Variable Subaccounts.

Variable Subaccount – A subdivision of the Variable Separate Account, the assets of which are invested in a corresponding Fund.

Variable Subaccount Value – The value of the Contract in a Variable Subaccount, including the money market Holding Account.

HIGHLIGHTS

The following is a summary of the key features of the Contract. This summary does not include all of the information you should consider before purchasing a Contract. You should carefully read the entire Prospectus, which contains more detailed information concerning the Contract and the Company before making an investment decision.

The Company is not an investment adviser and does not provide any investment advice to you in connection with your Contract.

How Your Contract Works

Overview. Your Contract is an individual or joint owned, flexible premium variable and index-linked deferred annuity contract. There are two periods to your Contract: an Accumulation Period and a Payout Period. Your Contract can help you save for retirement because it can allow your Contract Value to earn interest from the Risk Control Accounts and/or gains from the Variable Subaccounts on a tax-deferred basis and you can later elect to receive retirement income for life or a period of years. You generally will not pay taxes on your earnings until you withdraw them.

During the Accumulation Period of your Contract, you allocate your Contract Value to the Variable Subaccounts and/or the Risk Control Accounts. Each of these options is described below.

•	Each Variable Subaccount invests its assets solely in the shares or units of designated Funds. Depending on the performance of the Funds underlying the Variable Subaccounts selected by you, you could lose money.

•	The portion of Contract Value allocated to a Risk Control Account is credited with interest based in part on the investment performance of external Indices (currently, the S&P 500 Index and the MSCI EAFE Index), subject to an Index Rate Cap and Index Rate Floor that is unique to each Risk Control Account. The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The MSCI EAFE Index is a stock market index which is designed to measure the equity market performance of developed markets outside of the U.S. and Canada. The Indices can go up or down based on the stock prices of the companies that comprise the applicable Index. Neither Index includes dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks. We set the Index Rate Caps prior to the Contract Issue Date and prior to each Risk Control Account Anniversary for the subsequent Risk Control Account Year. We will forward advance written notice to you of any change in the Index Rate Cap at least two weeks prior to the Risk Control Account Anniversary. The Index Rate Floor associated with each Risk Control Account will not change during the life of your Contract. The Index Rate of Return is determined on each Risk Control Account Anniversary and is measured over the Risk Control Account Year. Index Interest is calculated on each Risk Control Account Anniversary. Because Index Interest is calculated at a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Index Period.

The Accumulation Period begins on the Contract Issue Date and continues until the Payout Date.

During the Payout Period of your Contract, you can elect to receive income payments by applying Contract Value to the income options offered in your Contract. The Payout Period begins on the Payout Date and continues while income payments are paid.

Please call your financial professional or the Company at 1-800-798-5500 if you have questions about how your Contract works.

Purchase Payments. You may purchase the Contract with an initial Purchase Payment of at least $5,000. Additional Purchase Payments can be made during the Accumulation Period, but are not required. Each additional Purchase Payment may not be less than $50 and must be received at our Administrative Office prior to the oldest Owner’s 95th birthday or the oldest Annuitant’s 95th birthday if the Owner is a non-natural person. Purchase Payments that, in total, exceed $1 million require our prior approval. Multiple Contracts owned by the same individual where the sum of the Purchase Payments exceeds $1 million also require our prior approval.

We reserve the right, in our sole discretion to refuse additional Purchase Payments and to limit the amount and frequency of additional Purchase Payments under the Contract or that may be allocated to the Risk Control Accounts at any time.

Allocation Options. There are four Allocation Levels for your Contract, among which you may allocate your Purchase Payment(s) and Contract Value: Level C (Contract Allocation Level), Level V (Variable Subaccount Allocation Level), Level I (Index Allocation Level), and Level R (Risk Control Allocation Level), each is described below.

•	At Level C, the allocation is split between the Variable Subaccounts and the Risk Control Accounts;

•	At Level V, the allocation is split among the Variable Subaccounts;

•	Level I only applies to Risk Control Accounts, and the allocation is split between Risk Control Accounts based on the reference Index; and

•	Level R only applies to Risk Control Accounts, and the allocation is split among Risk Control Accounts with the same reference Index.

You must specify the percentage of your Purchase Payment to be allocated to each applicable Allocation Level on the Contract Issue Date. The amount you direct to a particular Allocation Level must be in whole percentages from 0% to 100% of the Purchase Payment and your total allocation must equal 100% at each Allocation Level. If you do not indicate your allocations on the application, our Administrative Office will attempt to contact your adviser and/or you for clarification.

Rather than choosing amounts to be directed to particular Allocation Levels, you can select one of six model asset allocation portfolios or “Express Portfolios” we make available. At the time you purchase the Contract, you may elect to allocate all of your Purchase Payments according to one of the Express Portfolios. Each Express Portfolio allocates your Purchase Payments among the Variable Subaccounts and Risk Control Accounts based on a specified allocation percentage for each investment option available under the Express Portfolio. Each Express Portfolio employs different investment styles and allocates Purchase Payments among investment options to match a specified level of risk tolerance (e.g., conservative, moderate and aggressive). Express Portfolios are found in “Allocating Your Purchase Payment Express Portfolios.” We will not issue the Contract without complete allocation instructions.

Your Purchase Payments will be allocated according to your allocation instructions on file with us for the applicable Allocation Levels. However, if your allocation instructions on file with us include a Risk Control Account, the Risk Control Account portion of your initial Purchase Payment will be allocated to the Holding Account before it is transferred to the Risk Control Account. The allocation of additional Purchase Payments to a Risk Control Account is subject to additional requirements described in the “Allocating Your Purchase Payment” section of this Prospectus. Purchase Payments allocated to a Risk Control Account become part of the Risk Control Account Value and may be credited with interest based in part on the performance of the reference Index, subject to the applicable Index Rate Cap and Index Rate Floor. More detailed information regarding the Risk Control Account option is found in “Risk Control Account Option.”

Purchase Payments allocated to a Variable Subaccount become part of the total Variable Subaccount Value which fluctuates according to the investment performance of the selected Variable Subaccounts. More detailed information regarding the Variable Subaccount Option is found in “Variable Subaccount Option.”

In the event you select a Risk Control Account Option, please note that any time the Index Rate Cap for your Risk Control Account is less than the rate specified in the Bailout Provision (as shown on your Contract Data Page), we may, at our discretion, restrict transfers into that Risk Control Account. See “Access to Your Money – Bailout Provision” for more details.

In addition, as it relates to the Risk Control Account Option, the Index Rate Floor is the minimum Index rate of return used as part of the Accumulation Credit Factor calculation for determining the value of a Risk Control Account, prior to the deduction of the Contract Fee. This rate will not change during the life of your Contract. The Secure Account has an Index Rate Floor of 0% and the Growth Account has an Index Rate Floor of -10%. For the Secure Account, this means that any negative investment performance of the Index would not reduce your Contract Value at the end of a Risk Control Account Year; and for the Growth Account, this means that any negative investment performance of the Index would not reduce your Contract Value at the end of a Risk Control Account Year by more than 10% even if such negative investment performance is worse than -10%. However, as noted on the cover page of this Prospectus, you could lose more than 10% of your investment in a Risk Control Account due to the application of Surrender Charges, Contract fees, negative MVAs and federal tax penalties.

Moreover, the Index Rate Cap is the maximum Index rate of return used as part of the Accumulation Credit Factor calculation for determining the value of a Risk Control Account, prior to the deduction of the Contract Fee. In general, Contract Value eligible for transfer to a Risk Control Account on the Risk Control Account Start Date immediately following the Contract Issue Date will be subject to the Index Rate Caps in effect on the Contract Issue Date. At the time the Contract is purchased, if a portion of the initial Purchase Payment is allocated to a Risk Control Account, you will have thirty days from the first Risk Control Account Start Date to discontinue your Risk Control Accounts and transfer the entire Risk Control Account Value to the Variable Subaccounts. Where subsequent premiums are allocated to a Risk Control Account, or upon the maturity of a Risk Control Account, the Index Rate Cap will be made available at least two weeks in advance of the next Risk Control Account Start Date.

Once you have established a Risk Control Account you may not allocate your subsequent Purchase Payments to a Risk Control Account until the existing Risk Control Account matures. You may allocate Risk Control Account Value from the maturity of a current Risk Control Account, and Variable Subaccount Value to new Risk Control Accounts we make available. We make the Index Rate Cap available for each new Risk Control Account at least two weeks prior to the Risk Control Account Start Date for the Risk Control Account.

On the first Risk Control Account Anniversary and any subsequent Risk Control Account Anniversary, we will declare an Index Rate Cap which we guarantee for the next Risk Control Account Year. We will notify you of any such change to the Index Rate Cap at least two weeks prior to the Risk Control Account Anniversary. The Index Rate Caps will always be positive and will range between 1% and 75%. In return for accepting some risk of loss to your Contract Value allocated to the Growth Accounts, the Index Rate Caps declared for the Growth Accounts will be higher than the Index Rate Cap declared for the Secure Account for the same period which allows the potential for a higher positive increase in Contract Value for the Growth Account. If the Index Rate Cap for a Risk Control Account is set below the bailout rate for that Risk Control Account, the Owner may transfer the Risk Control Account Value from the Risk Control Account during the 30-day period following the Risk Control Account Anniversary without the application of any Market Value Adjustment.

The same Index will be used for each Risk Control Account for the duration of the Risk Control Account Period. However, if the publication of an Index is discontinued, or calculation of the Index is materially changed, we will substitute a suitable Index that will be used for the remainder of the Risk Control Account Period and will notify you of the change in advance. If we substitute an Index, the performance of the new Index may differ from the original Index, which may, in turn, affect your Contract Value.

We may offer additional Risk Control Accounts with the same or additional Indices at our discretion. We may also discontinue a Risk Control Account, effective as of a Risk Control Account Maturity Date. In any case, we will notify you of the addition or discontinuation of a Risk Control Account. Such a change will be subject to any applicable regulatory approval that may be required.

Rebalancing / Reallocation. The Automatic Rebalance Program automatically transfers values between Risk Control Accounts and/or Variable Subaccounts to return your Contract Values to the Allocation Levels on file with us. Transfers that occur pursuant to the Automatic Rebalance Program will not count towards the number of transfers allowed in a Contract Year without incurring a transfer fee. The transfer fee is $25 per transfer after the first 12 transfers in a Contract Year.

Rebalancing at Level C (between Variable Subaccounts and Risk Control Accounts) will occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us, unless there is no Risk Control Account Value, you elect to discontinue rebalancing by Authorized Request, or you have requested to transfer value which results in rebalancing being discontinued at Levels C and V (among Variable Subaccounts) as of each Risk Control Account Maturity Date.

Rebalancing at Level V will occur as of each Contract Anniversary according to the allocation instructions on file with us, unless there is no Variable Subaccount Value. Rebalancing at Level V will also occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us, unless there is no Variable Subaccount Value or you have requested to transfer value which results in rebalancing being discontinued at Levels C and V as of each Risk Control Account Maturity Date. If rebalancing is discontinued, you may elect to reinstate rebalancing at Level C by Authorized Request, which will also reinstate rebalancing at Level V. Your Authorized Request to reinstate rebalancing must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, rebalancing at Level C will not occur until the next Risk Control Account Maturity Date.

Rebalancing at Level I (between Risk Controls Accounts with different reference Indices) will occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us. Rebalancing at Level I will not occur if your Risk Control Account Value and allocation instructions are not split between Indices or there is no Risk Control Account Value.

Rebalancing at Level R (between Risk Controls Accounts with the same reference Index) will occur as of each Risk Control Account Anniversary according to the allocation instructions on file with us. Rebalancing at Level R will not occur if your Risk Control Account Value and allocation instructions are not split between Risk Control Accounts with the same reference Index or there is no Risk Control Account Value.

You may change your allocation instructions by Authorized Request subject to additional requirements described in the “Automatic Rebalance Program” and “Risk Control Account Option – Risk Control Account Maturity Date” sections of this Prospectus.

If the Index Rate Cap for a Risk Control Account is set below the bailout rate for that Risk Control Account, you may transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary by Authorized Request. A Market Value Adjustment will not apply to such transfer. Your Authorized Request to transfer Risk Account Control Account Value must be received in Good Order during this 30-day period. If the request is not received during this 30-day period or the request is not in Good Order, no transfer will occur. At any time while the Index Rate Cap for your Risk Control Account is less than the bailout rate specified in the Bailout Provision (as shown on your Contract Data Page), we may, at our discretion, restrict transfers into that Risk Control Account and may not reallocate your Risk Control Account Value between Risk Control Accounts under the Automatic Rebalance Program. See “Access to Your Money – Bailout Provision” for more details.

Withdrawal Options. The Contract offers the following liquidity features during the Accumulation Period:

●	Annual Free Withdrawal Amount – Each Contract Year, you may withdraw up to 10% of the total Purchase Payments that are within the Surrender Charge Period at the time of the withdrawal for that Contract Year without incurring a Surrender Charge (the “Annual Free Withdrawal Amount”). Any unused Annual Free Withdrawal Amount will not carry over to any subsequent Contract Year. Purchase Payments not subject to the Surrender Charge are deemed to be withdrawn prior to any Purchase Payments subject to the Surrender Charge. Earnings under the Contract are deemed withdrawn after the withdrawal of all Purchase Payments. However, as described below, withdrawals from the Risk Control Accounts are subject to a Market Value Adjustment.

●	Partial Withdrawal Option – You may make partial withdrawals during the Accumulation Period by Authorized Request, but a withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. For partial withdrawals of Variable Subaccount Value other than the money market Holding Account Value, you may provide specific instructions. If you do not, withdrawals will be processed on a Pro Rata basis from the value in all Variable Subaccounts other than the money market Holding Account. If there is insufficient Variable Subaccount Value, other than the money market Holding Account Value, Holding Account Value will be withdrawn. If there is insufficient Holding Account Value, the Risk Control Account Value will be withdrawn on a Pro Rata basis. Any applicable Surrender Charge and/or Market Value Adjustment will affect the amount available for a partial withdrawal. Partial Withdrawals may also be subject to income taxes and penalty taxes (See Federal Income Tax Matters on page 64 and Access To Your Money on page 54).

●	Full Surrender Option – You may surrender your Contract during the Accumulation Period by Authorized Request. Upon full surrender, a Surrender Charge and/or a Market Value Adjustment may apply. Full surrenders are subject to the Surrender Charges and income tax consequences noted in the preceding paragraph discussing partial withdrawals.

Withdrawals and surrenders are subject to income taxes, and if taken before the owner is age 59½, tax penalties may apply. See “federal income tax matters” for more details. Any withdrawals will also reduce the death benefit.

Surrender Charge. Each Purchase Payment has an individual Surrender Charge schedule that begins when the Purchase Payment is credited to the Contract and continues for a period of six years, the Surrender Charge Period. The maximum Surrender Charge is 9% of Purchase Payments withdrawn (See Fees and Expenses on page 12).

Market Value Adjustment. The Market Value Adjustment applies only to withdrawals from a Risk Control Account and is calculated separately for each Risk Control Account. Required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program and withdrawals of Risk Control Account Value on a Risk Control Account Maturity Date are not subject to a Market Value Adjustment. The Market Value Adjustment can increase or decrease your amount withdrawn or the Surrender Value, depending on how economic indicators have changed since your Contract was issued. See “Market Value Adjustment” for more details. You may lose a portion of your principal and previously credited interest due to the Market Value Adjustment. The Market Value Adjustment is not assessed upon death, at the time Contract Value is applied to an Income Payout Option, on transfers, on amounts withdrawn from the Holding Account, partial withdrawals taken as required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program we provide, and partial withdrawals and surrenders from a Risk Control Account on the Risk Control Account Maturity Date.

Bailout Provision. We will set a single bailout rate for all Risk Control Accounts under the Secure Account option and a single bailout rate for all Risk Control Accounts under the Growth Account option. The bailout rate for Risk Control Accounts under the Secure Account option may range from 1% to 10% while the bailout rate for Risk Control Accounts under the Growth Account option may range from 1.5% to 25%. The bailout rates will be prominently displayed on your Contract Data Page attached to the front of the cover page of the Contract and will not change during the life of your Contract. If the Index Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, you may transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary without the application of any Market Value Adjustment by Authorized Request. If the bailout rate equals the Index Rate Cap for your Risk Control Account, you will not be eligible to transfer your Risk Control Account Value under the Bailout Provision.  For example, if the bailout rate for the Secure Account is set at 1.00% and the Index Rate Cap for the Secure Account is set at 1.00%, you would not be eligible to transfer under the Bailout Provision. At any time, the Index Rate Cap for your Risk Control Account is less than the bailout rate specified on your Contract Data Page, we may, at our discretion, restrict transfers into that Risk Control Account. See “Access to Your Money – Bailout Provision” for more details.

Income Options. You have several income options to choose from during the Payout Period. Income payments will start on the Payout Date and continue based on the option you elect.

Death Benefit. The Return of Purchase Payment Death Benefit Endorsement is attached to the Contract and provides a return of Purchase Payment Death Benefit during the Accumulation Period. The Death Benefit is equal to the greater of Contract Value as of the date Death Benefits are payable or total Purchase Payments adjusted for withdrawals. We do not apply the Surrender Charge or Market Value Adjustment in determining the Death Benefit payable.

Right to Examine. You may cancel your Contract and receive either your Purchase Payments or your Contract Value depending upon applicable state law (See Right to Examine on page 19).

Contract Charges

An investment in the Contract involves certain fees and expenses, including Contract Fees, Surrender Charges and underlying Fund fees and expenses. The Contract Fee is equal to 1.50% of the value allocated to the Variable Subaccounts and the Risk Control Accounts. For a full description of all such fees and expenses, please see the section of this Prospectus entitled “Fees and Expenses.”

Risk Factors

Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Variable Subaccount Risk. Your investment results in any one of the Variable Subaccounts will depend on the investment performance of the underlying Funds. Because the Variable Subaccounts are not part of the Risk Control Accounts, they are not protected from losses. Therefore, you could lose all of your principal and prior earnings when investing in the Variable Subaccounts and such losses could be significant.

Index Rate of Return Risk. If you are invested in a Risk Control Account and the relevant Index declines, it may or may not reduce your Risk Control Account Value. This depends on the Risk Control Account to which you allocated your Risk Control Account Value. Nevertheless, you always assume the investment risk that no index interest will be credited and therefore the Index Rate of Return will not increase your Accumulation Credit Factor (and, ultimately, your Risk Control Account Value). You also bear the risk that sustained declines in the relevant Index may cause the Index Rate of Return to not increase your Accumulation Credit Factor (and, ultimately, your Risk Control Account Value) for a prolonged period. If your Risk Control Account Value is allocated to the Growth Account, you also assume the risk of a negative Index Rate of Return (crediting negative index interest), which means your Accumulation Credit Factor and, ultimately, the Risk Control Account

Value allocated to the Growth Account, will decline. In addition, you assume the risk that the Index Rate Cap can be reduced to as little as 1%. Please note that in an increasing interest rate environment, the Market Value Adjustment could reduce the amount received to less than the protection provided by the Index Rate Floor. Performance of the relevant Index does not reflect dividends paid on the stocks comprising the Index, and, therefore calculation of Index performance under the Contract does not reflect the full Investment performance of the underlying securities. Ownership of a Contract does not provide ownership rights of the securities that are constituents of the Index.

If the performance of the reference Index is greater than the applicable Index Rate cap, the Index interest that you receive will be lower than the return you would have received on an investment in a mutual fund or exchange traded fund designed to track the performance of the selected reference Index. Because the Index interest is calculated at a certain point-in-time, an Owner may experience negative or flat performance even though a reference Index experienced gains through some or most of the Risk Control Account Year.

Liquidity Risk. We designed your Contract to be a long-term investment that you may use to help save for retirement. Your Contract is not designed to be a short-term investment. While you are permitted to take partial withdrawals from the Contract, or fully surrender the Contract, during the Accumulation Period by Authorized Request, such withdrawals may be subject to a Surrender Charge and/or Market Value Adjustment (if applicable). We may defer payments made under this Contract with respect to a Risk Control Account and/or the fixed Holding Account for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. In addition, we may postpone payments made under this Contract with respect to a Variable Subaccount and/or the money market Holding Account as permitted by the SEC.

Loss of Principal Risk. Investment in the Variable Subaccount and in the Risk Control-Growth Account could result in a loss of principal and previously credited interest. Although investment losses in the Growth Account are subject to an Index Interest Rate Floor of -10%, losses of as much as -10% in one year and possibly greater than -10% over multiple years could result in a loss of previously credited interest and a loss of Principal. Withdrawals and surrenders could also result in a loss of previously credited interest or principal even if performance has been positive because of Surrender Charges and/or the MVA.

Market Risk. The historical performance of an Index relating to a Risk Control Account or a Fund underlying a Variable Subaccount should not be taken as an indication of the future performance of the Index or the Fund. The performance of an Index or a Fund will be influenced by complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally, and by various circumstances that can influence the performance of securities in a particular market segment.

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. As of the date of this prospectus, the COVID-19 pandemic has led to significant volatility and negative returns in the financial markets. These market conditions have impacted the performance of the indexes to which the investment options are linked. If these market conditions continue, and depending on your individual circumstances (e.g., your selected investment options and the timing of any purchase, transfer, or withdrawal), you may experience (perhaps significant) negative returns under the contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the contract or making transfers or withdrawals, based on your individual circumstances.

Change of Index Risk. An Index which is associated with a Risk Control Account may be discontinued or may be materially changed. If an Index is eliminated or materially changed the Company may substitute a suitable Index that will be used for the remainder of the Risk Control Account Period. If we substitute an Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the interest credited to the Risk Control Account and the interest you earn under the Contract. If a change in an Index is made during a Risk Control Account Year, index interest will be calculated from the Risk Control Account Start Date until the date that the Index ceased to be available and that index interest will be added to or subtracted from the index interest calculated for the substitute Index from the date of substitution until the next Risk Control Account Anniversary.

Risk Control Account Transfer Restriction. At any time, the Index Rate Cap for your Risk Control Account is less than the bailout rate specified on your Contract Data Page, we may, at our discretion, restrict transfers into that Risk Control Account. See “Access to Your Money – Bailout Provision” for more details.

Creditor and Solvency Risk. Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. Additionally, information concerning our business and operations is set forth in the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The economic impacts of the COVID-19 pandemic have and may continue to negatively affect our results of operations as a result of, e.g., decreases in new sales, increases in expenses and liabilities, and losses on investments held in our general account. As of the date of this prospectus, we do not believe that the economic impacts of the COVID-19 pandemic have materially impacted our financial strength and claims-paying ability, and we continue to be subject to significant state solvency regulations that require us to reserve amounts to pay our contractual guarantees. Please see “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Risks Related to Our Industry,” and “Financial Statements” for additional financial information about the company and the state solvency regulations to which we are subject. You should understand, however, that the duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets, the global economy, and our financial strength and claims-paying ability, cannot be predicted with certainty.

Regulatory Protections. You should be aware of various regulatory protections that do and do not apply to the Contract. Your Contract is registered with the SEC as a security under the Securities Act of 1933. The issuance and sale of your Contract must be conducted in accordance with the requirements of the Securities Act of 1933. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.

The Company is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by that Act are not applicable to the guarantees we provide. The MEMBERS Horizon Variable Separate Account, a Separate Account of the Company, is registered as an investment company. Any allocations you make to the Risk Control Accounts are not part of the MEMBERS Horizon Variable Separate Account. The Company is not an investment adviser and is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with the Contract.

The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.

We are also exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, floods, earthquakes, epidemics, pandemics, malicious acts, and terrorist acts, which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as the coronavirus COVID-19), could affect the ability, or willingness, of our workforce and employees of service providers and third party administrators to perform their job responsibilities. Even if our workforce and employees of our service providers and third party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing Contracts and processing of other Contract-related transactions, including orders from Owners. Catastrophic events may negatively affect the computer and other systems on which we rely and may interfere with our ability to receive, pickup and process mail, our processing of Contract-related transactions, impact our ability to calculate Contract Value, or have other possible negative impacts. These events may also impact the issuers of securities in which the Funds invest, which may cause the Funds underlying your Contract to lose value. There can be no assurance that we, the Funds or our service providers will avoid losses affecting your Contract due to a natural disaster or catastrophe.

EXPENSE TABLES

Fee Tables

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and charges that you will pay at the time that you surrender the Contract, make certain withdrawals, request special services or make certain transfers. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.(1)

Charges We Deduct from Your Contract Value at the Time You Request Certain Transactions:

Maximum Surrender Charge as a Percentage of Purchase Payment Surrendered or Withdrawn	9%(2)
Transfer Fee(3)	$25
Research Fee	$50
Wire Transfer Fee	$90
Express Mail Charge	$35
Duplicate Contract Charge (For each duplicate Contract)	$30

The next table describes the periodic charges that you will pay during the time that you own the Contract to the extent you allocate Purchase Payments and/or Contract Value to the Variable Subaccounts. This table does not include the underlying fund fees and expenses to the extent Purchase Payments and/or Contract Value are allocated to the Variable Subaccounts.

Periodic Charges to the Variable Subaccounts:

Contract Fee on Variable Subaccounts(4) (percentage of average daily Variable Subaccount Value)	1.50%

You also bear your proportionate share of all fees and expenses paid by a Fund that corresponds to any Variable Subaccount in which you invest. Accordingly, this next table shows the lowest and highest total operating expenses charged by any of the Funds for the fiscal year ended December 31, 2018. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Fund’s fees and expenses is contained in the prospectus for each Fund.

Fund Operating Expenses Expressed as an Annual Percentage of Daily Net Assets:

	Minimum	Maximum
Total Annual Fund Operating Expenses (total of all expenses that are deducted from Fund assets, including management fees, 12b-1 fees, service fees, and other expenses)(4)	0.13%	2.01%

The following table describes the periodic charges that you will pay during the time that you own the Contract to the extent you allocate Purchase Payments or Contract Values to the Risk Control Accounts.

Periodic Charges to the Risk Control Accounts:

Contract Fee on Risk Control Accounts(5)	1.50%

(1) State premium taxes currently range from 0% to 3.5% of Purchase Payments.

(2) If you surrender the Contract or make a partial withdrawal during the Accumulation Period, we may assess a Surrender Charge on Purchase Payments withdrawn during the Surrender Charge Period. For information on how we calculate the surrender charge, see “Fees - Surrender Charge.” We do not assess a surrender charge on the Annual Free Withdrawal Amount, withdrawals under the Nursing Home or Hospital/Terminal Illness waiver, required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program and Risk Control Account Value withdrawn on a Risk Control Account Maturity Date. No Surrender Charge is assessed on death and when values are applied to an Income Payout Option. For information on the Annual Free Withdrawal Amount and other waivers of the Surrender Charge, see “Fees - Surrender Charge.”

(3) We waive the transfer fee for the first twelve transfers in a Contract Year on transfers between the Risk Control Accounts and/or Variable Subaccounts. We assess a charge of $25 for the thirteenth and each additional transfer in a Contract Year.

(4) The table showing the range of expenses for the Funds takes into account the expenses of several “funds of funds.” A “fund of funds” typically allocates its assets, within predetermined percentage ranges, among certain other fund portfolios, including exchange-traded funds (each such fund an “Acquired Fund”). Each “fund of funds” has its own set of operating expenses, as does each of the portfolios in which it invests. In determining the range of Fund expenses, we took into account the information received on the combined actual expenses for each “fund of funds” and the portfolios in which it invests. (The combined expense information includes the Pro Rata portion of the fees and expenses incurred indirectly by a “fund of funds” as a result of its investment in shares of one or more Acquired Funds.) See the prospectus for any Fund which is a “fund of funds” for a presentation of the applicable Acquired Fund fees and expenses.

(5) We assess the Contract Fee against Contract Value held in the Variable Subaccounts. The fee is to compensate us for the expenses, expense risks, and mortality risk we assume under the Contract. The Contract Fee assessed against Contract Value held in the Variable Subaccounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the average daily value of the Contract Value held in the Variable Subaccounts. We deduct the Contract Fee on a daily basis which deduction reduces the Accumulation Unit Value for each Variable Subaccount in which you are invested.
We also assess the Contract Fee against Contract Value held in the Risk Control Accounts. The Contract Fee assessed against Contract Value held in the Risk Control Accounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the Accumulation Credit Factor for each Risk Control Account at the start of the Risk Control Account Year. The Contract Fee reduces the Accumulation Credit Factor for each Risk Control Account in which you are invested, thereby reducing the amount of interest credited, if any, to Contract Value in the Risk Control Accounts. We do not assess a Contract Fee against Contract Value held in the Holding Account.

The Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include the Surrender Charge, the Contract Fee, and underlying fund fees and expenses. These Examples do not reflect charges for any special services you may request. For a complete description of Fund charges and expenses, see the applicable Fund prospectuses.

The Examples show the expenses that a hypothetical Contract Owner would pay in owning and surrendering the Contracts for the periods indicated. These Examples should not be considered a representation of past or future expenses for any Variable Subaccount Option. Actual expenses may be more or less than those shown. Similarly, the annual rate of return assumed in the Examples is not an estimate or guarantee of future investment performance.

The Examples assume that you invest $10,000 in the Contract for the time periods indicated, and that your investment has a 5% return each year. The Examples assume that all Contract Value is allocated to the MEMBERS Horizon Variable Separate Account. The Examples also assume (i) the maximum total annual operating expenses of the Funds; and (ii) there is no waiver of any Surrender Charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender the Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years
$1,164	$1,797	$2,362	$3,783

If you do not surrender the Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years
$354	$1,077	$1,822	$3,783

The Examples reflect a Contract Fee of 1.50%. These examples do not include transfer fees or premium taxes. Transfer fees and premium taxes are not currently charged to Contractholders. In addition, certain Funds may impose a redemption fee of no more than 2% of the amount of Fund shares redeemed. We may be required to implement a Fund’s redemption fee. The redemption fee will be assessed against your Variable Subaccount Value. For more information, please see each Fund’s prospectus.

The Examples are illustrations and do not represent past or future expenses. Your actual expenses may be higher or lower than those shown. Similarly, your rate of return may be more or less than the 5% assumed in the Examples.

See the Financial Highlights Section of this Prospectus for additional information on the financial history of the Variable Subaccounts.

FEES

Surrender Charge (Contingent Deferred Sales Charge). We deduct a Surrender Charge from each Purchase Payment withdrawn during the Surrender Charge Period that exceeds the Annual Free Withdrawal Amount. The deduction of the Surrender Charge will reduce the amount you receive from a partial withdraw or surrender of the Contract during the Accumulation Period. Each Purchase Payment has an individual Surrender Charge schedule which begins when the Purchase Payment is credited to your Contract and continues for a period of six years, as shown in the table below. The amount of the Surrender Charge is determined separately for each Purchase Payment withdrawn and is expressed as a percentage of the Purchase Payment as follows:

Number of Years Since Purchase Payment Credited	Surrender Charge as a Percent of Purchase Payments Withdrawn
Less than 1	9%
At least 1 but less than 2	9%
At least 2 but less than 3	8%
At least 3 but less than 4	7%
At least 4 but less than 5	6%
At least 5 but less than 6	5%
6 or more	0%

For purposes of calculating the Surrender Charge, Purchase Payments are assumed to be withdrawn on a first-in-first-out basis. This means that Purchase Payments that were allocated to your Contract first are considered to be withdrawn first and Purchase Payments are considered to be withdrawn before Earnings. Therefore, withdrawals will be processed to occur in the following order: (1) Purchase Payments that are no longer subject to a Surrender Charge as of the date of the withdrawal; (2) your Annual Free Withdrawal Amount; (3) Purchase Payments that are subject to a Surrender Charge on a first-in-first-out basis; and (4) Earnings, if any, after all Purchase Payments have been withdrawn. We will deduct the Surrender Charge from your withdrawal proceeds. We will deduct the Surrender Charge before we apply any Market Value Adjustment to withdrawal proceeds from the Risk Control Accounts. For an example of how we calculate the Surrender Charge, see “Appendix A” of this Prospectus.

We will not assess the Surrender Charge on:

●	Withdrawals under the Nursing Home or Hospital/Terminal Illness waiver;

●	Required minimum distributions under the Internal Revenue Code that are withdrawn under the systematic withdrawal program provided by the Company;

●	Withdrawal of Risk Control Account Value on a Risk Control Account Maturity Date;

●	Purchase Payments that are no longer subject to a Surrender Charge as of the date of the partial withdrawal of full surrender;

●	Your Annual Free Withdrawal Amount;

●	Earnings, if any, after all Purchase Payments have been withdrawn;

●	Death;

●	At the time Contract Value is applied to an Income Payout Option; and

●	Transfers.

Surrender Charges offset promotion, distribution expenses, and investment risks born by the Company. To the extent Surrender Charges are insufficient to cover these risks and expenses, the Company will pay for the costs that it incurs out of the Contract Fees it collects and from its General Account.

For information on the Annual Free Withdrawal Amount and Surrender Charge waivers, see “Access to Your Money.”

Contract Fee. We deduct a Contract Fee from your Contract Value in the Variable Subaccounts and Risk Control Accounts on a daily basis to compensate us for the expenses and expense risk we assume under the Contract. The Contract Fee assessed against Contract Value held in the Variable Subaccounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the average daily value of the Contract Value held in the Variable Subaccounts. The deduction of the Contract Fee reduces the Accumulation Unit Value for each Variable Subaccount in which you are invested.

The Contract Fee assessed against Contract Value held in the Risk Control Accounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the Accumulation Credit Factor for each Risk Control Account at the start of the Risk Control Account Year. The deduction of the Contract Fee reduces the Accumulation Credit Factor for each Risk Control Account in which you are invested, thereby reducing the Index Interest credited, if any, to values held in the Risk Control Accounts.

The annual Contract Fee percentage is 1.50%. We do not assess the Contract Fee against Contract Value held in the Holding Account.

Transfer Fee. Currently no fee is charged for transfers. However, we reserve the right to impose a transfer fee on transfers among the Risk Control Accounts and Variable Subaccounts. The transfer fee is $25 per transfer after the first 12 transfers in a Contract Year. Each Written Request or telephone/fax authorization is considered to be one transfer, regardless of the number of Subaccounts affected by the transfer. The fee is deducted on a Pro Rata basis first from any Variable Subaccount, then, if there are insufficient funds, from the Risk Control Accounts on a Pro Rata basis after the other funds are exhausted.

Research Fee. We may charge you a fee of up to $50 when you request information that is duplicative of information previously provided to you and requires research on our part. The fee is deducted on a Pro Rata basis according to the current values in the accounts, first from any

Variable Subaccounts other than the money market Holding Account, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a Pro Rata basis after all the other funds are exhausted.

Wire Transfer Fee. We may charge you a fee of up to $90 when you request a wire transfer of funds from your Contract. The fee reimburses us for the costs we incur in sending funds by wire transfer. The wire transfer fee is deducted on a Pro Rata basis according to current values in the accounts, first from any Variable Subaccounts other than the money market Holding Account, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a Pro Rata basis after all the other funds are exhausted.

Express Mail Charge. We reserve the right to charge you a fee of up to $35 when you request that a check or other documents be sent via express mail. The express mail charge reimburses us for the costs we incur when sending materials by express mail. The fee is deducted on a Pro Rata basis according to current values in the accounts, first from any Variable Subaccounts other than the money market Holding Account, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a Pro Rata basis after all the other funds are exhausted.

Duplicate Contract Charge. You can obtain a summary of your Contract at no charge. However, we will assess a $30 charge for each copy of your Contract that you request. A request for a duplicate copy of the Contract must be made by a Written Request in Good Order. The fee is deducted on a Pro Rata basis according to current values in the accounts, first from any Variable Subaccounts other than the money market Holding Account, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a Pro Rata basis after all the other funds are exhausted.

Underlying Fund Fees and Expenses. There are fees and expenses charged by the mutual funds underlying the Variable Subaccounts. The fees and expenses incurred are described in the Funds’ prospectuses.

Other Information

We assume investment risks and costs in providing the guarantees under the Contract. These investment risks include the risks we assume in providing the Index Rate Floors for the Risk Control Accounts, the surrender rights available under the Contract, the Death Benefit and the income benefits. We must provide the rates and benefits set forth in your Contract regardless of how our General Account investments that support the guarantees we provide perform. To help manage our investment risks, we engage in certain risk management techniques. There are costs associated with those risk management techniques. You do not directly pay the costs associated with our risk management techniques. However, we take those costs into account when we set rates and guarantees under your Contract.

GETTING STARTED – THE ACCUMULATION PERIOD

The Prospectus describes all material rights, benefits and obligations under the Contract. All material state variations in the Contract are described in Appendix B to this Prospectus and in your Contract. We will include any such state variations in your Contract.  Please review Appendix B for any variations from standard Contract provisions that may apply to your Contract based on the state in which your Contract was issued. Your financial professional can provide you with more information about those state variations.

Purchasing a Contract

We offer the Contract to individuals, certain retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be no older than age 85.

We sell the Contract through financial professionals who also are agents of the Company. To start the purchase process, you must submit an application to your financial professional. The initial Purchase Payment must either be paid at the Company’s Administrative Office or delivered to your financial professional. Your financial professional will then forward your completed application and Purchase Payment (if applicable) to us. After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order, in Good Order, we will begin the process of issuing the Contract. The selling firm’s determination of whether the Contract is suitable for you may delay our receipt of your application. Any such delays will affect when we issue your Contract. If the application for a Contract is properly completed and is accompanied by all the information necessary to process it, including payment of the initial purchase payment, the initial Purchase Payment, if any, will be allocated to Subaccount(s) you choose within two Business Days of receipt by us at our mailing address. If the application is not properly completed, we may retain the Purchase Payment for up to five Business Days while we attempt to complete the application. If information which completes the application is received after the close of regular business on the New York Stock Exchange (usually, 4:00 P.M. Eastern Time) on a Business Day, the initial Purchase Payment will be allocated within the next two Business Days. If the application is not complete at the end of the 5-day period, we will inform you of the reason for the delay and the initial Purchase Payment will be returned immediately, unless you specifically consent to us retaining the Purchase Payment until the application is complete. Once the application is complete, the initial Purchase Payment, if any, will be allocated as designated by the Owner within two Business Days.

IMPORTANT: You may use the Contract with certain tax qualified retirement plans (“IRA”). The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified retirement plan. Accordingly, if you are purchasing this Contract through a qualified retirement plan, you should consider purchasing the Contract for its other features and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Purchase Payment. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block an Owner’s Contract and thereby refuse to honor any request for transfers, partial withdrawals, surrender, income payments, and Death Benefit payments, until instructions are received from the appropriate government regulator.

Tax-Free “Section 1035” Exchanges

You can generally exchange one annuity contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the one described in this Prospectus, you might have to pay a Surrender Charge or negative Market Value Adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There will be a new Surrender Charge Period for this Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts that the exchange is in your best interest. In general, the person selling you this Contract will earn a commission from us.

Owner

The Owner is the person(s) (or entity) who own(s) the Contract and, in the case of a natural person(s), whose death determines the Death Benefit. The Owner is also the person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is living. A non-natural person cannot jointly own a Contract. The Owner names the Annuitant or Joint Annuitants. All rights under the Contract may be exercised by the Owner, subject to the rights of any other Owner and any Irrevocable Beneficiary. Assignment of the Contract by the Owner is not permitted, unless the state in which the Contract is issued requires us to provide the Owner the right to assign the Contract, as identified in Appendix B to this Prospectus. In that case, the Owner must provide us with advance Written Notice of the assignment and the assignment is subject to our approval, unless those requirements are inconsistent with the law of the state in which the Contract is issued.

The Owner may request to change the named owner at any time before the Payout Date. If a joint Owner is changed (or is named), he or she must be the Owner’s Spouse. Any change in Owner must be made by Authorized Request and is subject to our acceptance. Unless otherwise specified by the Owner, such change, if accepted by us, will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request.

If an Owner who is a natural person dies during the Accumulation Period, the Beneficiary is entitled to the Death Benefit. The Death Benefit becomes payable at the death of the Owner (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies). If there is a surviving Owner and he or she is the Spouse of the deceased, the surviving Spouse will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

Divorce

In the event of divorce, the former Spouse must provide a copy of the divorce decree (or a qualified domestic relations order if it is a qualified plan) to us. The terms of the decree/order must identify the Contract and specify how the Contract Value should be allocated among the former Spouses.

Annuitant

The Annuitant is the natural person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a natural person, the Owner may change the Annuitant at any time before the Payout Date by Authorized Request. A request to change the Annuitant must be received by us at least 30 days before the Payout Date. Unless otherwise specified by the Owner, such change will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. If you change the Annuitant, the Payout Date will not change. If the Owner is not a natural person, the Annuitant cannot be changed. The Annuitant does not have any rights under the Contract.

Beneficiary

The Beneficiary is the person(s) (or entity) named by you when you apply for the Contract to receive the proceeds payable upon your death. If there are joint Owners and an Owner dies before the Payout Date, the surviving Spouse Owner will be treated as the sole primary Beneficiary and any other designated Beneficiary will be treated as a contingent Beneficiary. Prior to the Payout Date, if no Beneficiary survives the Owner, the proceeds will be paid to the Owner’s estate. If there is more than one Beneficiary, each Beneficiary will receive an equal share, unless otherwise specified by the Owner. If there are joint Owners and we are unable to determine that one of the joint Owners predeceased the other, it will be assumed that the joint Owners died simultaneously. Thereupon, one-half of the death benefit will be payable to each of the joint Owner’s estates.

You may change the Beneficiary by an Authorized Request sent to us, or you may name one or more Beneficiaries. A change of Beneficiary will take effect on the date the Authorized Request was signed. If there are joint Owners, each Owner must sign the Authorized Request. In addition, any Irrevocable Beneficiary or assignee must sign the Authorized Request. Any change is subject to payment or other actions we took before we received the request to change the Beneficiary at our Administrative Office.

Use care when naming Beneficiaries. If you have any questions concerning the criteria you should use when choosing Beneficiaries, consult your financial professional.

Right to Examine

You may cancel your Contract and return it to your financial professional or to us within a certain number of days after you receive the Contract and receive a refund of either the Purchase Payments you paid less withdrawals or your Contract Value, depending on the state in which your Contract was issued. If the Contract Value exceeds your Purchase Payments you will receive the Contract Value regardless of where the Contract was issued. If the Purchase Payments exceed the Contract Value, the refund will be your Contract Value unless the state in which the Contract was issued requires that the Purchase Payments less withdrawals be returned. If your Contract is an IRA, we will refund the greater of your Purchase Payment(s) less withdrawals or your Contract Value. Generally, you must return your Contract within 10 days of receipt (30 days if it is a replacement contract), but some states may permit a different period for you to return your Contract. Refunds will not be subject to a Surrender Charge or Market Value Adjustment and will be paid within seven days following the date of cancellation. State variations are described in Appendix B to this Prospectus. If you cancel your Contract by exercising your Right to Examine and attempt to purchase a substantially similar Contract the Company may refuse to issue the second Contract.

Thirty Day Period to Discontinue Initial Risk Control Accounts

If at the time the Contract is purchased a portion or all of the initial Purchase Payment, whether consisting of a single payment or multiple payments, is allocated to a Risk Control Account Option(s), the Risk Control Account portion of the initial Purchase Payment will be allocated to the Holding Account before it is transferred to a Risk Control Account. When the Holding Account Value is transferred to the Risk Control Account after our receipt of all funds that represent the initial Purchase Payment, we will notify you of the applicable Index Rate Cap for each Risk Control Account selected. The Index Rate Cap(s) may be different than the Index Rate Cap(s) at the time of your application. Therefore, you will have a 30-day period, beginning on the Risk Control Start Date to elect to discontinue your Risk Control Account and transfer the entire Risk Control Account Value to the Variable Subaccounts by Authorized Request. If you have multiple Risk Control Accounts, and you elect to exercise your right to discontinue your Risk Control Accounts, all of your Risk Control Accounts will be discontinued under this provision. This provision applies only to your initial Purchase Payment. Your election to discontinue your Risk Control Accounts can only be exercised one time.

If you elect to exercise your right under this provision, your entire Risk Control Account Value will be transferred to the Variable Subaccounts (according to the allocation instructions on file with us for Level V) on the Business Day that we receive your request in Good Order. For your request to be in Good Order, we will require you to provide Variable Subaccount allocation instructions (Level V) if none are on file with us, and to allocate 100% of your Contract Value to the Variable Subaccounts (Level C) with 0% for Risk Control Account Allocation Levels I and R. These allocation instructions (C, I and R) cannot be changed for at least 30 days, beginning on the date of transfer. This means that once discontinued, a new Risk Control Account cannot be established for at least 30 days. You can, however, change your Variable Subaccount allocation instructions (Level V) effective as of any Business Day.

The right to discontinue the Risk Control Account while funds are in the Holding Account is different than the Bailout Provision described on page 57. The 30-day period to discontinue initial Risk Control Accounts as described here only applies to new Contracts where a portion of the initial Purchase Payment has been allocated to a Risk Control Account. The Bailout Provision applies if you allocated Contract Values to a Risk Control Account and the Index Rate Cap is set below the levels identified in your Contract.

ALLOCATING YOUR PURCHASE PAYMENT

Purchase Payment

If the application for a Contract is in Good Order, which includes our receipt of the initial Purchase Payment, we will issue the Contract on the Contract Issue Date. If the application is not in Good Order, we may retain the initial Purchase Payment for up to five Business Days while we attempt to complete the application. If the application is not complete at the end of the five Business Day period, we will inform you of the reason for the delay and the initial Purchase Payment will be returned immediately, unless you specifically consent to us retaining the Purchase Payment until the application is complete. Once the application is complete, we will allocate the initial Purchase Payment according to your allocation instructions.

The minimum initial Purchase Payment for a Non-Qualified or Qualified Contract is $5,000. Additional Purchase Payments can be made during the Accumulation Period, but are not required. Each additional Purchase Payment may not be less than $50 and must be received at our Administrative Office prior to the oldest Owner’s 95th birthday, or the oldest Annuitant’s 95th birthday if the Owner is a non-natural person. Additional Purchase Payments are not allowed on Traditional IRA Contracts after the Owner has reached age 70½. Purchase Payments that, in total, exceed $1 million require our prior approval. Multiple Contracts owned by the same individual where the sum of the Purchase Payments exceeds $1 million also require our prior approval.

We reserve the right, in our sole discretion, to refuse additional Purchase Payments and to limit the amount and frequency of additional Purchase Payments under the Contract or amounts that may be allocated to the Risk Control Accounts at any time. If we exercise this right it will limit your ability to make further investments in the Contract and increase Contract Values and the Death Benefit through additional Purchase Payments.

Purchase Payment Allocation

There are four Allocation Levels available under the Contract, among which you may allocate your Purchase Payments and Contract Value: Level C (Contract Allocation Level), Level V (Variable Subaccount Allocation Level), Level I (Index Allocation Level), and Level R (Risk Control Allocation Level). You must specify the percentage of your Purchase Payment to be allocated to each Allocation Level on the Contract Issue Date. The amount you direct to a particular Allocation Level must be in whole percentages from 0% to 100% of the Purchase Payment and your total allocation must equal 100% at each Allocation Level.

If the application for the Contract is in Good Order, we will allocate the portion of the initial Purchase Payment you designate for the Variable Subaccounts to the Subaccount(s) you have identified in your allocation instructions within two Business Days. If the application is not in Good Order and you are required to provide us with additional information that completes the application and we receive that information prior to the close of a Business Day, we will allocate the portion of the initial Purchase Payment you designate for the Variable Subaccounts that Business Day or the next Business Day according to your allocation instructions. If we receive the information after the close of the Business Day, we will allocate the portion of the initial Purchase Payment you designate for the Variable Subaccounts within the next two Business Days. We will allocate the portion of any additional Purchase Payment you designate for the Variable Subaccounts according to your allocation instructions on the Business Day we receive the Purchase Payment. We process Purchase Payments allocated to the Variable Subaccounts on a Business Day at the Accumulation Unit Values next determined for the Variable Subaccounts.

The Risk Control Account portion of your initial Purchase Payment will be allocated to the Holding Account on your Contract Issue Date before it is transferred to the Risk Control Account. If there is one source of payment indicated on your application, the Holding Account Value will be transferred to the Risk Control Account(s) (according to the allocation instructions on file with us for Levels I and R) as of your initial Risk Control Account Start Date. Your initial Risk Control Account Start Date is the next available Risk Control Account Start Date following the Contract Issue Date (note: Risk Control Account Start Dates offered by the Company are currently the 10th and 25th of each month, or if a non-Business Day, the next Business Day). If there is more than one source of payment indicated on your application, the Holding Account Value will be transferred to the Risk Control Accounts (according to the allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following our receipt of all sources of payment. If all sources of payment are not received within the Multiple Source Waiting Period, the Holding Account Value will be transferred to the Risk Control Accounts (according to the allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following the last day of the Multiple Source Waiting Period. Any additional payments we receive after the last day of the Multiple Source Waiting Period will not be eligible to be added to the Risk Control Account. These funds will be treated as an additional Purchase Payment rather than an additional source of payment to establish a Risk Control Account. We will allocate any such additional Purchase Payments to the Variable Subaccounts according to the allocation instructions on file with us for Level V on the Business Day we receive the Purchase Payments. If there are no such allocation instructions on file with us or if you request that the additional Purchase Payment be allocated to the Risk Control Account, we will treat the request to allocate the additional Purchase Payment as not in Good Order and will return the additional Purchase Payment to you unless you provide Level V allocation instructions by 4:00 P.M. Eastern Time on the Business Day we receive the Purchase Payment.

If there is no Risk Control Account in force, an additional Purchase Payment may be made in order to establish a Risk Control Account. However, if you exercised your right to discontinue your Risk Control Accounts, as described under “Getting Started – The Accumulation Period – Thirty Day Period to Discontinue Initial Risk Control Accounts,” a new Risk Control Account cannot be established for a period of 30 days. To establish a Risk Control Account, the number of years until the Payout Date must be at least equal to the Risk Control Account Period, and you must change your allocation instructions for Levels C, I and R to include Allocation Level percentages for the Risk Control Account Option and Risk Control Accounts. Each Risk Control Account Period is six years. If these requirements have been met, we will allocate the portion of your Purchase Payment designated for the Risk Control Accounts to the Holding Account, and we will transfer your Holding Account Value to the Risk Control Accounts (according to your allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following our receipt of the Purchase Payment. If the number years from the date we receive a Purchase Payment until the Payout Date is less than the Risk Control Account Period, the Purchase Payment will be allocated to the Variable Subaccounts according to the allocation instructions on file with us for Level V on the Business Day we receive the Purchase Payment. If there are no such allocation instructions on file with us or if you request that the additional Purchase Payment be allocated to the Risk Control Account, we will treat the request to allocate the additional Purchase Payment as not in Good Order and will return the additional Purchase Payment to you unless you provide Level V allocation instructions by 4:00 P.M. Eastern Time on the Business Day we receive the Purchase Payment.

Once a Risk Control Account is in force, you may allocate additional Purchase Payments to the Risk Control Account during a specific period of time prior to the Risk Control Account Maturity Date. This period of time is defined as at least one Business Day, but no more than 30 days prior to a Risk Control Account Maturity Date. Any Purchase Payment we receive during this time will be allocated according to your allocation instructions on file with us for all four Allocation Levels. The portion of the Purchase Payment to be allocated to a Risk Control Account will first be allocated to the Holding Account. The Holding Account Value will be transferred to the Risk Control Accounts (according to the allocation instructions on file with us for Levels I and R) as of the Risk Control Account Maturity Date, which becomes the next Risk Control Account Start Date. Any Purchase Payments we receive outside of this period of time, either on a Risk Control Account Maturity Date, or more than 30 days prior to that date, will be allocated to the Variable Subaccounts according to the allocation instructions on file with us for Level V on the Business Day we receive the Purchase Payment.

Purchase Payments allocated to the Variable Subaccounts become part of the total Variable Subaccount Value, which fluctuates according to the investment performance of the selected Variable Subaccounts. Purchase Payments allocated to the Risk Control Accounts become part of the Risk Control Account Value and will reflect, in part, the investment performance of the reference Index(es), subject to the applicable Index Rate Caps and Index Rate Floors.

Transactions that are scheduled to occur on a day that the unit value for a Variable Subaccount or Risk Control Account is not available will be processed on the next Business Day at the Accumulation Unit Value for the Subaccount or Accumulation Credit Factor for the Risk Control Account next determined.

Express Portfolios

Certain model asset allocation portfolios or “Express Portfolios” are available to assist you in selecting investment options under the Contract. At the time you purchase the Contract, you may elect to allocate all of your Purchase Payments according to one of the Express Portfolios. Each Express Portfolio allocates your Purchase Payments among the Variable Subaccounts and Risk Control Accounts based on a specified allocation percentage for each investment option available under the Portfolio. Each Express Portfolio employs different investment styles and allocates Purchase Payments among investment options to match a specified level of risk tolerance (e.g., conservative, moderate and aggressive). You and your investment adviser can use an Express Portfolio as a tool to help select a menu of investment options under the Contract that matches your level of risk tolerance. There is no separate charge for selecting an Express Portfolio.

The Express Portfolios are only available on or before the Contract Issue Date. You may select only one Express Portfolio and you must allocate 100% of your initial Purchase Payment to that Express Portfolio. Each Express Portfolio contains several different investment options that in combination may create different degrees of exposure to market risks and corresponding opportunities for more potential growth while other combinations of investment options may offer different degrees of protection from market risks but lower growth potential. If you elect to invest according to one of the Express Portfolios, we will invest your initial Purchase Payment according to the specified allocation percentages of the Express Portfolio you selected.

If you make additional Purchase Payments, the Purchase Payments will be invested according to the allocation percentages of your Express Portfolio, subject to additional requirements described in the “Purchase Payment Allocation” section of this Prospectus. If you submit new allocation instructions after the Contract Issue Date, these instructions will replace your existing instructions and will terminate your participation in the Express Portfolio. Changes to instructions for the Variable Subaccounts will take effect on the date we receive the request. Changes to instructions for investments in the Risk Control Accounts will take effect following our receipt of the request in Good Order either on the next Risk Control Account Anniversary or Risk Control Maturity Date, depending on the change requested. In either case, you will not be able to select a new Express Portfolio. However, you can always submit new allocation instructions that replicate the allocation percentages under an existing Express Portfolio.

If you are interested in the Express Portfolios, you should consult your investment adviser. In providing these Express Portfolios, we are not providing investment advice. You are responsible for determining which Express Portfolio is best for you. The Express Portfolios are an allocation tool, and investing by means of an Express Portfolio does not ensure a profit or protect against a loss. The compositions of the Express Portfolios may vary over time. The composition of the Express Portfolio you select will not change unless a Variable Subaccount or Risk Control Account option is discontinued, you terminate your Express Portfolio by amending your allocation instructions or you discontinue an Automatic Rebalance Program at levels C or V. We reserve the right to discontinue current Express Portfolios and making available new Express Portfolios in the future.

AUTOMATIC REBALANCE PROGRAM

During the Accumulation Period, we will automatically rebalance your Contract Value among the Risk Control Accounts and/or Variable Subaccounts on specified dates based on your most recent allocation instructions that we have on file. This means, for example, that if your allocation instructions require that 50% of your Contract Value should be allocated to a Variable Subaccount and 50% of your Contract Value should be allocated to a Risk Control Account, we will transfer your Contract Values between those Accounts so that 50% of your Contract Value is allocated to both the Variable Subaccount and Risk Control Account following the transfer. Transfers that occur as a result of rebalancing will not count towards the 12 transfers we allow each Contract Year without assessing a transfer fee.

Rebalancing at Level C (between Variable Subaccounts and Risk Control Accounts) will occur as of each Risk Control Account Maturity Date. This rebalancing will occur according to the allocation instructions on file with us, unless there is no Risk Control Account Value, you elect to discontinue rebalancing by Authorized Request, or you have requested to transfer value which results in rebalancing being discontinued at Levels C and V (among Variable Subaccounts) as of each Risk Control Account Maturity Date. Each Risk Control Account Period is six years.

You may change your allocation instructions for Level C prior to rebalancing on a Risk Control Account Maturity Date by Authorized Request, subject to the requirements described under the “Risk Control Account Option – Risk Control Account Maturity Date” section in this Prospectus. Your Authorized Request to change your allocation instructions must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, the request will not be in Good Order and no transfer will occur based on such request.

Rebalancing at Level V will occur as of each Contract Anniversary according to the allocation instructions on file with us, unless there is no Variable Subaccount Value. Rebalancing at Level V will also occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us, unless there is no Variable Subaccount Value or you have requested to transfer value which results in rebalancing being discontinued at Levels C and V as of each Risk Control Account Maturity Date. If rebalancing is discontinued, you may elect to reinstate rebalancing at Level C by Authorized Request, which will also reinstate rebalancing at Level V. Your Authorized Request to reinstate rebalancing must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, rebalancing at Level C will not occur until the next Risk Control Account Maturity Date.

You may change your allocation instructions for Level V at any time by Authorized Request, including prior to rebalancing on a Contract Anniversary or a Risk Control Account Maturity Date. A change to your Level V allocation instructions will take effect as of the Business Day that we receive the request in Good Order, unless otherwise specified by you.

Rebalancing at Level I (between Risk Controls Accounts with different reference Indices) will occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us. Each Risk Control Account Period is six years. Rebalancing at Level I will not occur if your Risk Control Account Value and allocation instructions are not split between Indices or there is no Risk Control Account Value.

You may change your allocation instructions for Level I prior to rebalancing on a Risk Control Account Maturity Date by Authorized Request, subject to the requirements described under the “Risk Control Account Option – Risk Control Account Maturity Date” section in this Prospectus. Your Authorized Request to change your allocation instructions must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, the request will not be in Good Order and no transfer will occur based on such request.

Rebalancing at Level R (between Risk Controls Accounts with the same reference Index) will occur as of each Risk Control Account Anniversary according to the allocation instructions on file with us. Rebalancing at Level R will not occur if your Risk Control Account Value and allocation instructions are not split between Risk Control Accounts with the same reference Index or there is no Risk Control Account Value.

You may change your allocation instructions for Level R prior to rebalancing on a Risk Control Account Anniversary by Authorized Request. Your request to change your allocation instructions must be received at our Administrative Office at least one Business Day prior to a Risk Control Account Anniversary for the instructions to take effect prior to rebalancing. If we do not receive your request at least one Business Day prior to a Risk Control Account Anniversary, your change in allocation instructions will not be effective until after that Risk Control Account Anniversary and after rebalancing has taken place. If you change your allocation instructions by Authorized Request and there is no Risk Control Account in force, a change to your allocation instructions for the applicable Allocation Levels will be required to establish a Risk Control Account. However, if there is no Risk Control Account in force because you exercised your right to discontinue your Risk Control Accounts, as described under “Getting Started – The Accumulation Period – Thirty Day Period to Discontinue Initial Risk Control Accounts,” you will not be allowed to change your allocation instructions to establish a Risk Control Account for at least 30 days.

Please note that at any time the Index Rate Cap for your Risk Control Account is less than the rate specified in the Bailout Provision (as shown on your Contract Data Page), we may, at our discretion, restrict transfers into that Risk Control Account and may not reallocate your Contract Value between Risk Control Accounts under the Automatic Rebalance Program. See “Access to Your Money – Bailout Provision” for more details.

CONTRACT VALUE

On the Contract Issue Date, your Contract Value equals the initial Purchase Payment. After the Contract Issue Date, during the Accumulation Period, your Contract Value will equal the total Risk Control Account Value, plus the total Variable Subaccount Value, plus the Holding Account Value.

TRANSFERS

Transfers between Risk Control Accounts and/or Variable Subaccounts will occur automatically under the Automatic Rebalance Program. In addition, by Authorized Request, you may also transfer value:

●	Between Variable Subaccounts on any Business Day;

●	Between Risk Control Accounts with the same reference Index as of a Risk Control Account Anniversary;

●	From Risk Control Accounts to Variable Subaccounts under the Thirty Day Period to Discontinue Initial Risk Control Account;

●	Between Risk Control Accounts or between Risk Control Accounts and Variable subaccounts as of a Risk Control Account Maturity Date; and

●	From a Variable Subaccount to a Risk Control Account as of the next available Risk Control Account Start Date if there is no Risk Control Account in force.

You may also make a transfer under the Bailout Provision, as described in “Access to Your Money – Bailout Provision.”

Transfer requests must be in Good Order. Transfers are permitted by telephone, internet or in writing. Transfer requests received at our Administrative Office in Good Order on a Business Day prior to the close of the New York Stock Exchange (usually, 4:00 P.M. Eastern Time) will be processed as of the end of that Business Day. Transfer requests received at our Administrative Office in Good Order on a Business Day after the close of the New York Stock Exchange will be processed as of the end of the next Business Day. We will not process a transfer request we receive on the Payout Date.

We reserve the right to impose a transfer fee, which, if imposed, will be deducted from the Variable Subaccount or Risk Control Account from which the transfer is made. If a transfer is made from more than one Variable Subaccount or Risk Control Account at the same time, the transfer fee will be deducted Pro Rata from the value in the Variable Subaccounts and/or Risk Control Accounts. We reserve the right to modify, suspend or terminate the transfer privilege for any Contract or series of Contracts at any time for any reason.

If there is no Risk Control Account in force, you may request to transfer value from a Variable Subaccount in order to establish a Risk Control Account by Authorized Request. However, if you exercised your right to discontinue your Risk Control Accounts, as described under “Getting Started – The Accumulation Period – Thirty Day Period to Discontinue Initial Risk Control Accounts,” a new Risk Control Account cannot be established for a period of 30 days.

To establish one or more Risk Control Accounts, the number of years from the Risk Control Account Start Date until the Payout Date must be at least equal to the Risk Control Account Period. Each Risk Control Account Period is six years. You must also provide allocation instructions for Levels I and R by Authorized Request at least one Business Day prior to a Risk Control Account Start Date to be effective as of that Risk Control Account Start Date. Allocation instructions received on a Risk Control Account Start Date will be effective as of the next available Risk Control Account Start Date. If these requirements are met, the transfer will occur on a Pro Rata basis from the Variable Subaccounts as of the next available Risk Control Account Start Date. The Variable Subaccount Value transferred to a Risk Control Account will be allocated according to the allocation percentages on file with us for Levels I and R.

If the number of years until the Payout Date is less than the Risk Control Account Period, transfers to a Risk Control Account will not be allowed. Each Risk Control Account Period is six years.

VARIABLE SUBACCOUNT OPTION

The Variable Separate Account is a segregated investment account to which we allocate certain assets and liabilities attributable to those variable annuity contracts that offer Variable Subaccounts. The Variable Separate Account is registered with the SEC as a unit investment trust under the 1940 Act and was formed on June 8, 2015. We own the assets of the Variable Separate Account and value the assets of the Variable Separate Account each Business Day. The obligations under the Contracts, including obligations related to the Variable Separate Account, are obligations of the Company.

The portion of the assets of the Variable Separate Account equal to the reserves and other liabilities of the Contracts supported by the Variable Separate Account will not be charged with liabilities arising from any other business that we may conduct. We have the right to transfer to our General Account any assets of the Variable Separate Account that are in excess of such reserves and other Contract liabilities. The income, gains and losses, realized or unrealized, from the assets allocated to the Variable Separate Account will be credited to or charged against the Variable Separate Account, without regard to our other income, gains or losses.

The Variable Separate Account is divided into Variable Subaccounts. Each Variable Subaccount invests its assets solely in the shares or units of designated Funds of underlying investment companies. Purchase Payments allocated and transfers to a Variable Subaccount are invested in the Fund supporting that Variable Subaccount.

This prospectus is accompanied by a current prospectus for each Fund underlying a Variable Subaccount. You should read the Fund prospectuses carefully before investing.

Subject to obtaining approval or consent required by applicable law, we reserve the right to:

●	Combine the Variable Separate Account with any other variable separate accounts that are also registered as unit investment trusts under the 1940 Act;

●	Eliminate or combine any Variable Subaccounts and transfer the assets of any Variable Subaccount to any other Variable Subaccount;

●	Add new Variable Subaccounts and make such Variable Subaccounts available to any series of contracts as we deem appropriate;

●	Close certain Variable Subaccounts to the allocation of Purchase Payments or transfer of Contract Value;

●	Add new Funds or remove existing Funds; substitute a different Fund for any existing Fund, if shares or units of a Fund are no longer available for investment or if we determine that investment in a Fund is no longer appropriate;

●	Deregister the Variable Separate Account under the 1940 Act if such registration is no longer required;

●	Operate the Variable Separate Account as a management investment company under the 1940 Act (including managing the Variable Separate Account under the direction of a committee) or in any other form permitted by law;

●	Restrict or eliminate any voting rights of Owners or other persons having such rights as to the Variable Separate Account; and

●	Make any other changes to the Variable Separate Account or its operations as may be required by the 1940 Act or other applicable law or regulations.

In the event of any substitution or other change, we may make changes to the Contract as may be necessary or appropriate to reflect such substitution or other change.

Funds

The investment objectives and policies of each Fund in which the Variable Subaccounts invest are summarized below. We select the Funds based on several criteria, including asset class coverage, the strength of the investment adviser’s or subadviser’s reputation and tenure, brand recognition, performance, fees, and the capability and qualification of each investment firm. Another factor we consider during the selection process is whether the Fund, its investment adviser, its subadviser(s), or an affiliate will compensate us or our affiliates, as described below under “Servicing Fees and Other Fund-Related Payments” and “Distribution of the Contract.” We review the Funds periodically and may remove or limit a Fund’s availability to new purchase payments and/or transfers of Variable Subaccount Value if we determine that the Fund no longer meets one or more of the selection criteria, and/or if the Fund has not attracted significant allocations from Owners.

Owners, through their indirect investment in the Funds, bear the costs of: (i) investment advisory or management fees that the Funds pay their respective investment advisers, and in some cases, subadvisers (see the Funds’ prospectuses for more information); (ii) administrative fees; (iii) 12b-1 service fees; and (iv) other expenses. As discussed above, an investment adviser or subadviser to a Fund, or its affiliates, may make payments to us and/or certain of our affiliates. These payments may be derived, in whole or in part, from the advisory (and in some cases, subadvisory) or other fees deducted from Fund assets.

From time to time, the Funds may reorganize or merge with other mutual funds. If that occurs, we will process any instructions to allocate to the Variable Subaccount investing in the merged Fund post-merger instead to the Variable Subaccount investing in the surviving Fund.

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco V.I. Global Real Estate Fund (Series I). The Fund seeks total return through growth of capital and current income. The Fund invests, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in securities of real estate and real estate-related issuers, and in derivatives and other instruments that have economic characteristics similar to such securities. The Fund’s common stock investments may also include China A-shares (shares of companies based in mainland China that trade on the Shanghai Stock Exchange and the Shenzhen Stock Exchange). The Fund invests primarily in real estate investment trusts (REITS) and equity securities (including common and preferred stock, convertible securities) of domestic and foreign issuers. Under normal circumstances, the fund will provide exposure to investments that are economically tied to at least three different countries, including the U.S. and at least 40%, unless market conditions are not deemed favorable, in which case at least 30% of the Fund’s net assets will provide exposure to investments that are economically tied to countries other than the U.S. The Fund may invest up to 20% of its net assets in securities of issuers located in emerging market countries, i.e., those that are in the early stages of their industrial cycles.

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund (Series I) (f/k/a Invesco V.I. Small Cap Equity Fund (Series I). The Fund seeks long-term growth of capital. The Fund invests, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of small-capitalization issuers. The principal type of equity securities in which the Fund invests is common stock. The Fund considers an issuer to be a small-capitalization issuer if it has a market capitalization, at the time of purchase, no larger than the largest capitalized issuer included in the Russell 2000® Index. The Fund may also invest up to 25% of its net assets in foreign securities.

Invesco Oppenheimer V.I. International Growth Fund/VA (Non-Service Shares) (f/k/a Oppenheimer International Growth Fund/VA (Non-Service Shares). The Fund seeks capital appreciation. Under normal circumstances, the Fund will invest at least 65% of its total assets in equity securities of issuers that are domiciled or that have their primary operations in at least three different countries outside of the United States and may invest 100% of its total assets in foreign companies. It mainly invests in “growth companies,” which are companies whose earnings and stock prices are expected to increase at a faster rate than the overall market. The Fund may invest up to 25% of its total assets in emerging markets. It can also use derivative instruments, such as options, futures, forwards and swaps.

Invesco Advisers, Inc. serves as the investment adviser to Invesco V.I. Global Real Estate Fund, Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund (f/k/a Invesco V.I. Small Cap Equity Fund), and Invesco Oppenheimer V.I. International Growth Fund/VA (Non-Service Shares) (f/k/a Oppenheimer International Growth Fund/VA (Non-Service Shares). Invesco Asset Management Limited serves as investment sub-adviser for Invesco V.I. Global Real Estate Fund.

American Funds Insurance Series®

American Funds IS Asset Allocation Fund 1 (Class 1). The Fund seeks to provide high total return (including income and capital gains) consistent with preservation of capital over the long term. The Fund varies its mix of equity securities, debt securities and money market instruments. Under normal market conditions, its investment adviser expects (but is not required) to maintain an investment mix falling within the following ranges: 40%-80% in equity securities, 20%-50% in debt securities and 0%-40% in money market instruments and cash.

American Funds IS Bond Fund (Class 1). The Fund seeks to provide as high a level of current income as is consistent with the preservation of capital. The Fund seeks to maximize the level of current income and preserve capital by investing primarily in bonds. Normally, it invests at least 80% of its assets in bonds and other debt securities which may be represented by other investment instruments, including derivatives. The Fund invests at least 65% of its assets in investment-grade debt securities rated Baa3 or better or BBB- or by Nationally Recognized Statistical Rating Organizations, NRSRO’s, or unrated but determined to be of equivalent quality by the fund’s investment adviser), including cash and cash equivalents, securities issued and guaranteed by the U.S. and other governments, and securities backed by mortgages and other assets. It may invest up to 35% of its assets in debt securities rated Ba1 or below and BB+ or below by NRSROs or unrated but determined by the fund’s investment adviser to be of equivalent quality. Such securities are sometimes referred to as “junk bonds”. The Fund may invest in debt securities of issuers domiciled outside the United States including in emerging markets.

American Funds IS Growth Fund (Class 1). The Fund seeks to provide growth of capital. The Fund invests primarily in common stocks and seeks to invest in companies that appear to offer superior opportunities for growth of capital. It may invest up to 25% of its assets in common stocks and other securities of issuers domiciled outside the United States.

American Funds IS High-Income Bond Fund (Class 1). The Fund seeks to provide a high level of current income; capital appreciation is the secondary objective. The Fund invests primarily in higher yielding and generally lower quality debt securities (rated Ba1 or below or BB+ or below by NRSROs or unrated but determined by the fund’s investment adviser to be of equivalent quality), including corporate loan obligations. Such securities are sometimes referred to as “junk bonds” and may be represented by other investment instruments, including derivatives. It is designed for investors seeking a high level of current income and who are able to tolerate greater credit risk and price fluctuations than those that exist in funds investing in higher quality debt securities.

American Funds IS International Fund (Class 1). The Fund seeks to provide long-term growth of capital. The Fund invests primarily in common stocks of companies domiciled outside the United States, including companies domiciled in emerging markets, that the investment adviser believes have the potential for growth.

Capital Research and Management Company serves as the investment adviser to the American Funds Insurance Series.

BlackRock Variable Series Funds, Inc.

BlackRock Global Allocation V.I. Fund (Class I). The Fund seeks high total investment return. The Fund invests in a portfolio of equity, debt and money market securities. Generally, its portfolio will include both equity and debt securities. In selecting equity investments, the Fund mainly seeks securities that the adviser believes are undervalued. The Fund may buy debt securities of varying maturities, debt securities paying a fixed or fluctuating rate of interest, and debt securities of any kind. It may invest up to 35% of its total assets in “junk bonds,” corporate loans and distressed securities. The Fund may also invest in real estate investment trusts and securities related to real assets.

BlackRock Advisors, LLC serves as the investment adviser to BlackRock Global Allocation V.I.I.

Columbia Threadneedle Investments

Columbia VP Emerging Markets Bond Fund (Class 1). The Fund seeks to provide shareholders with high total return through current income and, secondarily, through capital appreciation. Under normal circumstances, at least 80% of the Fund’s net assets will be invested in fixed income securities of issuers that are located in emerging markets countries, or that earn 50% or more of their total revenues from goods or services produced in emerging markets countries or from sales made in emerging markets countries. It may invest 25% or more of its total assets in the securities of foreign governmental and corporate entities located in the same country. The Fund is non-diversified.

Columbia Management Investment Advisers, LLC serves as the investment adviser to Columbia VP Emerging Markets Bond 1.

DFA Investment Dimensions Group Inc.

DFA VA International Small Portfolio. The Fund seeks long-term capital appreciation. The Fund, using a market capitalization weighted approach, purchases securities of (i) Japanese small companies; (ii) United Kingdom small companies; (iii) small companies organized under the laws of certain European countries; (iv) small companies associated with Australia, New Zealand and Pacific Rim Asian countries; and (v) Canadian small companies. It may have some exposure to small cap equity securities associated with other countries or regions.

DFA VA International Value Portfolio. The Fund seeks long-term capital appreciation. The Fund purchases securities of large non-U.S. companies in countries with developed markets that the investment adviser determines to be value stocks. It also may gain exposure to companies associated with approved markets by purchasing equity securities in the form of depositary receipts, which may be listed or traded outside the issuer’s domicile country.

DFA VA US Large Value Portfolio. The Fund seeks long-term capital appreciation. The Fund purchases a broad and diverse group of readily marketable securities of large U.S. companies that the investment adviser determines to be value stocks. As a non-fundamental policy, under normal circumstances, it will invest at least 80% of its net assets in securities of large cap U.S. companies. The Fund may purchase or sell futures contracts and options on futures contracts for U.S. equity securities and indices, to adjust market exposure based on actual or expected cash inflows to or outflows from the Portfolio.

DFA VA US Targeted Value Portfolio. The Fund seeks long-term capital appreciation. The Fund, using a market capitalization weighted approach, purchases a broad and diverse group of readily marketable securities of U.S. small and mid-cap companies that the investment adviser determines to be value stocks. As a non-fundamental policy, under normal circumstances, it will invest at least 80% of its net assets in securities of U.S. companies. The Fund may purchase or sell futures contracts and options for futures contracts on U.S. equity securities and indices, to adjust market exposure based on actual or expected cash inflows to or outflows from the Fund.

Dimensional Fund Advisors LP serves as the investment adviser to DFA Investment Dimensions Group Inc.

Franklin Templeton Variable Insurance Products Trust

Templeton Foreign VIP Fund (Class 1). The investment seeks long-term capital growth. The Fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets. It invests predominantly in equity securities, primarily to predominantly in common stock. While there are no set percentage targets, the Fund invests predominantly in large to medium capitalization companies and may invest a portion in smaller companies. The Fund also invests in American, European and Global Depository Receipts. It may have significant positions in particular countries or sectors.

Templeton Global Bond VIP Fund (Class 1). The Fund seeks high current income, consistent with preservation of capital, capital appreciation is a secondary objective. Under normal market conditions, the Fund invests at least 80% of its net assets in “bonds.” Bonds include debt securities of any maturity, such as bonds, notes, bills and debentures. The Fund invests predominantly in bonds issued by governments, government-related entities and government agencies located around the world. Under normal market conditions, the investment adviser expects to invest at least 40% of its net assets in foreign securities, and may invest without limit in emerging or developing markets. It is non-diversified Fund.

Templeton Investment Counsel, LLC serves as the investment adviser to Templeton Foreign VIP Fund. Franklin Advisors, Inc. serves as the investment adviser to the Templeton Global Bond VIP Fund.

Goldman Sachs Variable Insurance Trust

Goldman Sachs VIT Core Fixed Income Trust (Institutional). The Fund seeks a total return consisting of capital appreciation and income that exceeds the total return of the Bloomberg Barclays U.S. Aggregate Bond Index. The Fund invests, under normal circumstances, at least 80% of its Net Assets in fixed income securities, including U.S. Government Securities, corporate debt securities, privately issued Mortgage-Backed

Securities and asset-backed securities. The Fund may also invest in custodial receipts, Municipal Securities and convertible securities. Shareholders will be provided with sixty days’ notice in the manner prescribed by the SEC before any change in the Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs VIT Government Money Market Fund (Institutional). The Fund seeks to maximize current income to the extent consistent with the preservation of capital and the maintenance of liquidity by investing exclusively in high quality money market instruments.

The Fund’s investment objective may be changed without shareholder approval upon 60 days’ notice. The Fund pursues its investment objective by investing only in U.S. Government Securities and repurchase agreements collateralized by such securities. The Fund intends to be a “government money market fund,” as such term is defined in or interpreted under Rule 2a-7 under the Investment Company Act. “Government money market funds” are money market funds that invest at least 99.5% of their total assets in cash, U.S. Government Securities, and/or repurchase agreements that are collateralized fully. “Government money market funds” are exempt from requirements that permit money market funds to impose a “liquidity fee” and/or “redemption gate.”

Goldman Sachs Asset Management, L.P. serves as the investment adviser to Goldman Sachs VIT Core Fixed Income Trust and Goldman Sachs VIT Government Money Market Fund.

Lazard Retirement Series, Inc.

Lazard Retirement Emerging Markets Equity Portfolio (Investor). The Fund seeks long-term capital appreciation. The Fund invests primarily in equity securities, principally common stocks, of non-U.S. companies whose principal activities are located in emerging market countries and that the Investment Manager believes are undervalued based on their earnings, cash flow or asset values. Under normal circumstances, it invests at least 80% of its assets in equity securities of companies whose principal business activities are located in emerging market countries.

Lazard Asset Management LLC serves as the investment adviser to Lazard Retirement Emerging Markets Equity Portfolio.

MFS® Variable Insurance Trust

MFS® Total Return Bond Series (Initial Class). The Fund seeks total return with an emphasis on current income, but also considering capital appreciation. The Fund normally invests at least 80% of its net assets in debt instruments. Debt instruments include corporate bonds, U.S. government securities, foreign government securities, asset-backed securities, municipal instruments, and other obligations to repay money borrowed. The Fund primarily invests in investment grade quality debt instruments, but may also invest in below investment grade quality debt instruments. The Fund may invest in foreign securities. The Fund normally invests the Fund’s assets across different industries and sectors, but it may invest a significant percentage of Fund assets in issuers in a single industry or sector. While the Fund may use derivatives for any investment purpose, to the extent the Fund uses derivatives, the Fund expects to use derivatives primarily to increase or decrease exposure to a particular market, segment of the market, or security, to increase or decrease interest rate or currency exposure, or as alternatives to direct investments. Derivatives include futures, forward contracts, options, structured securities, and swaps. In conjunction with a team of investment research analysts, the portfolio managers select investments for the fund. MFS uses an active bottom-up investment approach to buying and selling investments for the fund. Investments are selected primarily based on fundamental analysis of individual instruments and their issuers. Quantitative models that systematically evaluate instruments may also be considered. In structuring the fund, MFS also considers top-down factors.

MFS® Utilities Series (Initial Class). The Fund seeks total return. The Fund normally invests at least 80% of net assets in securities of issuers in the utilities industry. MFS considers a company to be in the utilities industry if, at the time of investment, MFS determines that a substantial portion (i.e., at least 50%) of the company’s assets or revenues are derived from one or more utilities. Issuers in the utilities industry include issuers engaged in the manufacture, production, generation, transmission, sale or distribution of electric, gas or other types of energy, water or other sanitary services; and issuers engaged in telecommunications, including telephone, cellular telephone, microwave, cable television, and other communications media (but not engaged in public broadcasting). The Fund primarily invests in equity securities, but may also invest in debt instruments, including below investment grade quality debt instruments. The Fund may invest in companies of any size. The Fund invests in U.S. and foreign securities, including emerging market securities. The Fund normally invests the Fund’s assets across different countries and regions, but it may invest a significant percentage of its assets in issuers in a single country or region. While the Fund may use derivatives for any investment purpose, the Fund expects to use derivatives primarily to increase or decrease currency exposure. Derivatives include futures, forward contracts, options, and swaps. MFS uses an active bottom-up investment approach to buying and selling investments for the fund. Investments are selected primarily based on fundamental analysis of individual issuers and instruments. Quantitative models that systematically evaluate issuers and instruments may also be considered.

MFS® Value Series (Initial Class). The Fund seeks capital appreciation. The Fund normally invests its assets primarily in equity securities. Equity securities include common stocks and other securities that represent an ownership interest (or right to acquire an ownership interest) in a company or other issuer. The Fund focuses on investing in the stocks of companies believed to be undervalued compared to their perceived worth (value companies). While the Fund may invest in companies of any size, the Fund primarily invests in companies with large capitalizations. The Fund may invest in foreign securities. MFS uses an active bottom-up investment approach to buying and selling investments for the Fund. Investments are selected primarily based on fundamental analysis of individual issuers. Quantitative models that systematically evaluate issuers may also be considered.

MFS® Variable Insurance Trust III

MFS® Blended Research® Small Cap Equity Portfolio (Initial Class). The Fund seeks capital appreciation. The Fund normally invests at least 80% of its net assets in equity securities of issuers with small market capitalizations. The Fund generally defines small market capitalization issuers as issuers with market capitalizations similar to those of issuers included in the Russell 2000® Index (the “Index”) over the last 13 months at the time of purchase. Equity securities include common stocks, real estate investment trusts (REITs), and other securities that represent an ownership interest (or right to acquire an ownership interest) in a company or other issuer. In selecting investments for the fund, MFS is not constrained by any particular investment style. MFS may invest the fund’s assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies), in the stocks of companies it believes are undervalued compared to their perceived worth (value companies), or in a combination of growth and value companies. The Fund may invest foreign securities. The Fund normally allocates its investments across different industries and sectors, but it may invest a significant percentage of Fund assets in issuers in a single or small number of industries or sectors. MFS uses an active bottom-up approach to buying and selling investments for the fund. Investments for the Fund are selected primarily based on blending fundamental and quantitative research. The Fund uses fundamental analysis of individual issuers to determine a fundamental rating for an issuer. The Fund uses quantitative analysis to determine a quantitative rating for an issuer. MFS combines the fundamental rating with the quantitative rating to create a blended rating for the issuer. When quantitative research is available but fundamental research is not available, the Fund considers the issuer to have a neutral fundamental rating. The Fund constructs the portfolio using a portfolio optimization process that considers the blended rating as well as issuer, industry, and sector weightings, market capitalization, volatility, and other factors. The portfolio managers have the discretion to adjust the inputs and parameters for the optimization process and the fund’s portfolio holdings based on factors such as the desired portfolio characteristics and the portfolio managers’ quantitative assessment of an issuer. The Fund’s goal is to construct an actively managed portfolio with a target predicted tracking error of approximately 3% compared to the Index. Tracking error generally measures how the differences between the fund’s returns and the Index’s returns have varied over a period of time.

Massachusetts Financial Services Company serves as the investment adviser to MFS® Total Return Bond Series, MFS® Utilities Series, MFS® Value Series, and MFS® VIT Blended Research® Small Cap Equity Portfolio.

Morgan Stanley

Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio (Class I). The Fund seeks both capital appreciation and current income. The Fund normally invests at least 80% of its assets in equity securities issued by companies located throughout the world that are engaged in the infrastructure business. It may invest up to 100% of its net assets in foreign securities, which may include emerging market securities. Under normal market conditions, the Fund invests at least 40% of its assets in the securities of issuers located outside of the United States. It is non-diversified.

Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio (Class I). The Fund seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies. The Fund invests primarily in established and emerging companies with market capitalizations of generally $10 billion or more that the Fund’s investment adviser believes exhibit, among other things, rising returns on invested capital, above average business visibility, strong free cash flow and compelling business strategies. Its equity investments may include common and preferred stocks, convertible securities and equity-linked securities, rights and warrants to purchase common stocks, depositary receipts, exchange-traded funds, limited partnership interests and other specialty securities having equity features. The Fund may invest in privately placed and restricted securities. It may invest up to 25% of the Fund’s net assets in foreign securities including emerging market securities classified as American Depository Receipts, Global Depository Receipts, American Depository Shares or Global Depository Shares, foreign U.S. dollar denominated securities that are traded on a U.S. Exchange or local shares of non-U.S. issuers.

Morgan Stanley Investment Management Inc. serves as the investment adviser to the Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio and the Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio.

PIMCO Variable Insurance Trust

PIMCO CommodityRealReturn® Strategy Portfolio (Institutional Class). The Portfolio seeks maximum real return, consistent with prudent investment management. The Fund invests under normal circumstances in commodity-linked derivative instruments backed by a portfolio of inflation-indexed securities and other Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. “Real Return” equals total return less the estimated cost of inflation, which is typically measured by the change in an official inflation measure. Commodity-linked derivative instruments, include commodity index-linked notes, swap agreements, commodity options, futures and options on futures, that provide exposure to the investment returns of the commodities markets, without investing directly in physical commodities. Commodities are assets that have tangible properties, such as oil, metals, and agricultural products. The Fund may also invest in common and preferred stocks as well as convertible securities of issuers in commodity-related industries.

PIMCO VIT All Asset Portfolio (Institutional Class).* The Portfolio seeks maximum real return consistent with preservation of capital and prudent investment management. The Fund invests under normal circumstances substantially all of its assets in the least expensive class shares of any actively managed or smart beta funds (including mutual funds or exchange-traded funds) of the PIMCO Funds, PIMCO ETF Trust or PIMCO Equity Series, each an affiliated open-end investment company, except funds of funds, (collectively, “Underlying PIMCO Funds”). The Fund invests its assets in shares of the Underlying PIMCO Funds and does not invest directly in stocks or bonds of other issuers. Research Affiliates, LLC, the Fund’s asset allocation sub-adviser, determines how the Fund allocates and reallocates its assets among the Underlying PIMCO Funds. In doing so, the asset allocation sub-adviser seeks concurrent exposure to a broad spectrum of asset classes.

PIMCO VIT Real Return Portfolio (Institutional Class). The Portfolio seeks maximum real return consistent with preservation of capital and prudent investment management. The Fund invests under normal circumstances at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities and corporations, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. Assets not invested in inflation-indexed bonds may be invested in other types of Fixed Income Instruments.

“Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non- U.S. public- or private-sector entities.

PIMCO serves as the investment adviser to the PIMCO Variable Insurance Trust.

*The Fund operates as a fund of funds.

Putnam Variable Trust

Putnam VT High Yield Fund (IA). The Fund seeks high current income. Capital Growth is a secondary goal when consistent with achieving high current income. The Fund invests mainly in bonds that are obligations of U.S. companies, are below-investment-grade in quality (sometimes referred to as “junk bonds”), and have intermediate-term to long-term maturities (three years or longer). Under normal circumstances, the Fund invests at least 80% of the Fund’s net assets in securities rated below-investment grade. The Fund may also invest in other debt instruments, including loans. The Fund may also use derivatives, such as futures, options, certain foreign currency transactions and swap contracts, for both hedging and non-hedging purposes.

Putnam Investment Management, LLC serves at the investment adviser to Putnam VT High Yield Fund.

T. Rowe Price Equity Series, Inc.

T. Rowe Price Blue Chip Growth Portfolio. The Fund seeks to provide long-term capital growth; income is a secondary objective. The Fund normally invests at least 80% of its net assets (including any borrowings for investment purposes) in the common stocks of large-and medium-sized blue chip growth companies. It focuses on companies with leading market positions, seasoned management, and strong financial fundamentals. The Fund may invest in foreign stocks in keeping with the Fund’s objectives. It may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

T. Rowe Price Associates serves as the investment adviser to the T. Rowe Price Blue Chip Growth Portfolio.

Northern Lights Variable Trust

TOPS® Aggressive Growth ETF Portfolio (Class 1).* The Fund seeks capital appreciation. The Fund employs a fund-of-funds structure that invests, under normal market conditions, at least 80% of its assets in exchange-traded funds. The exchange-traded funds included in the Fund invest primarily in securities representing one of the following asset classes: common and preferred stocks; real estate investment trusts; and natural resource-related securities.

TOPS® Balanced ETF Portfolio (Class 1).* The Fund seeks income and capital appreciation. The Fund employs a fund-of-funds structure that invests, under normal market conditions, at least 80% of its assets in exchange-traded funds. The exchange-traded funds included in the Fund invest primarily in securities representing one of the following asset classes: government fixed income securities; corporate fixed income securities; common and preferred stocks; real estate investment trusts; and natural resource-related securities.

TOPS® Conservative ETF Portfolio (Class 1).* The Fund seeks to preserve capital and provide moderate income and moderate capital appreciation. The Fund employs a fund-of-funds structure that invests, under normal market conditions, at least 80% of its assets in exchange-traded funds. The exchange-traded funds included in the Fund invest primarily in securities representing one of the following asset classes: government fixed income securities; corporate fixed income securities; common and preferred stocks; real estate investment trusts; and natural resource-related securities.

TOPS® Growth ETF Portfolio (Class 1).* The Fund seeks capital appreciation. The Fund employs a fund-of-funds structure that invests, under normal market conditions, at least 80% of its assets in exchange-traded funds. The exchange-traded funds included in the Fund invest primarily in securities representing one of the following asset classes: government fixed income securities; corporate fixed income securities; common and preferred stocks; real estate investment trusts; and natural resource-related securities.

TOPS® Moderate Growth ETF Portfolio (Class 1).* The Fund seeks capital appreciation. The Fund employs a fund-of-funds structure that invests, under normal market conditions, at least 80% of its assets in exchange-traded funds. The exchange-traded funds included in the Fund invest primarily in securities representing one of the following asset classes: government fixed income securities; corporate fixed income securities; common and preferred stocks; real estate investment trusts; and natural resource-related securities.

ValMark Advisers, Inc. serves as the investment adviser to TOPS® Aggressive Growth ETF Portfolio, TOPS® Balanced ETF Portfolio, TOPS® Conservative ETF Portfolio, TOPS® Growth ETF Portfolio, and TOPS® Moderate Growth ETF Portfolio.

*The Fund operates as a fund of funds.

Vanguard Variable Insurance Fund

Vanguard VIF Capital Growth Portfolio. The portfolio seeks long-term capital appreciation, using a fundamental approach to invest in growth-oriented companies at attractive valuation levels. The portfolio has flexibility to invest across all industry sectors and market capitalizations, although holdings are generally large- and mid-cap stocks. The portfolio tends to focus on cyclically out-of-favor industries, seeking to identify companies with long-term growth potential overlooked by the market. The portfolio’s three managers rely almost exclusively on independent research. Each manager is responsible for a separate subportfolio and has autonomy to implement his best ideas. The managers anticipate holding companies for at least three to five years, resulting in low turnover. The portfolio may be relatively concentrated, with the top ten holdings often representing 30%–40% of assets.

Vanguard VIF Diversified Value Portfolio. The portfolio seeks long-term capital appreciation and income growth, with reasonable current income. The portfolio’s advisor, Barrow, Hanley, Mewhinney & Strauss, LLC, uses in-depth fundamental research and valuation forecasts to identify large- and mid-capitalization stocks with strong fundamentals and price appreciation potential. The firm typically invests in securities with below-average price/earnings and price/book value ratios and above-average current yield. Earnings forecasts, based on Barrow, Hanley’s experience and analysis, drive dividend-discount and relative-return valuation models that are key to security selection.

Vanguard VIF Equity Index Portfolio. The portfolio seeks to track the investment performance of the Standard & Poor’s 500 Index, an unmanaged benchmark representing U.S. large-capitalization stocks. Using full replication, the portfolio holds all stocks in the same capitalization weighting as the index. The experience and stability of Vanguard’s Equity Index Group have permitted continuous refinement of techniques for reducing tracking error. The group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics. Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking net of expenses.

Vanguard VIF High Yield Bond Portfolio. The portfolio seeks a high and sustainable level of current income by investing primarily in below-investment-grade corporate securities offering attractive yields. The portfolio emphasizes higher credit quality and lower risk than are typical of other high-yield funds. Using a long-term, fundamental process, the advisor applies intensive credit analysis to identify high-yielding companies with stable or improving prospects. The portfolio maintains broad diversification in its below-investment-grade holdings. It also holds investment-grade issues suffering from near-term weakness and U.S. Treasury bonds. The advisor’s strategy seeks to reduce default risk and limit capital depreciation potential. The resulting portfolio generally has a lower yield-to-maturity, higher average credit quality, and lower volatility than the Bloomberg Barclays U.S. Corporate High Yield Bond Index. The portfolio purchases securities paying cash coupons and avoids zero-coupon or pay-in-kind bonds.

Vanguard VIF International Portfolio. The portfolio seeks long-term capital appreciation through broadly diversified exposure to the major equity markets outside the United States. The fund’s advisors employ fundamental research to construct portfolios of growth stocks in developed and emerging markets. The advisors use fundamental research to identify high-quality companies with above-average growth potential in countries around the world. The fund’s multimanager structure—two advisors managing independent subportfolios—increases diversification. In addition, Vanguard may invest the fund’s cash flows in equity index futures and/or exchange-traded funds to manage liquidity needs while ensuring that the fund remains fully invested.

Vanguard VIF Mid-Cap Index Portfolio. The portfolio seeks to track the investment performance of the CRSP US Mid Cap Index, an unmanaged benchmark representing medium-size U.S. firms. Using full replication, the portfolio holds all stocks in the same capitalization weighting as the index. Vanguard’s Equity Index Group has refined techniques for reducing tracking error. The group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics. Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking, net of expenses.

Vanguard VIF Real Estate Index Portfolio. The portfolio seeks to track the investment performance of the MSCI US REIT Index, which covers approximately two-thirds of the U.S. real estate investment trust (REIT) market. The portfolio seeks to provide high income and moderate long-term capital growth by investing its assets in stocks issued by commercial REITs. Using a full-replication process, the portfolio holds all stocks in the same capitalization weighting as the index. REITs included in the index must have total market capitalization of at least $100 million, with enough shares and trading volume to be considered liquid. Vanguard’s Equity Index Group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics. Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking net of expenses.

Vanguard VIF Small Company Growth Portfolio. The portfolio seeks long-term capital appreciation by investing in a broad universe of small-company growth stocks. The portfolio’s three investment advisors—two using a fundamental approach and one using a quantitative approach—manage independent subportfolios. The use of three advisors diversifies risk and increases investment capacity, while providing each manager with the opportunity to generate superior returns. The portfolio’s broad diversification tends to produce lower volatility. NOTE: The Vanguard Group, Inc. has requested that the Company no longer make the Vanguard VIF Small Company Growth Portfolio available for new investments. Existing contract owners with allocation to the Vanguard VIF Small Company Growth Portfolio can continue to invest in the portfolio.

Vanguard VIF Total Bond Market Index Portfolio. The portfolio seeks to track the investment performance of the Bloomberg Barclays U.S. Aggregate Float Adjusted Bond Index, an unmanaged benchmark representing the broad U.S. bond market. The portfolio invests in investment-grade corporate, U.S. Treasury, mortgage-backed, and asset-backed securities with short, intermediate, and long maturities in excess of one year, resulting in a portfolio of intermediate duration. The portfolio’s passive investment style uses a sampling technique to closely match key benchmark characteristics: sector weight, coupon, maturity, effective duration, convexity, and credit quality. Optimized sampling is designed to avoid the expense and impracticality of fully replicating the index.

Vanguard VIF Total Stock Market Index Portfolio. The portfolio seeks to track the investment performance of the Standard and Poor’s Total Market Index, an unmanaged benchmark representing the overall U.S. equity market. The portfolio invests primarily in two Vanguard funds: Vanguard Variable Insurance Fund—Equity Index Portfolio (75%) and Vanguard Extended Market Index Fund (25%). The experience and stability of Vanguard’s Equity Index Group have permitted continuous refinement of techniques for reducing tracking error in the underlying funds. The group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics. Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking net of expenses.

The Vanguard Group, Inc. serves as the investment adviser to Vanguard VIF Capital Growth, Vanguard VIF Diversified Value, Vanguard VIF Equity Index, Vanguard VIF High Yield Bond, Vanguard VIF International, Vanguard VIF Mid-Cap Index, Vanguard VIF Real Estate Index, Vanguard VIF Small Co Growth, Vanguard VIF Total Bond Market Index and Vanguard VIF Total Stock Market Index.

These mutual fund portfolios are not available for purchase directly by the general public, and are not the same as other mutual fund portfolios with very similar or nearly identical names that are sold directly to the public. However, the investment objectives and policies of certain portfolios available under the Contract may be very similar to the investment objectives and policies of other portfolios that are managed by the same investment adviser or manager. Nevertheless, the investment performance and results of the portfolios available under the Contract may be lower, or higher, than the investment results of such other (publicly available) portfolios. There can be no assurance, and no representation is made, that the investment results of any of the portfolios available under the Contract will be comparable to the investment results of any other mutual fund portfolio, even in the other portfolio has the same investment adviser or manager and the same investment objectives and policies, and a very similar name.

There is no guarantee that the stated objectives and policies of any of the Funds will be achieved. More detailed information concerning the investment objectives, policies and restrictions of the Funds, the expenses of the Funds, the risks attendant to investing in the Funds and other aspects of their operations can be found in the current prospectuses for the Funds and the current statement of additional information for each of the Funds. You may obtain a prospectus or a statement of additional information for any of the Funds by contacting the Company or by asking your financial professional. You should read the Funds’ prospectuses carefully before making any decision concerning the allocation of Purchase Payments or transfers among the Variable Subaccounts.

Availability of the Funds

The Variable Separate Account purchases shares of a Fund in accordance with a participation agreement. If a participation agreement terminates, the Variable Separate Account may not be able to purchase additional shares of the Fund(s) covered by the agreement. Likewise, in certain circumstances, it is possible that shares of a Fund may not be available to the Variable Separate Account even if the participation agreement relating to that Fund has not been terminated. In either event, Owners will no longer be able to allocate Purchase Payments or transfer Contract Value to the Variable Subaccount investing in the Fund.

We have entered into agreements with the investment adviser or distributor of certain Funds pursuant to which the investment adviser or distributor pays us a servicing fee based upon an annual percentage of the average daily net assets invested by the Variable Separate Account in the Fund. These percentages vary and currently range from 0.10% to 0.25% of each Fund’s average daily net assets. The amount paid is based on assets of the particular Fund attributable to the Contract issued by us. The amounts we receive under the servicing agreements may be significant.

The service fees are for administrative services provided to the Funds by us and our affiliates. These payments may be derived, in whole or in part, from the investment management fees deducted from assets of the Funds. Owners, through their indirect investment in the Funds, bear the costs of the investment management fees.

In addition, certain Funds have adopted 12b-1 plans. Such plans allow the Fund to pay Rule 12b-1 fees to those who sell or distribute Fund shares and/or provide services to shareholders and Owners. Each of those Funds describes its Rule 12b-1 plan in its prospectus. Under certain Rule 12b-1 plans, we may receive 12b-1 fees for providing services to the Funds. Rule 12b-1 fees are deducted from Fund assets and, therefore, are indirectly borne by Owners.

Addition, Deletion, or Substitution of Investments

We may, subject to applicable law, make additions to, deletions from, or substitutions for the shares of a Fund that are held in the Variable Separate Account or that the Variable Separate Account may purchase. If the shares of a Fund are no longer available for investment or if, in our judgment, further investment in any Fund should become inappropriate, we may redeem the shares, if any, of that Fund and substitute shares of another Fund. Such other Funds may have different fees and expenses. We will not substitute any shares attributable to a Contract’s interest in a Variable Subaccount without prior notice and approval of the SEC and state insurance authorities, to the extent required by the 1940 Act or other applicable law.

We also may establish additional Variable Subaccounts of the Variable Separate Account, each of which would invest in shares of a new corresponding Fund having a specified investment objective. We may, in our sole discretion, establish new Variable Subaccounts or eliminate or combine one or more Variable Subaccounts if marketing needs, tax considerations, or investment conditions warrant. Any new Variable Subaccounts may be made available to existing Owners on a basis to be determined by us. Also, certain Variable Subaccounts may be closed to certain customers. Subject to obtaining any approvals or consents required by applicable law, the assets of one or more Variable Subaccounts may be transferred to any other Variable Subaccount if, in our sole discretion, marketing, tax, or investment conditions warrant.

In the event of any such substitution or change, we (by appropriate endorsement, if necessary) may change the Contract to reflect the substitution or change.

Frequent Transfers Procedures

Frequent, large, or short-term transfers among Variable Subaccounts, such as those associated with “market timing” transactions, can adversely affect the Funds and the returns achieved by Owners. In particular, such transfers may dilute the value of Fund shares, interfere with the efficient management of the Funds, and increase brokerage and administrative costs of the Funds. These costs are borne by all Owners allocating Purchase Payments or Contract Value to the Variable Subaccounts and other Fund shareholders, not just the Owner making the transfers.

In order to try to protect Owners and the Funds from potentially harmful trading activity, we have adopted certain Frequent Transfers Procedures.

We employ various means in an attempt to detect, deter, and prevent inappropriate frequent, large, or short-term transfer activity among the Variable Subaccounts that may adversely affect other Owners or Fund shareholders. We may vary the Frequent Transfers Procedures with respect to the monitoring of potential harmful trading activity from Variable Subaccount to Variable Subaccount, and may be more restrictive with regard to certain Variable Subaccounts than others. However, we will apply the Frequent Transfers Procedures, including any variance in the Frequent Transfers Procedures by Variable Subaccount, uniformly to all Owners. We also coordinate with the Funds to identify potentially inappropriate frequent trading, and will investigate any patterns of trading behavior identified by Funds that may not have been captured through operation of the Frequent Transfers Procedures. Please note that despite our best efforts, we may not be able to detect nor stop all harmful transfers.

If we determine under the Frequent Transfers Procedures that an Owner has engaged in inappropriate frequent transfers, we will notify such Owner that from that date forward, for three months from the date we mail the notification letter, transfer privileges for the fund(s) in which inappropriate transfers were made will be revoked. Second time offenders will be permanently restricted from buying into the fund(s).

In our sole discretion, we may revise the Frequent Transfers Procedures at any time without prior notice as necessary to (i) better detect and deter frequent, large, or short-term transfers that may adversely affect other Owners or Fund shareholders, (ii) comply with state or federal regulatory requirements, or (iii) impose additional or alternate restrictions on Owners who make inappropriate frequent transfers (such as dollars or percentage limits on transfers). We also may, to the extent permitted by applicable law, implement and administer redemption fees imposed by one or more of the Funds in the future. If required by applicable law, we may deduct redemption fees imposed by the Funds. Further, to the extent permitted by law, we also may defer the transfer privilege at any time that we are unable to purchase shares of the Funds. You should be aware that we are contractually obligated to prohibit purchases and transfers of Fund shares at the Fund’s request.

We currently do not impose redemption fees on transfers, or expressly allow a certain number of transfers in a given period, or limit the size of transfers in a given period; however, we do impose a transfer fee as discussed under “Fees and Expenses.” Redemption fees, transfer limits, and other procedures or restrictions may be more or less successful than our policies in deterring inappropriate frequent transfers or other disruptive transfers and in preventing or limiting harm from such transfers.

Our ability to detect and deter such transfer activity is limited by our operational and technological systems, as well as by our ability to predict strategies employed by Owners (or those acting on their behalf) to avoid detection. Accordingly, despite our best efforts, we cannot guarantee that the Frequent Transfers Procedures will detect or deter frequent or harmful transfers by such Owners or intermediaries acting on their behalf. We apply the Frequent Transfers Procedures consistently to all Owners without waiver or exception.

Fund Frequent Trading Policies

The Funds have adopted their own policies and procedures with respect to inappropriate frequent purchases and redemptions of their respective shares. The prospectuses for the Funds describe any such policies and procedures. The frequent trading policies and procedures of a Fund may be different, and more or less restrictive, than the frequent trading policies and procedures of other Funds and the policies and procedures we have adopted to discourage inappropriate frequent transfers. Accordingly, Owners and other persons who have material rights under the Contracts should assume that the sole protections they may have against potential harm from frequent transfers are the protections, if any, provided by the Frequent Transfers Procedures. You should read the prospectuses of the Funds for more details on their ability to refuse or restrict purchases or redemptions of their shares.

Owners also should be aware that the purchase and redemption orders received by the Funds generally are “omnibus” orders from intermediaries such as retirement plans and separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and individual retirement plan participants. The omnibus nature of these orders may limit each Fund’s ability to apply its respective frequent trading policies and procedures.

You should be aware that we are required to provide to a Fund or its designee, promptly upon request, certain information about the transfer activity of individual Owners and, if requested by the Fund, to restrict or prohibit further purchases or transfers by specific Owners identified by the Fund as violating the frequent trading policies established for that Fund.

Voting Rights

In accordance with our view of current applicable law, we will vote Fund shares held in the Variable Separate Account at regular and special shareholder meetings of the Funds in accordance with instructions received from persons having voting interests in the corresponding Variable Subaccounts. If, however, the 1940 Act or any regulation thereunder should be amended, or if the present interpretation thereof should change, or we otherwise determine that we are allowed to vote the shares in our own right, we may elect to do so.

The number of votes that an Owner has the right to instruct will be calculated separately for each Variable Subaccount, and may include fractional votes. An Owner holds a voting interest in each Variable Subaccount to which the Variable Subaccount Value is allocated.

The number of votes attributable to a Variable Subaccount will be determined by dividing the Variable Subaccount Value by the net asset value per share of the Fund(s) in which that Variable Subaccount invests.

The number of votes available to an Owner will be determined as of the date coincident with the date established by the Fund for determining shareholders eligible to vote at the relevant meeting of the Fund’s shareholders. Voting instructions will be solicited by written communication prior to such meeting in accordance with procedures established for the Fund. Each Owner having a voting interest in a Variable Subaccount will receive proxy materials and reports relating to any meeting of shareholders of the Fund in which that Variable Subaccount invests.

Fund shares for which no timely instructions are received and shares held by us in a Variable Subaccount for which no Owner has a beneficial interest will be voted in proportion to the voting instructions which are received with respect to all Contracts participating in that Variable Subaccount. This means that a small number of Owners may determine the outcome of the vote. Voting instructions to abstain on any item to be voted upon will be applied to reduce the total number of votes eligible to be cast on a matter.

Variable Subaccount Value

Your total Variable Subaccount Value for any Valuation Period is the sum of all Variable Subaccount Values. The Variable Subaccount Value for each Variable Subaccount is equal to:

●	The number of the Variable Subaccount’s Accumulation Units credited to you; multiplied by

●	The Accumulation Unit Value for that Variable Subaccount at the end of the Valuation Period for which the determination is being made. The Accumulation Unit Value for a Variable Subaccount increases or decreases to reflect the investment performance of the corresponding underlying Fund.

Accumulation Unit Values. The Accumulation Unit Value at the end of every Valuation Period is determined by subtracting (b) from (a) and dividing the result by (c) (i.e., (a - b) / c), where:

(a) =	The net assets of the Variable Subaccount as of the end of the Valuation Period plus or minus the net charge or credit with respect to any taxes paid or any amount set aside as a provision for taxes during the Valuation Period;

(b) =	The daily Contract Fee multiplied by the number of days in the Valuation Period; and

(c) =	The number of Accumulation Units outstanding at the end of such Valuation Period.

Accumulation Units. For each Variable Subaccount, Purchase Payments or transferred amounts are converted into Accumulation Units. The number of Accumulation Units credited is determined by dividing the dollar amount directed to each Variable Subaccount by the Accumulation

Unit Value for that Variable Subaccount at the end of the Valuation Period in which the Purchase Payment or amount is received. The number of your Accumulation Units in a Variable Subaccount is increased by additional Purchase Payments and transfers. The number of Accumulation Units does not change as a result of investment experience or deduction of the Contract Fee.

We will redeem Accumulation Units from a Variable Subaccount upon: (i) a partial withdrawal or full surrender (including deduction of any Surrender Charge, if applicable); (ii) a transfer from the Variable Subaccount; (iii) payment of the Death Benefit; (iv) the Payout Date; (v) the deduction of the transfer fee; (vi) the deduction of any fees imposed by a Fund as a redemption fee or liquidity fee in connection with the redemption of its shares or otherwise imposed by applicable law; and (vii) to pay fees for special services such as the wire transfers or express mail.

RISK CONTROL ACCOUNT OPTION

The Risk Control Separate Account is a non-registered Separate Account in which we hold reserves for our guarantees attributable to annuity contracts that offer Risk Control Accounts. The assets in the Risk Control Separate Account equal to the reserves and other liabilities of the Contract supported by the Risk Control Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Risk Control Separate Account that are in excess of such reserves and other Contract liabilities. Our General Account assets are also available to meet the guarantees under the Contract, including the Risk Control Accounts, as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate your Purchase Payments and Variable Subaccount Value to the Risk Control Accounts we currently make available. The portion of the Contract Value allocated to a Risk Control Account is credited with interest based in part on the investment performance of external indices. Currently, we offer two types of Risk Control Accounts: A Secure Account and a Growth Account. We hold reserves for the Index Rate Floor and Cap guarantees for amounts allocated to the Risk Control Accounts in the Risk Control Separate Account. Purchase Payments and Variable Subaccount Value you allocate to the Risk Control Accounts become part of your Risk Control Account Value. Your Risk Control Account Value reflects, in part, the performance of the reference Index, subject to the applicable Index Rate Cap and Index Rate Floor. Each Risk Control Account Anniversary prior to the Risk Control Account Maturity Date starts a new year for purposes of calculating index interest. When funds are withdrawn from a Risk Control Account prior to the Risk Control Account Anniversary for a surrender, partial withdrawal, transfer, annuitization or payment of the Death Benefit index interest is calculated up to the date of withdrawal in as described below. Your Risk Control Account Value must remain in a Risk Control Account for the entire Risk Control Account Period to avoid the imposition of Surrender Charges and a Market Value Adjustment. Each Risk Control Account Period is six years. Partial withdrawals from the Risk Control Accounts are not permitted if there is Variable Subaccount Value, except for withdrawals on the Risk Control Account Maturity Date. Only one Risk Control Account Period can be in force at any time. New Risk Control Accounts cannot be established until the termination of the existing Risk Control Accounts on the Risk Control Account Maturity Date.

At the time the Contract is purchased, if a portion of the initial Purchase Payment is allocated to a Risk Control Account, you have thirty days after the initial Risk Control Account Start Date to discontinue your Risk Control Accounts and transfer the total Risk Control Account Value to the Variable Subaccounts. (See “Thirty Day Period to Discontinuing Risk Control Accounts” page 20.) Risk Control Account Start Dates currently offered by the Company are the 10th and 25th of each month, or if a non-Business Day, the next Business Day.

The performance of each Index associated with the Risk Control Accounts does not include dividends paid on the stocks comprising the Index, and therefore, the performance of the Index does not reflect the full performance of those underlying securities. The Index Rate of Return is determined on each Risk Control Account Anniversary and is measured over the Risk Control Account Year. Because Index Interest is calculated on a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Index Period.

Risk Control Account Value

Your Contract Value allocated to the Risk Control Accounts for any Valuation Period is equal to the sum of your Risk Control Account Value in each Risk Control Account. The Risk Control Account Value for each Risk Control Account is equal to:

●	The number of that Risk Control Account’s Accumulation Credits credited to you; multiplied by

●	The Accumulation Credit Factor for that Risk Control Account at the end of the Valuation Period for which the determination is being made.

Accumulation Credit Factors. The Accumulation Credit Factor for each Risk Control Account is arbitrarily set initially at $10 as of each Risk Control Account Start Date. Thereafter, the Accumulation Credit Factor for the Risk Control Account at the end of each Valuation Period is determined by multiplying (a) by (b) and subtracting (c) (i.e., a x b – c), where:

(a)	= The Accumulation Credit Factor for the Risk Control Account at the start of the Risk Control Account Year;

(b)	= The Index Rate of Return (defined below); and

(c)	= The Risk Control Account Daily Contract Fee (defined below) multiplied by the number of days that have passed since the last Risk Control Account Anniversary.

The “Index Rate of Return” for each Risk Control Account on any Business Day is equal to the change in the Index for the current Risk Control Account Year, adjusted for the Index Rate Cap or Index Rate Floor. Specifically, it is calculated as (A / B), where:

A	= Adjusted Index Value (defined below) as of the current Business Day; and

B	= The Initial Index Value as of the start of the current Risk Control Account Year. If a Risk Control Account Start Date or Risk Control Account Anniversary does not fall on a Business Day, the Initial Index Value for the next Business Day will be used.

We use the Index Rate of Return to determine the interest we credit, if any, to Risk Control Account Value.

The “Adjusted Index Value” is the Closing Index Value adjusted for the Index Rate Cap or Index Rate Floor for the current Risk Control Account Year. The Adjusted Index Value is calculated each time the Index Rate of Return is calculated. This can be as frequently as daily and occurs on each Risk Control Account Anniversary or on any date when a partial withdrawal, surrender, Death Benefit or annuitization is processed. The Closing Index Value is the closing value of an Index as of a Business Day. If the closing value of the Index is not published on that date, we will use the closing value of the Index from the next day on which the closing value of the Index is published. The Adjusted Index Value for each Risk Control Account is calculated as follows:

●	If the Closing Index Value is greater than the Initial Index Value multiplied by (1 + Index Rate Cap), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Rate Cap).

●	If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Rate Floor), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Rate Floor).

●	If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Rate Cap) but more than the Initial Index Value multiplied by (1 + Index Rate Floor), then the Adjusted Index Value will equal the Closing Index Value.

For example, assume the following:

●	Initial Index Value = 1,000

●	Index Rate Cap = 15%

●	Index Rate Floor = -10%

At the time the Index Rate of Return is calculated, the Adjusted Index Value will be:

●	Scenario 1: Closing Index Value is greater than Initial Index Value multiplied by (1 + Index Rate Cap)

○	Closing Index Value = 1,200

○	1,200 is greater than 1,150 (1,000 x (1 + 0.15)) so the Adjusted Index Value is equal to 1,150.

●	Scenario 2: Closing Index Value is less than Initial Index Value multiplied by (1 + Index Rate Floor)

○	Closing Index Value = 850

○	850 is less than 900 (1,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 900.

●	Scenario 3: Closing Index Value is less than Initial Index Value multiplied by (1 + Index Rate Cap) but more than Initial Index Value multiplied by (1 + Index Rate Floor)

○	Closing Index Value = 1,100

○	1,100 is less than 1,150 (1,000 x (1 + 0.15)) and greater than 900 (1,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 1,100.

The Adjusted Index Value will never exceed the Initial Index Value multiplied by (1 + Index Rate Cap) and will never be lower than the Initial Index Value multiplied by (1 + Index Rate Floor).

The Risk Control Account Daily Contract Fee is calculated as (a) the Contract Fee divided by (b) the number of days in the Risk Control Account Year multiplied by (c) the Accumulation Credit Factor for the Risk Control Account at the start of the Risk Control Account Year (i.e. a / b x c).

For example, assume the following:

●	Contract Fee = 1.50%

●	Number of days in the Risk Control Account Year = 365

●	Accumulation Credit Factor for the Risk Control Account at the start of the Risk Control Account Year = 10.00

Then, the Risk Control Account Daily Contract Fee = 1.50% / 365 x 10.00 = 0.000410959.

Accumulation Credits. In order to establish a Risk Control Account, Purchase Payments and/or Variable Subaccount Value transferred to the Risk Control Accounts are converted into Accumulation Credits. The number of Accumulation Credits credited to each Risk Control Account is determined by dividing the dollar amount directed to each Risk Control Account by the Accumulation Credit Factor as of the end of the Valuation Period for which the Purchase Payment or Variable Subaccount Value transferred is received.

We will redeem Accumulation Credits from a Risk Control Account upon: (i) partial withdrawal or full surrender (including any applicable Surrender Charge and negative Market Value Adjustment); (ii) a transfer from the Risk Control Account; (iii) payment of the Death Benefit; (iv) the Payout Date; (v) the deduction of the transfer fee; and (vi) to pay fees for special services such as wire transfers or express mail. We redeem Accumulation Credits as of the end of the Valuation Period (or effective date of the transfer) in which we receive your request for surrender, partial withdrawal or transfer or your Beneficiary’s request for payment of the Death Benefit in Good Order unless you or your Beneficiary specify a later date. We redeem Accumulation Credits to cover the transfer fee at the time the transfer occurs.

Setting the Index Rate Cap and the Index Rate Floor for the Secure Account and the Growth Account. We consider various factors in determining the Index Rate Caps and Index Rate Floors, including investment returns available at the time that we issue the Contract, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Index Rate Cap and the Index Rate Floor at our sole discretion. We set the Index Rate Cap on each Risk Control Account Anniversary for the subsequent Risk Control Account Year, and guarantee the Index Rate Cap for the duration of the Risk Control Account Year. We guarantee the Index Rate Floor for the life of your Contract. We will forward advance written notice to Owners of any change in the Index Rate Cap for the subsequent Risk Control Account Year at least two weeks prior to Risk Control Account Anniversary. This notice will describe the Owner’s right to transfer Contract Value between Risk Control Accounts, as permitted by the Contract, and the right to exercise the Bailout Provision, if applicable. The Index Rate Cap will always be positive and will be subject to a guaranteed minimum of 1% and a maximum of 75%.

The Index Rate Floor is the minimum index rate of return used as part of the Accumulation Credit Factor calculation for determining the value of a Risk Control Account prior to deduction of the Contract Fee. This rate will not change during the life of your Contract. The Secure Account has an Index Rate Floor of 0%, and the Growth Account has an Index Rate Floor of -10%. Although negative investment performance is limited by the Index Rate Floor, you could lose more than 10% due to Contract Fees, Surrender Charges, a negative Market Value Adjustment and federal income tax penalties.

Examples. The following three examples illustrate how investment performance of the reference Index of the Secure and Growth Account is applied in crediting interest to the Risk Control Accounts through the Accumulation Credit Factor based on different levels of Index performance. The change in the value of the Accumulation Credit Factor reflects the application of the Index Rate of Return and a reduction for the Contract Fee. No withdrawals are assumed to occur under these examples and all values are determined on Risk Control Account Anniversaries. The examples assume the Index Rate Caps remain unchanged since Contract issue.

The examples illustrate hypothetical circumstances solely for the purpose of demonstrating Risk Control Account calculations and are not intended as estimates of future performance of the Index.

Example 1: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is greater than the Index Rate Cap and Index Rate Floor.

Assume the following information:

As of the Risk Control Account Start Date:

Initial Index Value: 1,000

Contract Fee: 1.50%

S&P 500 Secure Account

Account Value: $75,000

Accumulation Credit Factor: $10

Accumulation Credits: 7,500

Index Rate Floor: 0.00%

Index Rate Cap: 8.00%

S&P 500 Growth Account

Account Value: $25,000

Accumulation Credit Factor: $10

Accumulation Credits: 2,500

Index Rate Floor: -10.00%

Index Rate Cap: 18.00%

As of the Risk Control Account Anniversary:

Closing Index Value: 1,200

Days in Risk Control Account Year: 366

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,000 and the Closing Index Value is 1,200. The Closing Index Value is greater than the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap. For the Secure Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.08 which equals 1,080. For the Growth Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.18 which equals 1,180.

Step 2: Calculate the Index Rate of Return

The Index Rate of Return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,080 divided by 1,000 which equals 1.08 (8% increase from Initial Index Value). For the Growth Account, this is calculated as 1,180 divided by 1,000 which equals 1.18 (18% increase from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year. For both the Secure and Growth Accounts, this is equal to 1.50% divided by 366 multiplied by $10 which equals $0.000409836.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by the Index Rate of Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary. For the Secure Account, this is equal to $10 multiplied by 1.08 less the result of $0.000409836 multiplied by 366 which equals $10.65. For the Growth Account, this is equal to $10 multiplied by 1.18 less the result of $0.000409836 multiplied by 366 which equals $11.65.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.65 which equals $79,875. For the Growth Account, this is equal to 2,500 multiplied by $11.65 which equals $29,125. This is an increase of $4,875 for the Secure Account ($79,875 – $75,000 = $4,875) and an increase of $4,125 for the Growth Account ($29,125 – $25,000 = $4,125).

Example 2: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is less than the Index Rate Cap and greater than the Index Rate Floor.

Assume the following information:

As of the Prior Risk Control Account Anniversary:

Initial Index Value: 1,200

Contract Fee: 1.50%

S&P 500 Secure Account

Account Value: $79,875

Accumulation Credit Factor: $10.65

Accumulation Credits: 7,500

Index Rate Floor: 0.00%

Index Rate Cap: 8.00%

S&P 500 Growth Account

Account Value: $29,125

Accumulation Credit Factor: $11.65

Accumulation Credits: 2,500

Index Rate Floor: -10.00%

Index Rate Cap: 18.00%

As of the Risk Control Account Anniversary:

Closing Index Value: 1,236

Days in Risk Control Account Year: 365

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,200 and the Closing Index Value is 1,236. The Closing Index Value is less than the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap, but it is more than the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Closing Index Value which is 1,236.

Step 2: Calculate the Index Rate of Return

The Index Rate of Return is equal to the Adjusted Index Value divided by the Initial Index Value. For both the Secure and Growth Accounts, this is calculated as 1,236 divided by 1,200 which equals 1.03 (3% increase from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year. For the Secure Account, this is equal to 1.50% divided by 365 multiplied by $10.65 which equals $0.000437671. For the Growth Account, this is equal to 1.50% divided by 365 multiplied by $11.65 which equals $0.000478767.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by the Index Rate of Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary. For the Secure Account, this is equal to $10.65 multiplied by 1.03 less the result of $0.000437671 multiplied by 365 which equals $10.80975. For the Growth Account, this is equal to $11.65 multiplied by 1.03 less the result of $0.000478767 multiplied by 365 which equals $11.82475.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.80975 which equals $81,073.13. For the Growth Account, this is equal to 2,500 multiplied by $11.82475 which equals $29,561.88. This is an increase of $1,198.13 for the Secure Account ($81,073.13 – $79,875 = $1,198.13) and an increase of $436.88 for the Growth Account ($29,561.88 – $29,125 = $436.88).

Example 3: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is less than the Index Rate Floor.

Assume the following information:

As of the Prior Risk Control Account Anniversary:

Initial Index Value: 1,236

Contract Fee: 1.50%

S&P 500 Secure Account

Account Value: $81,073.13

Accumulation Credit Factor: $10.80975

Accumulation Credits: 7,500

Index Rate Floor: 0.00%

Index Rate Cap: 8.00%

S&P 500 Growth Account

Account Value: $29,561.88

Accumulation Credit Factor: $11.82475

Accumulation Credits: 2,500

Index Rate Floor: -10.00%

Index Rate Cap: 18.00%

As of the Risk Control Account Anniversary:

Closing Index Value: 988.8

Days in Risk Control Account Year: 365

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,236 and the Closing Index Value is 988.8. The Closing Index Value is less than the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor. For the Secure Account, this is calculated as 1,236 multiplied by the result of 1 plus 0.00 which equals 1,236. For the Growth Account, this is calculated as 1,236 multiplied by the result of 1 plus -0.10 which equals 1,112.4.

Step 2: Calculate the Index Rate of Return

The Index Rate of Return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,236 divided by 1,236 which equals 1.00 (0% increase from the Initial Index Value). For the Growth Account, this is calculated as 1,112.4 divided by 1,236 which equals 0.90 (10% decrease from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year. For the Secure Account, this is equal to 1.50% divided by 365 multiplied by $10.80975 which equals $0.000444236. For the Growth Account, this is equal to 1.50% divided by 365 multiplied by $11.82475 which equals $0.000485949.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by the Index Rate of Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary. For the Secure Account, this is equal to $10.80975 multiplied by 1.00 less the result of $0.000444236 multiplied by 365 which equals $10.647604. For the Growth Account, this is equal to $11.82475 multiplied by 0.90 less the result of $0.000485949 multiplied by 365 which equals $10.464904.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.647604 which equals $79,857.03. For the Growth Account, this is equal to 2,500 multiplied by $10.464904 which equals $26,162.26. This is a decrease of $1,216.10 for the Secure Account ($79,857.03 – $81,073.13 = -$1,216.10) and a decrease of $3,399.62 for the Growth Account ($26,162.26 – $29,561.88 = -$3,399.62).

Addition or Substitution of an Index. The same Index will be used for each Risk Control Account for the duration of the Risk Control Account Period. However, there is no guarantee that the Index will be available during the entire time you own your Contract. If: (i) the Index is discontinued, or (ii) the calculation of that Index is materially changed, we may substitute a suitable Index that will be used for the remainder of the Risk Control Account Period. If we substitute an Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the interest credited to the Risk Control Account and the interest you earn under the Contract. We will not substitute an Index until that Index has been approved by the insurance department in your state.

We reserve the right to add or substitute the Index. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the index interest you earn.

In the unlikely event that we substitute the Index, we will attempt to add a suitable alternative index that is substantially similar to the Index being replaced on the same day that we remove the Index. If a change in an Index is made during a Risk Control Account Year, index interest will be calculated from the Risk Control Account Start Date until the date that the Index ceased to be available and that index interest will be added to or subtracted from the index interest calculated for the substitute Index from the date of substitution until the next Risk Control Account Anniversary. If we are unable to substitute a new Index at the same time as an Index ceases to be available there may be a brief interval between the date on which we remove the Index and add a suitable alternative index as a replacement, your Contract Value will continue to be allocated to the Risk Control Accounts. However, any credit to your Contract Value for that Risk Control Account Year will not reflect changes in the value of the Index or the replacement index during that interim period. If you take a partial withdrawal, surrender or annuitize the Contract, or die during the interim period, we will apply to your Contract Value allocated to a Risk Control Accounts based on the percentage change in the Index from the beginning of the Risk Control Account Year to the date on which the Index became unavailable under the Contract.

Please note that we may add or substitute an Index associated with the Risk Control Accounts by sending you written notice at your last known address stating the effective date on which the Index will be added or substituted. We will send you the notice in your annual report unless earlier written notice is necessary.

Risk Control Account Maturity Date

Rebalancing will occur automatically on the Risk Control Account Maturity Date. You may also exercise one of the following options by Authorized Request, without incurring a Market Value Adjustment or Surrender Charge. If you intend to change allocation instructions, transfer values or make withdrawals from a Risk Control Account, an Authorized Request must be received by us at least one Business Day prior to the Risk Control Account Maturity Date, otherwise your Risk Control Account Value will be allocated to a new Risk Control Account for another six-year term.

If the number of years until the Payout Date is at least equal to the Risk Control Account Period (six year period), you may exercise any of the following options by Authorized Request:

●	Request a change to your allocation instructions as of the Risk Control Account maturity Date for any or all of the Allocation Levels;

●	Request to transfer value (either a specific dollar amount or percentage) from the Risk Control Account Option to the Variable Subaccount Option (Level c), or vice versa, as of the Risk Control Account Maturity Date. If you choose this option:

	●	The transfer will occur Pro Rata from the Risk Control Accounts, or Variable Subaccounts, as applicable; and

	●	Rebalancing at Levels I and R will occur as of the Risk Control Account Maturity Date. However, rebalancing at Level C and V will be discontinued, unless or until you elect to reinstate rebalancing at Level C.

●	Withdraw the total Risk Control Account Value as of the Risk Control Account Maturity Date; or

●	Withdraw a portion of the total Risk Control Account Value as of the Risk Control Account Maturity Date. If you choose this option, you may also change your allocation instructions or request to transfer value, as described above.

You may also allocate additional Purchase Payments to the Risk Control Accounts 30 days prior to a Risk Control Account Maturity Date. Such Funds will be held in the Holding Account until the Risk Control Account Start Date.

A new Risk Control Account Period, with a newly declared Index Rate Cap, will begin on the Risk Control Account Maturity Date unless there is no Risk Control Account Value remaining as a result of a change to your allocation instructions and/or withdrawal.

Your Authorized Request to change your allocation instructions, transfer value and/or withdraw Risk Control Account Value must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we do not receive such request at least one Business Day prior to the Risk Control Account Maturity Date, the request is not in Good Order and no transfer or withdrawal will occur based on such request. A new Risk Control Account Period will begin and rebalancing will occur based on the allocation instructions on file with us.

If the number of years until the Payout Date is less than the Risk Control Account Period, a new Risk Control Account cannot be started. You may choose one of the following by Authorized Request:

●	Request to transfer the Total Risk Control Account Value to one or more Variable Subaccounts as of the Risk Control Account Maturity Date;
●	Control Account Maturity date, the request is not in Good Order and no transfer or withdrawal will occur based on such request. The total Risk Control Account Value will then be transferred to the Variable subaccounts according to the allocation instructions on file with us for Level V or will be returned to you.
●	Request to withdraw the total Risk Control Account Value as of the Risk Control Account Maturity Date; or
●	Request to transfer a portion of the Risk Control Account Value to one or more Variable Subaccounts and withdraw the remaining Risk Control Account Value as of the Risk Control Account Maturity Date.
●	Your Authorized Request to transfer Risk Control Account Value and/or withdraw Risk Control Account Value must be received at least one Business Day prior to the Risk Control Account Maturity Date. If we do not receive such request at least one Business Day prior to the Risk Control Account Maturity Date, the request is not in Good Order and no transfer or withdrawal will occur based on such request. The total Risk Control Account Value will then be transferred to the Variable Subaccounts according to the allocation instructions on file with us for Level V or will be returned to you.

Holding Account Value

Funds are allocated to the Holding Account when a Purchase Payment is received pending investment in a Risk Control Account. Holding Account Value will remain in the Holding Account until the next Risk Control Account Start Date unless Holding Account Value is being held during a Multiple Source Waiting Period. The period that Holding Account Value is kept in the Holding Account cannot be longer than the Multiple Source Waiting Period of six months. If the maximum Multiple Source Waiting Period is reached, the Holding Account Value will be transferred to the Risk Control Accounts as of the next available Risk Control Account Start Date. Holding Account Value cannot be transferred from the Holding Account to the Variable Subaccounts. Once Holding Account Value attributable to the initial Purchase Payment is transferred from the Holding Account to the Risk Control Account there is the 30-day period to discontinue the Initial Risk Control Accounts as described on page 22 which would allow Risk Control Account Value to be transferred to the Variable Subaccounts.

The Contract’s Holding Account is either a fixed Holding Account or a money market Holding Account. Contracts issued in all states other than Missouri have a fixed Holding Account. Contracts issued in Missouri have a money market Holding Account. We reserve the right to make the money market Holding Account available for new Contracts that we issue in other states.

We do not assess a Contract Fee against Contract Value held in the Holding Account.

Surrenders or withdrawals of Holding Account Values are subject to a Surrender Charge.

Fixed Holding Account: For the fixed Holding Account, we credit a fixed interest rate on Holding Account Value on a daily basis. The fixed Holding Account Value at any time is equal to:

●	The portion of the Purchase Payment(s) held in the Holding Account pending allocation to a Risk Control Account;

●	Plus interest credited; and

●	Less any prior partial withdrawal.

●	We credit interest on a daily basis on Purchase Payments that will be allocated to one or more Risk Control Accounts for the duration those Purchase Payments remain in the Holding Account. The annual effective interest rate that applies to the fixed Holding Account will be the interest rate in effect when a Purchase Payment is allocated to the fixed Holding Account. The annual effective rate of interest shown on your Contract Data Page applies to the initial Purchase Payment held in the fixed Holding Account as of the Contract Issue Date. Funds allocated to the fixed Holding Account on different dates may be credited with a different rate of interest. The interest rate, once determined will never be less than the minimum guaranteed interest rate described below and will not change for the duration that the funds remain in the fixed Holding Account.

We determine a new minimum guaranteed interest rate each calendar quarter (on each January 1 for the first calendar quarter, April 1 for the second calendar quarter, July 1 for the third calendar quarter, and October 1 for the fourth calendar quarter). For subsequent Purchase Payments, the minimum rate of interest credited on those amounts will be the minimum guaranteed interest rate we determine for the calendar quarter in which those Purchase Payments are allocated to the fixed Holding Account. The minimum guaranteed interest rate will never be less than the lesser of:

●	An annual rate of interest of 3%; or

●	An annual rate of interest determined as follows:

	●	The average of the three applicable monthly five-year Constant Maturity Treasury rates reported by the Federal Reserve (described below), and rounded to the nearest 0.05%;

	●	Minus 1.25%; and

	●	Subject to a minimum interest rate of 1.00%

The three monthly five-year Constant Maturity Treasury rates used in the calculation above are as follows:

●	The prior September, October, and November monthly five-year Constant Maturity Treasury rates will be used to determine the first quarter Minimum Guaranteed Interest Rate effective each January 1;

●	The prior December, January, and February monthly five-year Constant Maturity Treasury rates will be used to determine the second quarter Minimum Guaranteed Interest Rate effective each April 1;

●	The prior March, April, and May monthly five-year Constant Maturity Treasury rates will be used to determine the third quarter Minimum Guaranteed Interest Rate effective each July 1; and

●	The prior June, July, and August monthly five-year Constant Maturity Treasury rates will be used to determine the fourth quarter Minimum Guaranteed Interest Rate effective each October 1.

Money Market Holding Account: For the money market Holding Account, the money market Holding Account Value at any time is determined in the same manner described in the “Variable Subaccount Value” section of this Prospectus. The Variable Subaccount investing in the Goldman Sachs VIT Government Money Market (Institutional) serves as the money market Holding Account. For a description of the Goldman Sachs VIT Government Money Market (Institutional) Fund, see “Variable Subaccount Option” section of this Prospectus.

MARKET VALUE ADJUSTMENT

The Market Value Adjustment only applies to withdrawals from the Risk Control Accounts and is calculated separately for each Risk Control Account. A surrender or partial withdrawal from a Risk Control Account on a Risk Control Account Maturity Date is not subject to a Market Value Adjustment. If you surrender your Contract or take a partial withdrawal from a Risk Control Account during the Accumulation Period, we will apply the Market Value Adjustment to the amount being surrendered or withdrawn. No withdrawals or surrenders can be taken once Contract Value has been allocated to an Income Payout Option, therefore no Market Value Adjustment will apply after the end of the Accumulation Period.

IMPORTANT: The Market Value Adjustment will either increase or decrease the amount you receive from a partial withdrawal or your Surrender Value. You may lose a portion of your principal and previously credited interest due to the Market Value Adjustment regardless of the Risk Control Account to which you allocated Contract Value. You directly bear the investment risk associated with a Market Value Adjustment. You should carefully consider your income needs before purchasing the Contract.

Purpose of the Market Value Adjustment

The Market Value Adjustment is an adjustment that may be made to the amount you receive if you surrender the Contract or take a partial withdrawal from the Risk Control Accounts during the Accumulation Period. In general, if interest rate levels have increased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be negative. Conversely, in general, if interest rate levels have decreased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be positive. The Market Value Adjustment reflects, in part, the difference in yield of the Constant Maturity Treasury rate for a period consistent with the Risk Control Account Period beginning on the Risk Control Account Start Date and the yield of the Constant Maturity Treasury rate for a period starting on the date of surrender or partial withdrawal and ending on the Risk Control Account Maturity Date. The Constant Maturity Treasury rate is a rate representing the average yield of various Treasury securities. The calculation also reflects in part the difference between the effective yield of the Bank of America/Merrill Lynch 1-10 Year U.S. Corporate Constrained Index, Asset Swap Spread (the “Bank of America/Merrill Lynch Index”), a rate representative of investment grade corporate debt credit spreads in the U.S., on the Risk Control Account Start Date and the effective yield of the Bank of America/Merrill Lynch Index at the time of surrender or partial withdrawal. The greater the difference in those yields, respectively, the greater the effect the Market Value Adjustment will have. In general, if the Constant Maturity Treasury rate and Bank of America/Merrill Lynch Index have increased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be negative and will decrease the Surrender Value or amount you receive from a partial withdrawal. Similarly, if the Constant Maturity Treasury rate and Bank of America/Merrill Lynch Index have decreased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be positive and will increase the Surrender Value or amount you receive from a partial withdrawal.

The Company uses both the Constant Maturity Treasury rate and Bank of America/Merrill Lynch Index in determining any Market Value Adjustment since together both indices represent a broad mix of investments whose values may be affected by changes in market interest rates.

We will increase the amount you will be paid from a partial withdrawal by the amount of any positive Market Value Adjustment, and in the case of a surrender of the Contract, we will increase your Surrender Value by the amount of any positive Market Value Adjustment. Conversely, we will decrease the amount you will be paid from a partial withdrawal by the amount of any negative Market Value Adjustment, and in the case of a surrender of the Contract, we will decrease your Surrender Value by the amount of any negative Market Value Adjustment.

The amount of the Market Value Adjustment also reflects in part any change in the Accumulation Credit Factor for the Risk Control Account(s) determined at the time of surrender or partial withdrawal. We use the change in the Accumulation Credit Factor measured from the last Risk Control Account Anniversary (prior Accumulation Credit Factor) to the date of surrender or partial withdrawal (current Accumulation Credit Factor) to increase or decrease the amount of the Market Value Adjustment. If the change in the Accumulation Credit Factor, the current Accumulation Credit Factor divided by the prior Accumulation Credit Factor, is positive (greater than one), we divide the amount of the withdrawal subject to the Market Value Adjustment by the change in the Accumulation Credit Factor, which will decrease the amount subject to the market value adjustment factor and thereby reduce the amount of any positive or negative Market Value Adjustment. Conversely, if the change is negative (less than one), we divide the amount of the withdrawal subject to the Market Value Adjustment by the change in the Accumulation Credit Factor, which will increase the amount subject to the market value adjustment factor and therefore increase the amount of any positive or negative Market Value Adjustment. If there is no change in the Accumulation Credit Factor (the current Accumulation Credit Factor divided by the prior Accumulation Credit Factor equals one), there will be no change in the amount of the withdrawal subject to the market value adjustment factor and in the amount of any positive or negative Market Value Adjustment.

The Market Value Adjustment helps us offset our costs and risks of owning fixed income investments and other investments we use to back the guarantees under your Contract from the Risk Control Account Start Date to the time of a surrender or partial withdrawal.

Application and Waiver

For each Risk Control Account, we will calculate the Market Value Adjustment as of the date we receive your Authorized Request for surrender or partial withdrawal in Good Order at our Administrative Office. If the Market Value Adjustment is positive, we will increase your Surrender Value or amount you receive from a partial withdrawal by the amount of the positive Market Value Adjustment. If the Market Value Adjustment is negative, we will decrease the Surrender Value or amount you receive from a partial withdrawal by the amount of the negative Market Value Adjustment.

We will not apply a Market Value Adjustment to:

1.	Death Benefit proceeds;

2.	Transfers;

3.	Partial withdrawals taken as required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program we provide;

4.	Upon application of Contract Value to an Income Payout Option;

5.	Partial withdrawals and surrenders from a Risk Control Account on the Risk Control Account Maturity Date; and

6.	Partial withdrawals and surrenders from the Holding Account.

Market Value Adjustment Formula

A Market Value Adjustment is equal to the amount of the partial withdrawal or surrender from the Risk Control Account (W) divided by the result of the current Accumulation Credit Factor for the Risk Control Account divided by the prior Accumulation Credit Factor for the Risk Control Account then multiplied by the market value adjustment factor (MVAF) minus 1 or (W/(C/P))x(MVAF -1).

Where:

C = current Accumulation Credit Factor for the Risk Control Account (i.e., as of the date of withdrawal); and

P = prior Accumulation Credit Factor for the Risk Control Account (i.e., as of the Risk Control Account Anniversary immediately preceding the date of withdrawal).

MVAF = ((1 + I + K)/(1 + J + L)) ^N where:

I = The Constant Maturity Treasury Rate as of the Risk Control Account Start Date for a maturity consistent with the Risk Control Account Period (each Risk Control Account Period is six years);

J = Constant Maturity Treasury Rate as of the date of withdrawal for a maturity consistent with the remaining number of years (whole and partial) in the Risk Control Account Period (each Risk Control Account Period is six years);

(if there is no corresponding maturity of the Constant Maturity Treasury Rate, then the linear interpolation of the Constant Maturity Treasury Rates with maturities closest to N will be used to determine I and J.)

K = The Bank of America/Merrill Lynch Index as of the Risk Control Account Start Date;

L = The Bank of America/Merrill Lynch Index as of the date of withdrawal; and

N = The number of years (whole and partial) from the date of withdrawal until the Risk Control Account Maturity Date.

We determine I based on the Risk Control Account Period. For example, if the Risk Control Account Period is 6 years. I would correspond to the 6-year Constant Maturity Treasury rate on the Risk Control Account Start Date. We determine J when you take a partial withdrawal or surrender. For example, if the Risk Control Account Period is 6 years and you surrender the Contract 2 years into the Risk Control Account Period, J would correspond to the Constant Maturity Treasury rate consistent with the time remaining in the Risk Control Account Period or 4 years (4 = 6 - 2). For I and J where there is no Constant Maturity Treasury rate declared, we will use linear interpolation of the Constant Maturity Rates Index with maturities closest to N to determine I and J.

The value of K and L on any Business Day will be equal to the closing value of the Bank of America/Merrill Lynch Index on the previous Business Day.

If the publication of any component of the Market Value Adjustment indices is discontinued or if the calculation of the Market Value Adjustment indices is changed substantially, we may substitute a new index for the discontinued or substantially changed index, subject to approval by the insurance department in your state. Before we substitute a Market Value Adjustment index, we will notify you in writing of the substitution.

For examples of how we calculate Market Value Adjustments, see “Appendix A” to this Prospectus.

SURRENDER VALUE

If you surrender the Contract, you will receive the Surrender Value, as of the Business Day, we received your Authorized Request in Good Order. The Surrender Value is equal to your Contract Value at the end of the Valuation Period in which we receive your Authorized Request, minus any applicable Surrender Charge, adjusted for any applicable Market Value Adjustment for Risk Control Accounts.

Upon payment of the Surrender Value, the Contract is terminated, and we have no further obligation under the Contract. We may require that the Contract be returned to our Administrative Office prior to making payment. The Surrender Value will not be less than the amount required by applicable state law. We will pay you the amount you request in connection with a full surrender by redeeming Accumulation Units from the Variable Subaccounts and/or Accumulation Credits from the Risk Control Accounts, and withdrawing Holding Account Value, if applicable.

ACCESS TO YOUR MONEY

Partial Withdrawals

At any time during the Accumulation Period you may make partial withdrawals by Authorized Request in Good Order. The minimum partial withdrawal amount is $100. Although withdrawal of Risk Control Account Value is generally not permitted while there is Variable Subaccount Value, you may withdraw Risk Control Account Value, on the Risk Control Account Maturity Date. You may provide specific instructions for withdrawal of Variable Subaccount Value other than the money market Holding Account Value. If you do not provide specific instructions, withdrawals will be processed on a Pro Rata basis from the value in all Variable Subaccounts other than the money market Holding Account. If there is insufficient Variable Subaccount Value, other than the money market Holding Account Value, Holding Account Value will be withdrawn. If there is insufficient Holding Account Value, the Risk Control Account Value will be withdrawn on a Pro Rata basis. Any applicable Surrender Charge and/or Market Value Adjustment will affect the amount available for a partial withdrawal. We will pay you the amount you request in connection with a partial withdrawal by redeeming Accumulation Units from the appropriate Variable Subaccounts, withdrawing Holding Account Value, and/or redeeming Accumulation Credits from the appropriate Risk Control Accounts, if applicable.

To make a partial withdrawal, you must do so by Authorized Request in Good Order. Partial withdrawals for less than $25,000 and changes to systematic withdrawals are permitted by telephone and in writing. The written consent of all Owners and Irrevocable Beneficiaries must be obtained before we will process the partial withdrawal. If an Authorized Request in Good Order is received by 4:00 P.M. Eastern Time, it will be processed that day. If an Authorized Request in Good Order is received after 4:00 P.M. Eastern Time, it will be processed on the next Business Day. If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will provide written notice that the Contract will be surrendered 15 Business Days following mailing of the notice unless the Surrender Value is increased to the minimum required value of $2,000.

Partial withdrawals may be subject to Surrender Charges and/or a Market Value Adjustment (for Risk Control Accounts only). See “Fees and Expenses” and “Market Value Adjustment.” Partial withdrawals may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See “Federal Income Tax Matters.”

Systematic Withdrawals. If elected at the time of the application or requested at any other time by Authorized Request in Good Order, you may elect to receive periodic partial withdrawals under our systematic withdrawal plan. Under the systematic withdrawal plan, we will make partial withdrawals (on a monthly, quarterly, semi-annual, or annual basis), as specified by you. Such withdrawals must be at least $100 each. Generally, you must be at least age 59½ to participate in the systematic withdrawal plan. The withdrawals may be requested on the following basis:

●	As a specified dollar amount; or

●	In an amount equal to your required minimum distribution under the Internal Revenue Code.

For systematic withdrawals of Variable Subaccount Value other than the money market Holding Account Value, you may provide specific withdrawal instructions. If you do not provide instructions or if there is insufficient Variable Subaccount Value for the specified subaccounts, withdrawals will be processed on a Pro Rata basis from the value in all Variable Subaccounts other than the money market Holding Account. If there is insufficient Variable Subaccount Value other than the money market Holding Account Value, Holding Account Value will be withdrawn. If there is insufficient Holding Account Value, Risk Control Account Value will be withdrawn on a Pro Rata basis. No Surrender Charges or Market Value Adjustment will be deducted from systematic withdrawals to satisfy minimum required distributions established by the Internal Revenue Code. Other systematic withdrawals may be subject to Surrender Charges if they exceed the 10% annual free withdrawal amount. A Market Value Adjustment will be applied to all amounts taken from a Risk Control Account unless the systematic withdrawals are taken to satisfy minimum required distribution obligations.

Participation in the systematic withdrawal plan will terminate on the earliest of the following events:

●	The Surrender Value falls below the minimum required value of $2,000;

●	A termination date that you have specified is reached;

●	You request that your participation in the plan cease; or

●	The Payout Date is reached.

There are federal income tax consequences to partial withdrawals through the systematic withdrawal plan and you should consult with your tax adviser before electing to participate in the plan. We may discontinue offering the systematic withdrawal plan at any time.

Annual Free Withdrawal Amount. Each Contract Year, you may withdraw up to 10% of the total Purchase Payments received that are within the Surrender Charge Period at the time of the withdrawal for that Contract Year without incurring a Surrender Charge. As long as the partial withdrawals you take during a Contract Year do not exceed the Annual Free Withdrawal Amount, we will not assess a Surrender Charge.

If you make a partial withdrawal of less than the Annual Free Withdrawal Amount, the remaining Annual Free Withdrawal Amount will be applied to any subsequent partial withdrawal which occurs during the same Contract Year. Any remaining Annual Free Withdrawal Amount will not carry over to a subsequent Contract Year. Partial annuitization will count toward the Annual Free Withdrawal Amount.

The annual free withdrawal is subtracted from full surrenders for purposes of calculating the Surrender Charge.

Waiver of Surrender Charges. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital or Terminal Illness waiver, as described below. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination. Each waiver may be exercised only one time.

●

Nursing Home or Hospital Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant is confined to a licensed Nursing Home or Hospital, and has been confined to such Nursing Home or Hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of the Owner or Annuitant. We require verification of confinement to the Nursing Home or Hospital, and such verification must be signed by the administrator of the facility (not available in Massachusetts).

●

Terminal Illness Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant has a life expectancy of 12 months or less due to illness or accident. As proof, we require a determination of the Terminal Illness. Such determination must be signed by the licensed physician making the determination after the latter of Contract Issue Date or the date of change of the Owner or Annuitant. The physician may not be a member of your or the Annuitant’s immediate family (not available in New Jersey).

The laws of your state may limit the availability of the Surrender Charge waivers and may also change certain terms and/or benefits under the waivers. You should consult Appendix B to this Prospectus and your Contract for further details on these variations. Also, even if you do not pay a Surrender Charge because of the waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of a partial withdrawal on your taxes.

Surrenders

You may surrender your Contract for the Surrender Value at any time during the Accumulation Period by Authorized Request. If an Authorized Request in Good Order is received before 4:00 P.M. Eastern Time on a Business Day, it will be processed that day. If an Authorized Request in Good Order is received at or after 4:00 P.M. Eastern Time on a Business Day or on a non-Business Day, it will be processed on the next Business Day.

To surrender your Contract, you must make an Authorized Request in Good Order to our Administrative Office. The consent of all Owners and Irrevocable Beneficiaries must be obtained before the Contract is surrendered.

Surrender Charges and/or a Market Value Adjustment may apply to your Contract surrender. See “Market Value Adjustment” and “Fees and Expenses.” A surrender may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Federal Income Tax Matters.”

Partial Withdrawal and Surrender Restrictions

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.

Right to Defer Payments

Generally, the amount of any partial withdrawal or full surrender will be paid to you within seven days after we receive your Authorized Request in Good Order. With respect to the Risk Control Accounts and the fixed Holding Account, we reserve the right to postpone payment for up to six months after we receive your Authorized Request in Good Order, subject to obtaining prior written approval by the state insurance commissioner if required by the law of the state in which we issued the Contract. In the event of postponement as described above, we will pay interest on the proceeds if required by state law, calculated at the effective annual rate and for the time period required under state law.

With respect to Variable Subaccounts and the money market Holding Account, to the extent permitted by applicable law, we reserve the right to postpone payment of any partial withdrawal or full surrender or death benefit proceeds for any period when: (i) the New York Stock Exchange is closed (other than customary weekend and holiday closings), or the SEC determines that trading on the exchange is restricted; (ii) the SEC determines than an emergency exists such that disposal of securities held in the Variable Separate Account, or the termination of their value, is not reasonably practicable; or (iii) the SEC, by order, permits us to defer payment in order to protect persons with interests in the Funds. In addition, pursuant to SEC rules, if the money market fund available as one of the Fund options (the “Money Market Fund”) suspends payment of redemption proceeds in connection with the liquidation of the Money Market Fund, we may delay a transfer or payment of any partial withdrawal or full surrender from the Variable Subaccount investing in the Money Market Fund (“Money Market Subaccount”) until the Money Market Fund is liquidated. Moreover, if the Money Market Fund suspends payment of redemption proceeds in connection with the implementation of liquidity gates by such Money Market Fund, we will delay transfer or payment of any partial withdrawal or full surrender from the Money Market Subaccount until the removal of such liquidity gates.

Bailout Provision

We will set a single bailout rate for all Risk Control Accounts under the Secure Account option and a single bailout rate for all Risk Control Accounts under the Growth Account option. The bailout rate(s) will be prominently displayed on your Contract Data Page attached to the front of the cover page of the Contract and will not change during the life of your Contract. If the Index Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, the Bailout Provision allows you to transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary by Authorized Request without the application of a Market Value Adjustment. If the bailout rate equals the Index Rate Cap for your Risk Control Account, you will not be eligible to transfer your Risk Control Account Value under the Bailout Provision. For example, if the bailout rate for the Secure Account is set at 1.00% and the Index Rate Cap for the Secure Account is set at 1.00%, you would not be eligible to transfer under the Bailout Provision. If you intend to withdraw Risk Control Account Value transferred from a Risk Control Account under the Bailout Provision, the Risk Control Account Value would first be transferred to the Variable Subaccounts according to your instructions and then withdrawn from the Variable Subaccounts without the application of a Market Value Adjustment. The amount withdrawn from the Variable Subaccounts may be subject to a Surrender Charge. Partial withdrawals and surrender of the Contract by an Owner before age 59½ may also be subject to a ten percent tax. See “Federal Income Tax Matters” on page 64. We must receive your Authorized Request under the Bailout Provision in Good Order during the 30-day period following the Risk Control Account Anniversary. At any time the Index Rate Cap for your Risk Control Account is less than the bailout rate specified on your Contract Data Page, we may, at our discretion, restrict transfers into that Risk Control Account.

The Bailout Provision applies to all Risk Control Accounts.

DEATH BENEFIT

Death of the Owner

The Return of Purchase Payment Death Benefit Endorsement is attached to the Contract and provides a return of Purchase Payment Death Benefit during the Accumulation Period. The Death Benefit terminates on the earlier of the termination of the Contract or when the entire Contract is applied to an Income Payout Option.

If the Owner dies during the Accumulation Period (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in a form and manner satisfactory to us:

●	Proof of Death of the Owner while the Contract is in force;

●	our claim form from each Beneficiary, properly completed; and

●	any other documents we require.

The Death Benefit will equal the greater of your Contract Value on the date we receive all the documents listed above or total Purchase Payments adjusted for withdrawals. Withdrawals will proportionally reduce total Purchase Payments by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal. Withdrawals include deductions for any applicable Surrender Charges and Market Value Adjustment.

Examples of Death Benefit after a withdrawal:

Example 1. This example assumes the Contract Value is greater than the total Purchase Payments at the time of the withdrawal.

Assume the following information:

Initial Purchase Payment = $85,000

Additional Purchase Payments = $15,000

Withdrawal (including Surrender Charges and Market Value Adjustments) = $20,000; no other withdrawals have been taken

Contract Value at the time of withdrawal = $115,000

Step 1: Calculate total Purchase Payments:

●	Total Purchase Payments = Initial Purchase Payment + Additional Purchase Payments
●	Total Purchase Payments = $85,000 + $15,000 = $100,000

Step 2: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

●	Death Benefit payable immediately prior to the withdrawal = The greater of total Purchase Payments and Contract Value
●	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $115,000 = $115,000

Step 3: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

●	Ratio = Withdrawal / (Contract Value immediate prior to the withdrawal)
●	Ratio = $20,000 / $115,000 = 0.173913

Step 4: Calculate reduction to total Purchase Payments:

●	Reduction to total Purchase Payments = Ratio x (total Purchase Payments prior to withdrawal)
●	Reduction to total Purchase Payments = 0.173913 x $100,000 = $17,391.30

Step 5: Calculate total Purchase Payments adjusted for withdrawals:

●	Total Purchase Payments adjusted for withdrawals = Total Purchase Payments prior to withdrawal – Reduction to total Purchase Payments
●	Total Purchase Payments adjusted for withdrawals = $100,000 – $17,391.30 = $82,608.70

Step 6: Calculate the Contract Value after the withdrawal:

●	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal
●	Contract Value immediately after the withdrawal = $115,000 – $20,000 = $95,000

Step 7: Calculate the Death Benefit that would be payable immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of total Purchase Payments adjusted for withdrawals and Contract Value immediately after the withdrawal
●	Death Benefit payable immediately after the withdrawal = The greater of $82,608.70 and $95,000 = $95,000
●	The withdrawal of $20,000 reduced the Death Benefit payable by $20,000 (i.e. $115,000 - $95,000)

Example 2. This example assumes the Contract Value is less than the total Purchase Payments at the time of the withdrawal.

Assume the following information:

Initial Purchase Payment = $85,000

Additional Purchase Payments = $15,000

Withdrawal (including Surrender Charges and Market Value Adjustments) = $20,000; no other withdrawals have been taken

Contract Value at the time of withdrawal = $85,000

Step 1: Calculate total Purchase Payments:

●	Total Purchase Payments = Initial Purchase Payment + Additional Purchase Payments
●	Total Purchase Payments = $85,000 + $15,000 = $100,000

Step 2: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

●	Death Benefit payable immediately prior to the withdrawal = The greater of total Purchase Payments and Contract Value
●	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $85,000 = $100,000

Step 3: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

●	Ratio = Withdrawal / (Contract Value immediate prior to the withdrawal)
●	Ratio = $20,000 / $85,000 = 0.2352941

Step 4: Calculate reduction to total Purchase Payments:

●	Reduction to total Purchase Payments = Ratio x (total Purchase Payments prior to withdrawal)
●	Reduction to total Purchase Payments = 0.2352941 x $100,000 = $23,529.41

Step 5: Calculate total Purchase Payments adjusted for withdrawals:

●	Total Purchase Payments adjusted for withdrawals = Total Purchase Payments prior to withdrawal – Reduction to total Purchase Payments
●	Total Purchase Payments adjusted for withdrawals = $100,000 – $23,529.41 = $76,470.59

Step 6: Calculate the Contract Value after the withdrawal:

●	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal
●	Contract Value immediately after the withdrawal = $85,000 – $20,000 = $65,000

Step 7: Calculate the Death Benefit that would be payable immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of total Purchase Payments adjusted for withdrawals and Contract Value immediately after the withdrawal
●	Death Benefit payable immediately after the withdrawal = The greater of $76,470.59 and $65,000 = $76,470.59
●	The withdrawal of $20,000 reduced the Death Benefit payable by $23,529.41 (i.e. $100,000 - $76,470.59)

As illustrated in Example 2, the Death Benefit calculation may result in a reduction in the Death Benefit that is significantly larger than the withdrawal amount.

If an Owner is added or changed, the amount that will be paid upon the death of the new Owner is equal to the Contract Value on the date we receive all the documents listed above. There is no impact on the Death Benefit if an Owner is removed or if the Owner is changed due to a spousal continuation.

If we receive Proof of Death before 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of that day. If we receive Proof of Death at or after 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of the next Business Day. The Death Benefit proceeds will be paid within 7 days after our receipt of due proof of death and all other required documents as described above.

No Surrender Charges or Market Value Adjustments will apply to the Death Benefit.

Within 60 days after we receive Proof of Death, the Beneficiary must elect the payment method for the Death Benefit. Those options are described below. We will pay the Death Benefit in a manner that complies with the requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable. If one or more Beneficiaries do not elect a payment method within 60 days of our receipt of due proof of death of the Owner, we will pay the Death Benefit proceeds to those Beneficiaries who did elect a payment method according to the payment method elected by the Beneficiary. If the Beneficiary has not elected a payment method, the Beneficiary’s interest in the Contract will be distributed as a lump sum immediately following the 60-day period.

Death of Annuitant While the Owner is Living

If an Owner is a natural person and the Annuitant dies during the Accumulation Period, the following will occur: (i) if there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant; and (ii) if there is no Joint Annuitant, the Owner (Primary Owner if joint Owner) will become the Annuitant. If, however, the Owner is not a natural person and the Annuitant dies during the Accumulation Period, the following will occur: (i) if there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant; and (ii) if there is no Joint Annuitant, the Beneficiary must elect to receive the Death Benefit proceeds. If you have any questions concerning the criteria you should use when choosing Annuitants under the Contract, consult your financial professional.

Death Benefit Payment Options

The following rules apply to the payment of the Death Benefit under a Non-Qualified Contract:

●

Spouses – If the sole Beneficiary is the surviving Spouse of the deceased Owner, then he or she may choose to continue the Contract and become the new Owner (except under certain Qualified Contracts). At the death of the surviving Spouse, this provision may not be used again, even if that surviving Spouse remarries. In that case, the rules for non-Spouses will apply. A surviving Spouse may also elect to receive the Death Benefit proceeds in a lump sum, apply the proceeds to an Income Payout Option, or receive the Death Benefit proceeds within five years of the date of the Owner’s death.

●

Non-Spouses – If the Beneficiary is not the surviving Spouse of the deceased Owner, then this Contract cannot be continued. Instead, upon the death of any Owner, the Beneficiary must choose one of the following:

●

Receive the Death Benefit (if the Beneficiary is a natural person) pursuant to one of the Income Payout Options. Payments under an Income Payout Option must begin within one year of the Owner’s death and must not extend beyond the Beneficiary’s life expectancy;

●	Receive the Death Benefit in one lump sum following our receipt of Proof of Death; or

●	Receive the Death Benefit in one lump sum, deferred for up to five years from the date of the Owner’s death.

Upon receipt of Proof of Death, the Beneficiary must instruct us how to treat the proceeds subject to the distribution rules discussed above. Other minimum distribution rules apply to Qualified Contracts.

Impact of Spousal Continuation on the Death Benefit

If the surviving Spouse of the deceased Owner chooses to continue the Contract and become the new Owner, effective on the continuation date, we will set the Contract Value equal to the Death Benefit proceeds that would have been payable to the Spouse as the designated Beneficiary.

On or after the continuation date, the Death Benefit is equal to the greater of the Contract Value on the date we receive all documents listed above under the “Death of Owner” section or total Purchase Payments adjusted for withdrawals since the continuation date; where total Purchase Payments is equal to the Contract Value on the continuation date, increased by additional Purchase Payments received since the continuation date. Withdrawals will proportionally reduce total Purchase Payments by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal. Withdrawals include deductions for any applicable Surrender Charges and Market Value Adjustments.

No Surrender Charges or Market Value Adjustments will apply to the Death Benefit.

Death of Owner or Annuitant After the Payout Date

If an Annuitant dies during the Payout Period, remaining income payments or Death Benefit proceeds, if any, will be distributed as provided by the Income Payout Option in effect. The Income Payout Option in effect will determine whether additional income payments or a Death Benefit apply.

If an Owner dies during the Payout Period, any remaining income payments will be distributed at least as rapidly as provided by the Income Payout Option in effect.

Interest on Death Benefit Proceeds

Interest will be paid on lump sum Death Benefit proceeds if required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law.

Abandoned Property Requirements

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

INCOME PAYMENTS – THE PAYOUT PERIOD

Payout Date

When you purchase the Contract, we will set the Payout Date as the Contract Anniversary following the Annuitant’s 95th birthday. If there are Joint Annuitants, we will set the Payout Date based on the age of the oldest Joint Annuitant. Please refer to the Data Page of your Contract for details.

You may change the Payout Date by sending an Authorized Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 days before the anticipated Payout Date; (iii) the requested Payout Date is at least two years after the Contract Issue Date; and (iv) the requested Payout Date is no later than the anticipated Payout Date as shown on your Contract Data Page. Any such change is subject to any maximum maturity age restrictions that may be imposed by law.

Payout Period

The Payout Period is the period of time that begins on the Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen. On the first day of the Payout Period, the Contract Value will be applied to the Income Payout Option you selected. A Surrender Charge and Market Value Adjustment will not apply to proceeds applied to an Income Payout Option. You cannot change the Annuitant or Owner on or after the Payout Date for any reason.

Terms of Income Payments

We use fixed rates of interest to determine the amount of fixed income payments payable under the Income Payout Options. Fixed income payments are periodic payments from us to the Owner, the amount of which is fixed and guaranteed by us. The amount of each payment depends on the form and duration of the Income Payout Option chosen, the age of the Annuitant, the gender of the Annuitant (if applicable), the amount applied to purchase the Income Payments and the applicable income purchase rates in the Contract. The income purchase rates in the Contract are based on a minimum guaranteed interest rate of 1%. We may, in our discretion and on a non-discriminatory basis, make Income Payments in an amount based on a higher interest rate. Once income payments begin, you cannot change the terms or method of those payments. We do not apply a Surrender Charge or Market Value Adjustment to income payments.

We will make the first income payment on the Payout Date. We may require proof of age and gender (if the Income Payout Option Rates is based on gender) of the Annuitant/Joint Annuitants before making the first income payment. To receive income payments, the Annuitant/Joint Annuitant must be living on the Payout Date and on the date that each subsequent payment is due as required by the terms of the Income Payout Option. We may require proof from time to time that this condition has been met.

INCOME PAYOUT OPTIONS

Election of an Income Payout Option

You and/or the Beneficiary may elect to receive one of the Income Payout Options described under “Options” below. The Income Payout Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

The election of an Income Payout Option must be made by Authorized Request. The election is irrevocable after the payments commence. The Owner may not assign or transfer any future payments under any option.

The amount applied under each option must be at least $2,500, or the amount required to provide an initial monthly income payment of $20.

We will make income payments monthly, quarterly, semiannually, or annually for the Installment Option. Life Income and Joint Survivor options allow monthly income payments. We will also furnish the amount of such payments on request. Payments that are less than $20 will only be made annually.

If you do not select an Income Payout Option, we will make monthly payments on the following basis, unless the Internal Revenue Code requires that we pay in some other manner in order for this Contract to qualify as an annuity or to comply with Section 401(a)(9), in which case we will comply with those requirements;

●	Life Income Option with a 10-Year Guaranteed Period Certain (as described below) for Contracts with one Annuitant; and

●	Joint and Survivor Life Income Option with a 10-Year Guaranteed Period Certain (as described below) for Contracts with two Annuitants.

You may change your Income Payout Option any time before payments begin on the Payout Date.

Options

We offer the following Income Payout Options described below. The frequency and duration of income payments will affect the amount you receive with each payment. In general, if income payments are expected to be made over a longer period of time, the amount of each income payment will be less than the amount of each income payment if income payments are expected to be made over a shorter period of time. Similarly, more frequent income payments will result in the amount of each income payment being lower than if income payments were made less frequently for the same period of time.

Option 1 -- Installment Option. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before income payments have been made for the chosen number of years: (a) income payments will be continued for the remainder of the period to the Owner; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Owner. For purposes of the present value calculation, guaranteed rates will be used.

Option 2 -- Life Income Option -- Guaranteed Period Certain. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all the income payments have been made for the guaranteed period certain: (a) income payments will be continued for the remainder of the guaranteed period to the Owner; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Owner. For purposes of the present value calculation, guaranteed rates will be used. The guaranteed period certain choices are 0 (life income only), 5, 10, 15, or 20 years. If a guaranteed period of 0 years (life income only) is selected and the Annuitant dies before the date the first income payment is made, no income payments would be paid.

Option 3 -- Joint and Survivor Life Income Option – with 10 Year Guaranteed Period Certain. We will pay monthly income payments for as long as either of the Annuitants lives. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years: (a) income payments will be continued for the remainder of the guaranteed period certain to the Owner; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Owner. For purposes of the present value calculation, guaranteed rates will be used.

The Income Payout Options described above may not be offered in all states. Any state variations are described in Appendix B to this Prospectus. Further, we may offer other Income Payout Options. More than one option may be elected. If your Contract is a Qualified Contract, not all options may satisfy required minimum distribution rules. In addition, note that effective for Qualified Contract Owners who die on or after January 1, 2020, subject to certain exceptions, most non-spouse designated beneficiaries must now complete death benefit distributions within ten years of the Owner’s death in order to satisfy required minimum distribution rules. Consult a tax advisor. Option 2 and Option 3 pay monthly income payments. We do allow partial annuitization. Partial annuitization will count toward the Annual Free Withdrawal Amount.

FEDERAL INCOME TAX MATTERS

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

Tax Status of the Contracts

Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Diversification Requirements. Section 817(h) of the Code provides that separate account investment underlying a contract must be “adequately diversified” in accordance with Treasury regulations in order for the Contract to qualify as an annuity contract under Section 72 of the Code. The Variable Account, through each Fund, intends to comply with the diversification requirements prescribed in regulations under Section 817(h) of the Code, which affect how the assets in the various Subaccounts may be invested. Although we do not have direct control over the Funds in which the Variable Account invests, we believe that each Fund in which the Variable Account owns shares will meet the diversification requirements, and therefore, the Contract will be treated as an annuity contract under the Code.

Owner Control. In certain circumstances, owners of variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the Contract Owners have been currently taxed on income and gains attributable to the variable account assets. There is limited guidance in this area, and some features of the Contract, such as the flexibility of an owner to allocate premium payments and transfer amounts among the investment divisions of the separate account, have not been explicitly addressed in published rulings. While we believe that the Contract does not give Owners investment control over separate account assets, we reserve the right to modify the Contract as necessary to prevent an Owner from being treated as the Owner of the separate account assets supporting the Contract.

Required Distributions. In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (i) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (ii) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death unless distributions are made over life or life expectancy, of such Beneficiary, beginning within one year of the death of the Owner. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these Internal Revenue Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner’s investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive Market Value Adjustment that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of Market Value Adjustments and you may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract and Qualified Contract, there may be an imposed federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:

●	made on or after the taxpayer reached age 59½;

●	made on or after the death of an Owner;

●	attributable to the taxpayer’s becoming disabled; or

●	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

Partial Annuitization. If part of an annuity contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals. The payment options under the Contract are intended to qualify for this “partial annuitization” treatment. Please consult a tax advisor if you are considering a partial annuitization.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.

Transfers, Assignments or Exchanges of the Contract. A transfer or assignment of ownership of the Contract, the designation of an Annuitant other than the Owner, the selection of certain maturity dates, or the exchange of the Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law. This Contract is available as a qualified contract as follows.

Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59½, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.

Roth IRAs, as described in Internal Revenue Code Section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (i) before age 59½ (subject to certain exceptions), or (ii) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules. Please note recent important changes to the required minimum distribution rules. Under IRAs and defined contribution requirement plans, most non-spouse beneficiaries will no longer be able to satisfy these rules by “stretching” payouts over life. Instead those beneficiaries will have to take their post-death distributions within ten years. Certain exceptions apply to “eligible designated beneficiaries” which include disabled and chronically ill individuals, individuals who are ten or less years younger than the deceased individual and children who have not reached the age of majority. This change applies to distributions to designated beneficiaries of individuals who die on or after January 1, 2020. Consult a tax advisor if you are affected by these new rules.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

Under certain circumstances, the Internal Revenue Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS. The federal estate tax, gift tax and GST tax exemptions and maximum rates may each be adjusted.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Same-Sex Spouses

The Contract provides that upon your death, a surviving Spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law.  Consult a tax adviser for more information on this subject.

Annuity Purchases By Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of the Contract and do not intend the above discussion as tax advice.

Important Information about the Indices

Bank of America/Merrill Lynch Index

The Contract is not sponsored, endorsed, sold or promoted by Bank of America/Merrill Lynch (“BofA Merrill Lynch”). BofA Merrill Lynch has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Contract, nor makes any representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the Contract or the advisability of investing in the Contract, particularly the ability of the Bank of America/Merrill Lynch Index to track performance of any market or strategy. BofA Merrill Lynch’s only relationship to the Company is the licensing of certain trademarks and trade names and indices or components thereof.  The Bank of America/Merrill Lynch Index is determined, composed and calculated by BofA Merrill Lynch without regard to the Company or the Contract or its Owners. BofA Merrill Lynch has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the Bank of America/Merrill Lynch Index. BofA Merrill Lynch is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the Contract to be issued or in the determination or calculation of the equation by which the Contract is to be priced, sold, purchased, or redeemed. BofA Merrill Lynch has no obligation or liability in connection with the administration, marketing, or trading of the Contract.

BOFA MERRILL LYNCH DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BANK OF AMERICA/MERRILL LYNCH INDEX OR ANY DATA INCLUDED THEREIN AND BOFA MERRILL LYNCH SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, UNAVAILABILITY, OR INTERRUPTIONS THEREIN.  BOFA MERRILL LYNCH MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, HOLDERS OF THE PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BANK OF AMERICA/MERRILL LYNCH INDEX OR ANY DATA INCLUDED THEREIN.  BOFA MERRILL LYNCH MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, WITH RESPECT TO THE BANK OF AMERICA/MERRILL LYNCH INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BOFA MERRILL LYNCH HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Bank of America/Merrill Lynch Index is a trademark of Bank of America/Merrill Lynch or its affiliates and has been licensed for use by the Company.

S&P 500 Index. The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Contract. S&P has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The S&P 500 Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The S&P 500 Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks.

The S&P 500 Index is a trademark of Standard & Poor’s or its affiliates and has been licensed for use by the Company.

MSCI EAFE Index. The Contract is not sponsored, endorsed, sold or promoted by Morgan Stanley Capital International Inc. (“MSCI”). MSCI makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the MSCI EAFE Index to track general stock market performance. MSCI’s only relationship to the Company is in the licensing of certain trademarks and trade names of MSCI and of the MSCI EAFE Index which is determined, composed and calculated by MSCI without regard to the Company or the Contract. MSCI has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the MSCI EAFE Index. MSCI is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. MSCI has no obligation or liability in connection with the administration, marketing or trading of the Contract.

MSCI DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN AND MSCI SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. MSCI MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI INDEX OR ANY DATA INCLUDED THEREIN. MSCI MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across developed markets countries around the world, excluding the U.S. and Canada. With 912 constituents, the MSCI EAFE Index covers approximately 85% of the free float-adjusted market capitalization in each country.

The MSCI EAFE Index is a trademark of MSCI or its affiliates and has been licensed for use by the Company.

On March 27, Congress passed the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”).  Among other provision, the CARES Act includes temporary relief from certain tax rules applicable to qualified contracts.

Required Minimum Distributions. The CARES Act allows participants and beneficiaries in certain qualified plans and IRAs to suspend taking required minimum distributions in 2020, including any initial required minimum distributions for 2019 that would have been due by April 1, 2020.  Additionally, the year 2020 will not be counted in measuring the five year post-death distribution period requirement.  Any distributions made in 2020 that, but for the CARES Act, would have been a required minimum distribution will instead be eligible for rollover and will not be subject to the 20% mandatory withholding.

Retirement Plan Distribution Relief.  Under the CARES Act, an “eligible participant” can withdraw up to a total of $100,000 from IRAs and certain qualified plans that adopt this provision without being subject to the 10% additional tax on early distributions. The Federal income tax on these distributions can be spread ratably over three years and the distributions may be re-contributed during the three-year period following the distribution.  For these purposes, eligible participants are participants who:

•	have been diagnosed with COVID-19,
•	have spouses or dependents diagnosed with COVID-19, or
•	have experienced adverse financial consequences stemming from COVID-19 as a result of
○	being quarantined, furloughed or laid off,
○	having reduced work hours,
○	being unable to work due to lack of child care,
○	the closing or reduction of hours of a business owned or operated by the participant, or
○	other factors determined by the Treasury Department.

Eligible participants can take these distributions from 401(k), 403(b), and governmental 457(b) plans even if they would otherwise be subject to in-service withdrawal restrictions (e.g., distributions before age 59-1/2) and the 20% withholding that would otherwise apply to these distributions does not apply.

OTHER INFORMATION

Distribution of the Contract

We offer the Contract on a continuous basis.  We have entered into a distribution agreement with our affiliate, CBSI, for the distribution of the Contract. MEMBERS Life Insurance Company and CBSI are both wholly-owned subsidiaries of CUNA Mutual Investment Corporation. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. Contracts are sold by licensed insurance agents (the "Selling Agents") in those states where the Contract may be lawfully sold.  Such Selling Agents will be registered representatives of CBSI or other affiliated and unaffiliated broker-dealer firms (the "Selling Broker-Dealers") registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who have entered into the Company’s selling agreements with us and the principal underwriter, CBSI.

We pay CBSI and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract.  The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to CBSI and the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.  The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents who are registered representatives of CBSI or our affiliates are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items that we may jointly provide with CBSI or our affiliates. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives of CBSI qualify for such benefits. Selling Agents who are registered representatives of CBSI or our affiliates may receive other payments from us for services that do not directly involve the sale of the Contracts, including payments made for the recruitment and training of personnel, production of promotional literature and similar services.

The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the Contract sold but is not expected to be more than 7.25% of each Purchase Payment. We may also pay asset-based commission (sometimes called trail commissions) in addition to the Purchase Payment-based commission. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers.  These allowances may be based on a percentage of each Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as "override" compensation or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support.  These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars.  The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through the fees and charges imposed under the Contract.

Business Disruption and Cyber-Security Risks

We rely heavily on interconnected computer systems and digital data to conduct our variable and index-linked product business activities. Because our variable and index-linked product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential Owner information. Such systems failures and cyber-attacks affecting us, CBSI, the Funds and intermediaries may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of Contract transactions, including the processing of orders with the Funds, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or CBSI, the Funds and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber-security risks may also impact the issuers of securities in which the Funds invest, which may cause the Funds underlying your Contract to lose value. There can be no assurance that we, CBSI, the Funds or intermediaries will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

Authority to Change

Only the President or Secretary of the Company may change or waive any of the terms of your Contract. Any change must be in writing and signed by the President or Secretary of the Company. You will be notified of any such change, as required by law.

Incontestability

We consider all statements in your application (in the absence of fraud) to be representations and not warranties. We will not contest your Contract.

Misstatement of Age or Gender

If an Annuitant’s date of birth is misstated, we will adjust the income payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant’s correct date of birth. If an Annuitant’s gender has been misstated, and the Life Income Rate Type is based on gender, we will adjust the income payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant’s correct gender. We will add any underpayments to the next payment. We will subtract any overpayment from future payments. We will not credit or charge any interest to any underpayment or overpayment.

Conformity with Applicable Laws

The provisions of the Contract conform to the minimum requirements of the state in which the Contract is delivered (i.e., the “state of issue”). The laws of the state of issue control any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date. If any provision of your Contract is determined not to provide the minimum benefits required by the state in which the Contract is issued, such provision will be deemed to be amended to conform or comply with such laws or regulations. Further, the Company will amend the Contract to comply with any changes in law governing the Contract or the taxation of benefits under the Contract.

Reports to Owners

At least annually, we will mail a report to you at your last known address of record, a report that will state the beginning and end dates for the current report period; your Contract Value at the beginning and end of the current report period; the amounts that have been credited and debited to your Contract Value during the current report period, identified by the type of activity the amount represents; the Surrender Value at the end of the current report period; and any other information required by any applicable law or regulation.

You also will receive confirmations of each financial transaction, such as transfers, withdrawals, and surrenders.

Change of Address

You may change your address by writing to us at our Administrative Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

Inquiries

You may make inquiries regarding your Contract by writing to us or calling us at our Administrative Office.

CORPORATE HISTORY OF THE COMPANY

We are a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). We were formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company’s name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 in connection with the concurrent merger of MEMBERS Life Insurance Company (Texas) into the Company. We re-domiciled from Wisconsin to Iowa on May 3, 2007. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa. Currently, we have no employees.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world’s largest direct underwriters of credit life and disability insurance, and is a major provider of qualified pension products to credit unions. Further, CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of TruStage Financial Group, Inc. (f/k/a CUNA Mutual Financial Group, Inc.), which is a wholly-owned subsidiary of CUNA Mutual Holding Company (“CM Holding”), a mutual holding company organized under the laws of the State of Iowa.

In August 2013, the Company began issuing an Index-Linked Annuity Contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under this Contract. In December 2018, the Company began issuing a flexible premium deferred variable and index linked annuity contract under the name “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity” Contract. In August 2019, the Company began issuing a single premium deferred index annuity contract under the name “CUNA Mutual Group Zone Income™ Annuity”. In August 2019, the Company began issuing a single premium deferred index annuity under the name “CUNA Mutual Group Zone Income Annuity.” These annuity contracts account for all the new product sales of the Company. The Company also serves previously existing blocks of individual and group life policies.

CMFG Life provides significant services required in the conduct of the Company’s operations. We have entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement for the administration of our business pursuant to which CMFG Life performs certain administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as certain resources and personnel with us; and pursuant to which CMFG Life provides us with certain procurement, disbursement, billing and collection and services.

You may write us at 2000 Heritage Way, Waverly, Iowa 50677-9202, or call us at 1-800-798-5500.

We share office space with our indirect parent, CMFG Life. CMFG Life occupies office space in Madison, Wisconsin and Waverly, Iowa that is owned by CMFG Life. Expenses associated with the facilities are allocated to us through the Amended and Restated Expense Sharing Agreement that we entered into with CMFG Life on January 1, 2015.

Financial Information

Our financial statements have been prepared in accordance with U.S. GAAP.

Investments

Our investment portfolio consists primarily of fixed income securities.

Reinsurance

We reinsure our life insurance exposure with an affiliated insurance company under a traditional indemnity reinsurance arrangement. We entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force, as of October 31, 2012 to CMFG Life. On September 30, 2015, we amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, we entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance

Agreement with CMFG Life to cede 100% of the business related to the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity Contracts. On August 19, 2019, we entered into a Coinsurance Agreement with CMFG Life to cede 100% of the business related to CUNA Mutual Group Zone Income™ Annuity contracts. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

Policy Liabilities and Accruals

The applicable accounting standards and state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies.

POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS

Although economic conditions both domestically and globally have continued to improve since the recession from late 2007 through the first half of 2009, we remain vulnerable to market uncertainty and continued financial instability of national, state and local governments. Conditions in the global capital markets and economy could deteriorate in the near future and affect our financial position and our level of earnings from our operations.

Markets in the United States and elsewhere remain subject to volatility and disruption. Any future economic downturn or market disruption could negatively impact our ability to invest our funds.

Specifically, if market conditions deteriorate in 2020 or beyond:

●	our investment portfolio could incur other-than-temporary impairments;

●	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products which may be difficult in a distressed market. If capital would be available, it may be the terms that are not favorable to us; or

●	Our liquidity could be negatively affected and we could be forced to further limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits and operating expenses.

The principal sources of our liquidity are monthly settlements under the coinsurance agreements with CMFG Life, annuity deposits, investment income, proceeds from the sale, maturity and call of investments and capital contributions from CMFG Life.

Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners (“NAIC”) and the SEC. Some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength. It may also impair our ability to retain customers which could increase surrenders and impact profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities (and combinations thereof) sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, services provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on the performance of our products. We will not be able to accumulate and retain assets under management for our products if our products underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

The loss of key executives could disrupt our operations.

Our success depends in part on the continued service of key executives within our Company and CMFG Life’s ability to attract and retain additional executives and employees. The loss of key executives or CMFG Life’s inability to recruit and retain additional qualified personnel could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

Changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

We are subject to the NAIC's risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, anti-discrimination regulation, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. In addition, legislation has been enacted that could result in the federal government assuming some role in the regulation of the insurance industry.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) enacted in July 2010 made sweeping changes to the regulation of financial services entities, products and markets. The Dodd-Frank Act directed existing and newly-created government agencies and bodies to perform studies and promulgate a multitude of regulations implementing the law, a process that has substantially advanced but is not yet complete. While a number of studies and much of the rule-making process has already been completed, there continues to be uncertainty regarding the results of ongoing studies and the ultimate requirements of regulations that have not yet been adopted. Although the current presidential administration has indicated a desire to revise or reverse some of its provisions, the fate of these proposals is unclear, and we cannot predict with certainty how the Dodd-Frank Act will continue to affect the financial markets generally, or impact our business, ratings, results of operations, financial condition or liquidity.

Among other things, the Dodd-Frank Act imposes a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace and grants new joint regulatory authority to the SEC and the U.S. Commodity Futures Trading Commission (“CFTC”) over OTC derivatives. While the SEC and CFTC continue to promulgate rules required by the Dodd-Frank Act, most rules have been finalized and, as a result, certain of the Company’s derivatives operations are subject to, among other things, new recordkeeping, reporting and documentation requirements and new clearing requirements for certain swap transactions (currently, certain interest rate swaps and index-based credit default swaps; cleared swaps require the posting of margin to a clearinghouse via a futures commission merchant and, in some case, to the futures commission merchant as well).

In addition, in the latter part of 2015, U.S. federal banking regulators and the CFTC adopted regulations that will require swap dealers, security-based swap dealers, major swap participants and major security-based swap participants (“Swap Entities”) to post margin to, and collect margin from, their OTC swap counterparties (the “Margin Rules”). Pursuant to the Margin Rules, the Company is required to exchange variation margin with its derivatives counterparties that are Swap Entities and it may be required to exchange initial margin with such counterparties beginning in September 2020.

Other regulatory requirements may indirectly impact us. For example, non-U.S. counterparties of the Company may also be subject to non-U.S. regulation of their derivatives transactions with the Company. In addition, counterparties regulated by the Prudential Regulators (which consist of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency) are subject to liquidity, leverage and capital requirements that impact their derivatives transactions with the Company. Collectively, these new requirements have increased the direct and indirect costs of our derivatives activities and may further increase them in the future.

The Dodd-Frank Act also established a Federal Insurance Office (“FIO”) under the U.S. Treasury Department. Although the Federal Insurance Office was not granted general supervisory authority over the insurance industry, it is authorized to, among other things, (1) monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance and (2) recommend changes to the state system of insurance regulation to the U.S. Congress. The FIO was required to issue several reports to Congress on the insurance industry, most notably, (i) a report on “how to modernize and improve the system of insurance regulation in the United States”, and (ii) a report on “the breadth and scope of the global reinsurance market and the critical role such market plays in supporting insurance in the United States.” The FIO has completed such reports and it remains to be seen whether either of the FIO’s reports will affect the manner in which insurance and reinsurance are regulated in the U.S. and, thereby, the Company’s business.

The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”), which is charged with identifying risks to the financial stability of the U.S. financial markets, promoting market discipline, and responding to emerging threats to the stability of the U.S. financial markets. The FSOC is empowered to make recommendations to primary financial regulatory agencies regarding the application of new or heightened standards and safeguards for financial activities or practices, and certain participation in such activities, that threaten the stability of the U.S. financial markets. In addition, the FSOC is authorized to determine whether an insurance company is systematically significant and to recommend that it should be subject to enhanced prudential standards and to supervision by the Board of Governors of the Federal Reserve System. In April 2012, the FSOC approved its final rule for designating non-bank financial companies as systemically important financial institutions (“SIFI”). Under the final rule, the Company’s assets, liabilities and operations do not currently satisfy the financial thresholds that serve as the first step of the three-stage process to designate a non-bank financial company as a SIFI. While recent developments suggest that it is unlikely that FSOC will be designating additional non-bank financial companies as systematically significant, there can be no assurance of that unless and until FSOC’s authority to do so has been rescinded.

Separate from any SIFI designation, the Company could potentially be subject to the orderly liquidation authority of the Federal Deposit Insurance Corporation (“FDIC”), in accordance with Title II of the Dodd-Frank Act. Title II of the Dodd-Frank Act provides that the FDIC, under certain circumstances, may be appointed receiver of a “covered financial company,” which could include an insurance company, for purposes of liquidating such company. This would apply to insurance companies in a limited context, where the relevant state insurance regulator has failed to act within 60 days after a determination has been made to subject the insurance company to the FDIC’s orderly liquidation authority, and resolution by the FDIC would be in accordance with state insurance law. The uncertainty about regulatory requirements could influence the Company’s product line or other business decisions with respect to some product lines.

Additionally, Dodd-Frank created the Consumer Financial Protection Bureau (“CFPB”), an independent division of the Department of Treasury with jurisdiction over credit, savings, payment, and other consumer financial products and services, but excluding investment products already regulated by the SEC or the CFTC. The CFPB has supervisory authority over certain non-banks whose activities or products it determines pose risks to consumers. In addition to promulgating rules that could impose compliance obligations on the Company, the CFPB continues to bring enforcement actions involving a growing number of issues, including actions brought jointly with state Attorneys General, which could directly or indirectly affect the Company. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area. The Company is unable at this time to predict the impact of the CFPB’s activities on the Company.

Although the full impact of the Dodd-Frank Act cannot be determined until all of the various studies mandated by the law are conducted and all implementing regulations are adopted, many of the legislation’s requirements could have profound and/or adverse consequences for the financial services industry, including for the Company. The Dodd-Frank Act could make it more expensive for the Company to conduct business, require the Company to make changes to its business model, or satisfy increased capital requirements. Additionally, there is substantial uncertainty as to whether aspects of the Dodd-Frank Act or regulatory bodies established thereunder will be impacted by regulatory or legislative changes made by the Trump administration or Congress.

Regulation of Broker-Dealers and Sales of Insurance Products

The sales of our insurance products could also be adversely affected to the extent that some or all of the firms that distribute our products face heightened regulatory scrutiny, increased regulation and potentially heightened litigation risks that cause them to de-emphasize sales of the types of products issued by us.

The SEC adopted a series of rules related to the standard of care owed by a broker-dealer to its customers (“Regulation BI”), and the creation of a Form CRS Relationship Summary. The obligations of Regulation BI and Form CRS generally become effective on June 30, 2020. Among other things, Regulation BI would impose a “best interest” standard of care on broker-dealers making recommendations to their customers. Broker-dealers and investment advisers would be required to provide the Form CRS Relationship Summary to their customers. The Form is designed to provide information about the broker-dealer or investment adviser to their customers. The changes under Regulation BI and the Form CRS could increase our overall compliance costs. In addition, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.

There is also a possibility that the various states may develop rules raising the standard of care owed by insurance agents to their customers. For example, the NAIC has been working towards the adoption of revisions to the NAIC’s Suitability in Annuity Transactions Model Regulation that would impose a requirement that any recommendation of an annuity product be in the consumer’s best interest. As a result, as this or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. Whether other state proposals, or the proposed amendments to the NAIC’s Suitability in Annuity Transactions Model Regulation, will ultimately be adopted is uncertain.

Events outside of our control may negatively affect our business continuity, results of operations and financial performance

The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, a support failure from external providers or other events outside of our control, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affects our computer-based data processing transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats.

In addition to disruptions to our operations, period of market volatility may occur in response to pandemics or other events outside of our control. For example, in December 2019, a novel strain of coronavirus surfaced in Wuhan, China, which has resulted in the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factors around the world. As the potential impact on global markets from the coronavirus is difficult to predict, the extent to which the coronavirus may negatively affect our results of operations and financial performance or the duration of any potential business disruption is uncertain. Any potential impact to our results of operations and financial performance will depend to a large extent on future developments and new information that may emerge regarding the duration and severity of the coronavirus and the actions taken by authorities and other entities to contact the coronavirus or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our results of operations and financial performance.

Changes in federal income taxation laws may affect sales of our products and profitability.

The annuity products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the "inside build-up") is deferred until it is received by the policyholder. With other savings and investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Distributions from non-qualified annuity policies have been considered "investment income" for purposes of the Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances, a 3.8% tax ("Medicare Tax") may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the U.S. Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. There can be no assurance that any future litigation will not have a material adverse effect on our business, financial condition or results of operations through distraction of our management or otherwise.

SELECTED FINANCIAL DATA

The following selected financial data is derived from the Company’s financial statements and should be read in conjunction with the discussion under Management's Discussion and Analysis of Financial Condition and Results of Operations. The results of operations data for the years ended December 31, 2019, 2018 and 2017 and the balance sheet data as of December 31, 2019 and 2018 should be read in conjunction with our financial statements and related notes appearing elsewhere in this Prospectus. The results for the past periods are not necessarily indicative of results that may be achieved in future periods. The Company entered into reinsurance agreements in 2019, 2015, 2013 and 2012 which significantly impact the Company’s financial results and presentation. See Note 7 of the Notes to Financial Statements appearing elsewhere in this Prospectus for additional information on these agreements.

Results of Operations Data:	For the year ended December 31,
	2019	2018	2017	2016	2015
	(Dollars in thousands)
Revenues
Life and health premiums, net	$—	$—	$—	$(21)	$(1,175)
Contract charges, net	—	—	—	—	18
Net investment income	1,677	762	517	376	366
Net realized investment gains (losses)	17	(17)	—	—	117
Other income	38	18	3,996	3,415	5,336

Total revenues	1,732	763	4,513	3,770	4,662

Benefits and expenses
Life and health insurance claims and benefits, net	—	—	2	(1)	(1,204)
Interest credited to policyholder account balances, net	40	(15)	—	—	4
Operating and other expenses	343	151	1,709	1,049	1,633

Total benefits and expenses	383	136	1,711	1,048	433

Income before income taxes	1,349	627	2,802	2,722	4,229
Income tax expense (benefit)	(2)	(182)	723	887	1,449

Net income	$1,351	$809	$2,079	$1,835	$2,780

Balance Sheet Data:	For the year ended December 31,
	2019	2018	2017	2016	2015
	(Dollars in thousands)
Assets
Debt securities, available for sale, at fair value	$35,744	$29,569	$10,667	$10,539	$12,351
Cash and cash equivalents	29,037	24,912	18,440	18,732	17,093
Reinsurance recoverable from affiliate	23,927	24,034	23,973	23,687	24,628
Assets on deposit	4,274,964	3,138,096	2,453,033	1,619,113	947,595
Other assets	5,646	9,427	11,299	14,138	6,144
Separate account assets	169,654	103,205	69,005	20,221	—
Total assets	$4,538,972	$3,329,243	$2,586,417	$1,706,430	$1,007,811

Liabilities and stockholder’s equity
Claim and policy benefit reserves – life and health	$22,551	$26,836	$23,052	$21,506	$21,537
Policyholder account balances	4,281,679	3,142,077	2,456,634	1,622,448	951,068
Other liabilities	22,556	17,205	19,028	18,970	13,658
Separate account liabilities	169,654	103,205	69,005	20,221	—
Total liabilities	4,496,440	3,289,323	2,567,719	1,683,145	986,263
Total stockholder’s equity	42,532	39,920	18,698	23,285	21,548
Total liabilities and stockholder’s equity	$4,538,972	$3,329,243	$2,586,417	$1,706,430	$1,007,811

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at December 31, 2019 and December 31, 2018; our results of operations for the years ended December 31, 2019 and 2018; and where appropriate, factors that may affect future financial performance. A discussion on the Results of Operations for the year ended December 31, 2017 is included in the “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” section in the prospectus to the Form S-1/A as filed on April 18, 2019 (File No. 333-222172). This discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this Prospectus. The dollar amounts disclosed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are in thousands.

Cautionary Statement Regarding Forward-Looking Information

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in press releases, presentations by us, our immediate parent CMIC, or CUNA Mutual Holding Company (“CM Holding”), our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate", "believe", "plan", "estimate", "expect", "intend", and other similar expressions, constitute forward-looking statements. The Company cautions that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, the Company cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

●	general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and certain liabilities and the lapse rate and profitability of policies;

●	customer response to new products and marketing initiatives;

●	changes in the Federal income tax laws and regulations that may affect the relative income tax advantages of our products;

●	increasing competition in the sale of annuities;

●	regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank and credit union sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

●	the risk factors or uncertainties disclosed in this Prospectus.

The outbreak of the novel strain of coronavirus in 2020, specifically identified as "COVID-19", has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. The Company has enacted its business interruption plans and is able to continue to operate effectively. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the effectiveness of the interventions put in place. It is currently not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Company in future periods.  Further, these uncertainties have the potential to negatively affect the risk of credit default for the issuers of debt securities held by the Company, requiring an additional credit loss allowance.  Additionally, the Company has reinsurance recoverable and assets on deposit balances that are not collateralized, and the Company retains the risk of loss in the event CMFG Life is unable to meet its obligations assumed under the reinsurance agreements. The Company believes the risk of non-collection (from its upstream parent) continues to be remote, but the impacts of the COVID-19 outbreak are not yet fully understood. The Company has a strong capital position, low leverage and high liquidity and expects to be able to address its ongoing obligations, such as paying claims.  The Company expects to maintain its strong capital position.

For a detailed discussion of these and other factors that might affect our performance see the section entitled "Potential Risk Factors That May Affect Our Business and Our Future Results."

Overview

The Company is a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CMIC. Our ultimate parent is CM Holding, a mutual insurance holding company organized under the laws of Iowa. On May 3, 2007, the Company re-domiciled from Wisconsin to Iowa. On February 17, 2012, the Company amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 as authorized by the laws of the State of Iowa.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits. Results associated with the deposits on annuity contracts include MEMBERS® Zone Annuity, MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity and CUNA Mutual Group Zone Income™ Annuity.

	Direct Life and Health Premium			Deposits on Annuity Contracts
	2019	2018	2017	2019	2018	2017
Michigan	60%	62%	62%	6%	7%	9%
Texas	25	24	24	5	*	5
California	5	5	5	*	*	6
Pennsylvania	*	*	*	7	8	8
Wisconsin	*	*	*	6	5	6
Iowa	*	*	*	5	6	7
Florida	*	*	*	5	6	*
Indiana	*	*	*	*	5	6

*Less than 5%

No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2019.

As of December 31, 2019 and 2018, the Company had more than $4,538 million and $3,329 million in assets and more than $72 million and $80 million of life insurance in force, respectively.

The Company services existing closed blocks of individual and group life policies. In August 2013, the Company began issuing a single premium deferred index annuity contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium deferred variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. In August 2019, the Company began issuing a single premium deferred modified guaranteed index annuity contract under the name “CUNA Mutual Group Zone Income Annuity.” These four annuity contracts account for all the new sales of the Company. The Company distributes the annuity contracts through multiple face-to-face distribution channels, including:

●	Managed Agents: employees of CMFG Life who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services;

●	Dual Employee Agents: employees of credit unions who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. These agents are registered representatives of the Company’s affiliated broker dealer, CBSI; and

●	Independent Agents: agents who also represent other insurance companies and, along with or through an unaffiliated broker-dealer, contract with the Company to offer its annuity products that are made available for distribution through this channel.

The Company entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, the Company agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. On September 30, 2015, the Company amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, the Company entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, the Company entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, the Company amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity Contracts. On August 19, 2019, the Company entered into a reinsurance agreement with CMFG Life to cede 100% of the business related to CUNA Mutual Group Zone IncomeTM Annuity contracts. In December 2019, the Company filed a replacement reinsurance agreement, which consolidates and replaces the three separate agreements related to its annuity contracts (the 2013, 2015 and 2019 agreements), with the Company’s state of domicile. This replacement agreement was approved by the regulator in January 2020 and effective in 2019. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. As a result, the Company believes its profitability from insurance operations going forward will be minimal.

CMFG Life provides significant services required in the conduct of the Company’s operations pursuant to a Cost Sharing, Procurement, Disbursement and Billing and Collection Agreement. CMFG Life allocates expenses to us on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. Management believes the allocations of expenses are reasonable and that the results of the Company’s operations may have materially differed in a negative manner from the results reflected in the accompanying financial statements if the Company did not have this relationship.

Critical Accounting Policies

The complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. The following summary of our critical accounting policies is intended to enhance your ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates.

Use of Estimates - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and in some cases the difference could be material. Investment valuations, embedded derivatives, claim and policyholder benefit reserves and deferred tax asset valuation reserves are most affected by the use of estimates and assumptions.

Investments - Investments in debt securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on investments in debt securities, net of federal income taxes, are included in accumulated other comprehensive income (loss) as a separate component of stockholder’s equity.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

●	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

●	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments, and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s investments, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The hierarchy requires the use of market observable information when available for assessing fair value. The Company has no Level 3 investments with unrealized gains or losses included in other comprehensive income (loss).

Our assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2019 are presented below based on the fair value hierarchy levels.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$28,122	$—	$—	$28,122
Debt securities:
U.S. government and agencies	—	9,193	—	9,193
Domestic corporate securities	—	17,235	—	17,235
Residential mortgage-backed securities		3,234		3,234
Other structured securities	—	2,001	—	2,001
Foreign corporate securities	—	4,081	—	4,081
Total debt securities	—	35,744	—	35,744

Derivatives embedded in assets on deposit	—	—	952,002	952,002
Separate account assets	—	169,654	—	169,654
Total assets	$28,122	$205,398	$952,002	$1,185,522

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$—	$—	$952,002	$952,002
Total liabilities	$—	$—	$952,002	$952,002

Our assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2018 are presented below based on the fair value hierarchy levels.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total
Cash equivalents	$21,630	$—	$—	$21,630
Debt securities:
U.S. government and agencies	—	8,223	—	8,223
Domestic corporate securities		16,655		16,655
Residential mortgage-backed securities	—	653	—	653
Foreign corporate securities	—	4,038		4,038
Total debt securities	—	29,569	—	29,569
Derivatives embedded in assets on deposit	—	—	524,178	524,178
Separate account assets	—	103,205	—	103,205

Total assets	$21,630	$132,774	$524,178	$678,582

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total
Derivatives embedded in annuity contracts	$—	$—	$524,178	$524,178
Total liabilities	$—	$—	$524,178	$524,178

Other-Than-Temporary Investment Impairments - Investment securities are reviewed for other than temporary impairment (“OTTI”) on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including:

●	the existence of any plans to sell the investment security;

●	the extent to which fair value is less than book value;

●	the underlying reason for the decline in fair value (credit concerns, interest rates, etc.);

●	the financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions;

●	the Company’s intent and ability to retain the investment for a period of time sufficient to allow for an anticipated recovery in fair value;

●	the Company’s ability to recover all amounts due according to the contractual terms of the agreements; and

●	the Company’s collateral position in the case of bankruptcy or restructuring.

A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company's holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related risk. The credit portion of the OTTI is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in earnings, with the remainder of the loss amount recognized in other comprehensive income (loss). If the Company intends to sell, at the time this determination is made, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered at least its original cost basis.

For securitized debt securities, the Company considers factors including residential property changes in value that vary by property type and location and average cumulative collateral loss rates that vary by vintage year. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral.

For certain securitized financial assets with contractual cash flows, the Company is required to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its cost or amortized cost and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an OTTI charge is recognized. The Company also considers its intent and ability to retain a temporarily impaired security until recovery. Estimating future cash flows involves judgment and includes both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

Management has completed a review for other-than-temporarily impaired securities at December 31, 2019, 2018 and 2017 and recorded no OTTI. As a result of the subjective nature of these estimates, however, provisions may subsequently be determined to be necessary as new facts emerge and a greater understanding of economic trends develops. Consistent with the Company’s practices, OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts.

Assets on Deposit - Assets on deposit represent the amount of policyholder account balances related to reinsurance of the single premium deferred index annuity, single premium deferred modified guaranteed index annuity and risk control accounts of the flexible premium deferred variable and index linked annuity contracts. Assets on deposit are accounted for on a basis consistent with accounting for the underlying investment type contracts; therefore, the Company accounts for the reinsurance of these contracts using the deposit method of accounting consistent with the terms of the reinsurance agreement with CMFG Life. The related contract charges and interest credited to policyholder account balances in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded under the agreement. See Note 7 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for a further discussion of the ceding and reinsurance agreement.

Derivative Financial Instruments - The Company issues single premium deferred annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable and index linked annuity contracts that contain embedded derivatives. Derivatives embedded within non-derivative host contracts are separated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. Such embedded derivatives are recorded at fair value, and they are reported as part of assets on deposit and policyholder account balances in the balance sheets, with the change in the value being recorded in net realized investment gains (losses).

Changes in the fair value of the embedded derivative in assets on deposit offset changes in the fair value of the embedded derivative in policyholder account balances; both of these changes are included in net realized investment gains. Accretion of the interest on assets on deposit offsets accretion of the interest on the host contract; both of these activities are included in interest credited on policyholder account balances and are ceded as part of the ceding and reinsurance agreements.

Reinsurance - Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies that have been ceded and the terms of the reinsurance contracts. Premiums and insurance claims and benefits in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded to other companies under such reinsurance contracts. Ceded insurance reserves and ceded benefits paid are included in reinsurance recoverables along with certain ceded policyholder account balances which include mortality risk. A prepaid reinsurance asset is also recorded for the portion of unearned premiums related to ceded policies.

The Company entered into a Coinsurance Agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations. As consideration for the reinsurance provided under this agreement, the Company transfers all of its premiums to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and insurance claims and benefits received on account of our existing, life and accident and health insurance business to CMFG Life.

The Company entered into a second agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its MEMBERS® Zone Annuity contracts, the reinsurance is accounted for using the deposit method of accounting.

The Company entered into a third agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its MEMBERS® Horizon Variable Annuity investment-type contracts and its MEMBERS® Horizon II Variable Annuity investment-type Contracts, the reinsurance is accounted for using the deposit method of accounting.

The Company entered into a fourth agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its CUNA Mutual Group Zone Income™ Annuity contracts, the reinsurance is accounted for using the deposit method of accounting.

In December 2019, the Company filed a replacement reinsurance agreement, which consolidates and replaces the three separate agreements related to its annuity contracts (the 2013, 2015 and 2019 agreements), with the Company’s state of domicile. This replacement agreement was approved by the regulator in January 2020 and was effective in 2019.

Separate Accounts - Separate accounts represent customer accounts related to the variable annuity component of the flexible premium deferred variable and index linked annuity contracts issued by the Company, where investment income and investment gains and losses accrue directly to the contract holders who bear the investment risk.

Contract holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the SEC as of December 31, 2019 and 2018.

Separate account assets are legally segregated and may only be used to settle separate account liabilities. Separate account assets are carried at fair value, which is based on daily quoted net asset values at which the Company could transact on behalf of the contract holder. Separate account liabilities are equal to the separate account assets and represent contract holders’ claims to the related assets. Contract holder deposits to and withdrawals from the separate accounts are recorded directly to the separate account assets and liabilities and are not included in the Company’s statements of operations and comprehensive income (loss).

Charges made by the Company to the contract holders’ balances include fees for maintenance, administration, cost of insurance, and surrenders of contracts prior to the contractually specified dates. Because the Company has entered into agreements with CMFG Life to cede 100% of this business, these revenues are ceded and do not impact the statements of operations and comprehensive income (loss). See Note 7, of the Notes to Financial Statements appearing elsewhere in this Prospectus for additional information on these agreements.

Recognition of Insurance Revenue and Related Benefits - Term-life and whole-life insurance premiums are recognized as premium income when due. Policy benefits for these products are recognized in relation to the premiums so as to result in the recognition of profits over the expected lives of the policies and contracts.

Policies not subject to significant mortality or longevity risk, such as the Company’s single premium deferred index annuity, flexible premium deferred variable and index linked annuity and single premium deferred modified guaranteed index annuity contracts, are considered investment-type contracts. Amounts collected on these products, with the exceptions of the variable annuity component of the flexible premium deferred variable and index linked annuity and single premium deferred modified guaranteed index annuity are recorded as increases in policyholder account balances. The variable annuity component of the flexible premium deferred variable and index linked annuity and single premium deferred modified guaranteed index annuity ae recorded in separate account assets and liabilities. Revenues from investment-type contracts principally consist of net investment income and contract charges such as expense and Surrender Charges. Expenses for investment-type contracts consist of interest credited to contracts, benefits incurred in excess of related policyholder account balances and policy maintenance costs. Because the Company has entered into reinsurance agreements with CMFG Life to cede 100% of this business, these revenues and expenses are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on these agreements.

Claim and Policy Benefit Reserves - Life and Health - Life and health claim and policy benefit reserves consist principally of future policy benefit reserves and reserves for estimates of future payments on incurred claims reported but not yet paid and unreported incurred claims. Estimates for future payments on incurred claims are developed using actuarial principles and assumptions based on past experience adjusted for current trends. Any change in the probable ultimate liabilities is reflected in net income in the period in which the change is determined.

When actual experience indicates that existing contract liabilities, together with the present value of future gross premiums, will not be sufficient to recover the present value of future benefits or recover unamortized deferred acquisition costs, a premium deficiency will be recognized by either a reduction in unamortized acquisition costs or an increase in liability of future benefits. The liability for premium deficiency is insignificant as of December 31, 2019 and 2018.

Additionally, the liability for future policy benefits may not be deficient in the aggregate to trigger a premium deficiency, but the pattern of earnings may be such that profits are expected to be recognized in early years followed by losses in later years. In those situations, the liability for future benefits will be increased to offset losses that would be recognized in later years. The Company recorded a liability of $153 and $138 as of December 31, 2019 and 2018, respectively, for the profits that are expected to be followed by losses in the future.

The Company entered into four reinsurance agreements with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations to mitigate the Company’s risks. These agreements do not relieve the Company of its obligations to the Company’s policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

Policyholder Account Balances - The single premium deferred index annuities, single premium deferred modified guaranteed index annuities and risk control accounts of the flexible premium deferred variable and index linked annuities, are included in policyholder account balances. These products have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has an annual credited interest rate floor of 0% and the annual Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary based on Contract Issue Date. Interest is credited at the end of each Contract Year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that Contract Year. Each risk control account has a reference index. For the single premium deferred index annuity, the Company offers one reference index, which is the S&P 500 Index. For the flexible premium deferred variable and index linked deferred annuity, the Company offers two reference indices, which are the S&P 500 Index and the MSCI EAFE Index. For the single premium deferred modified guaranteed index annuity, the Company offers three reference indices, which are S&P 500 Index, the Russell 2000 Index and the MSCI EAFE Index. Policyholders are able to allocate funds in both the Secure and Growth Accounts for the available indices. At the end of the initial index term only the Secure Account will be available as an option to the policyholder.

The average annualized credited rate, which does not represent the actual return to a policyholder for the:

●	single premium deferred annuity was 1.14%, 1.50% and 1.44% for the years ended December 31, 2019, 2018 and 2017, respectively.

●	risk control accounts of the flexible premium deferred variable and index linked annuity was 2.51%, 1.20% and 1.59% for the years ended December 31, 2019, 2018 and 2017, respectively.

●	Single premium deferred modified guaranteed index annuity was 1.83% for the year ended December 31, 2019. (this annuity was first offered in August 2019).

The Company recognizes a liability at the stated account value for policyholder deposits that are not subject to significant policyholder mortality or longevity risk and for universal life-type policies. The account value equals the sum of the original deposit and accumulated interest, less any withdrawals and expense charges. The average credited rate of interest applied to the account values was 4.5% in each of the years ending December 31, 2019, 2018 and 2017. The minimum guaranteed rate of interest that must be credited to such account values for the life of those contracts is 4.5%.

Income Tax - The Company recognizes taxes payable or refundable and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities.  Deferred tax assets and liabilities are measured by applying the enacted tax rates to the difference between the financial statement and tax basis of assets and liabilities.  The Company records current tax benefits and deferred tax assets utilizing a benefits-for-loss approach.  Under this approach, current benefits are realized and deferred tax assets are considered realizable by the Company when realized or realizable by the consolidated group of which the Company is a member even if the benefits would not be realized on a stand-alone basis.  The Company records a valuation allowance for deferred tax assets if it determines it is more likely than not that the asset will not be realized by the consolidated group.  Deferred income tax assets can be realized through future earnings, including, but not limited to the generation of future income, reversal of existing temporary differences and available tax planning strategies.

The Company is subject to tax-related audits.  These audits may result in additional tax assets or liabilities.  In establishing tax liabilities, the Company determines whether a tax position is more likely than not to be sustained under examination by the appropriate taxing authority. Tax positions that do not meet the more likely than not standard are not recognized. Tax positions that meet this standard are recognized in the financial statements within net deferred tax assets or liabilities or federal income taxes recoverable or payable.

The Company is included in the consolidated federal income tax return of CM Holding, the Company’s ultimate parent. The Company has entered into a tax sharing agreement with CM Holding and its subsidiaries. The agreement provides for the allocation of tax expenses based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year. Federal income taxes recoverable reported on the balance sheet are due from affiliates.

Executive Summary

The Company provides life and health insurance throughout the United States servicing its existing blocks of individual and group life policies, and began marketing the MEMBERS® Zone Annuity contract in 2013, the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract in 2016, the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity Contract in 2018 and the CUNA Mutual Group Zone Income™ Annuity contract offered in 2019. The Company is managed as two reportable business segments, (1) life and health, and (2) annuities. See Note 10 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for information related to the two business segments.

The Company began distributing the MEMBERS® Zone Annuity, an individual or joint owned, single premium deferred index annuity contract, in 2013 which became the Company’s second reportable business segment. The Company began distributing the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity Contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2016 and the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity Contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2018. The Company began distribution the CUNA Mutual Group Zone IncomeTM Annuity contract, an individual or joint owned, single premium deferred modified guaranteed index annuity contract in 2019. The results of the Company’s annuities segment, which includes the MEMBERS® Zone Annuity, the MEMBERS® Horizon Variable Annuity and MEMBERS® Horizon II Variable Annuity and CUNA Mutual Group Zone Income™ Annuity contracts, are ceded 100% to CMFG Life under the 2013, 2015 and 2019 ceding agreements and accordingly do not impact the results of operations.

In 2012, the Company entered into a Coinsurance Agreement with CMFG Life to cede 95% of its business inforce as of October 31, 2012. On September 30, 2015, the Company amended its Coinsurance Agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, it entered into a second agreement with CMFG Life to cede 100% of the business related to the MEMBERS® Zone Annuity contract. On November 1, 2015, the Company entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity Contract. On October 15, 2018, the Company amended its Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity Contracts. On August 19, 2019, the Company entered into a Coinsurance Agreement with CMFG Life to cede 100% of the business related to the CUNA Mutual Group Zone Income™ contract. In December 2019, the Company filed a replacement reinsurance agreement, which consolidates and replaces the three separate agreements related to the annuity contracts (the 2013, 2015 and 2019 agreements), with the Company’s state of domicile. This replacement agreement was approved in January 2020 and effective in 2019. See Note 7 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for information on the 2012, 2013, 2015 and 2019 agreements.

Results of Operations for the Years ended December 31, 2019 and 2018

Total revenues, which consisted mainly of net realized investment gains (losses), investment income and other income, were $1,732 and $763 for the years ended December 31, 2019 and 2018, respectively. The increase in total revenues in 2019 as compared to 2018 was primarily due to an increase in net investment income. All premiums are 100% ceded to CMFG Life resulting in no net premium in 2019 or 2018 due to the reinsurance agreements. Total net investment income was $1,677 and $762 for the years ended December 31, 2019 and 2018, respectively, which represents an average yield earned of 2.8% and 1.8% for the same periods, respectively. The growth in net investment income is due to the Company’s receipt of debt securities in late 2018 from the Company’s parent company. The 2019 increase reflects a full year of income related to these securities. Additionally, the Company had an increased investment in money market funds throughout 2019. In 2019 and 2018, the Company had net realized gains (losses) on sales of securities of $17 and ($17), respectively.

Total benefits and expenses were $383 and $136 for the years ended December 31, 2019 and 2018, respectively. The increase in benefits and expenses in 2019 as compared to 2018 was primarily due to the net impact of transfers of annuity deposits and withdrawals. Operating expenses totaled $343 and $151 for the years ended December 31, 2019 and 2018, respectively. CMFG Life provides significant services required in the conduct of the Company’s operations. Operating expenses incurred by the Company that are specifically identifiable are borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily related to and include employee costs such as wages and benefits, legal expenses and other operating expenses such as rent, insurance and utilities. The increase in operating expenses in 2019 as compared to 2018 was primarily due to the net impact of transfers of annuity deposits and withdrawals.

Income tax expense is recorded at 21% for the years ended December 31, 2019 and 2018, respectively and is offset by prior year tax benefits primarily related to interest on accrued refunds, resulting in an effective tax rate of (0.2%), and (29.0%) for the years ended December 31, 2019 and 2018, respectively.

Net income was $1,351 and $809 for the years ended December 31, 2019 and 2018, respectively. The increase in 2019 net income as compared to 2018 was primarily due to increased net investment income as described previously.

Financial Condition

The Company’s investment strategy is based upon a strategic asset allocation framework that considers the need to manage our General Account investment portfolio on a risk-adjusted spread basis for the underwriting of contract liabilities and to maximize return on retained capital. The Company’s investment in debt securities consists of U.S. Treasury securities, domestic corporate securities, residential mortgage-backed securities, other asset-backed securities and foreign corporate securities. While the investments are categorized as available-for-sale, the Company generally holds the bond portfolio to maturity.

Insurance statutes regulate the type of investments that the Company is permitted to purchase and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, the Company generally seeks to invest in United States government and government-sponsored agency securities and debt securities rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

The Company’s investment portfolio is comprised solely of debt securities at December 31, 2019 and December 31, 2018. The table below presents our total debt securities by type at December 31, 2019 and December 31, 2018.

	December 31,
	2019	%	2018	%

U.S. government and agencies	$9,193	25.7%	$8,223	27.8%
Domestic corporate securities	17,235	48.2	16,655	56.3
Residential mortgage-backed securities	3,234	9.1	653	2.2
Other structures securities	2,001	5.6	—	—
Foreign corporate securities	4,081	11.4	4,038	13.7
Total debt securities	$35,744	100.0%	$29,569	100.0%

The amortized cost and estimated fair value of debt securities by contractual maturity are shown below at December 31, 2019. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value

Due in one year or less	$6,495	$6,554
Due after one year through five years	10,990	11,511
Due after five years through ten years	2,993	3,250
Due after ten years	8,738	9,194
Residential mortgage-backed securities	3,217	3,234
Other structured securities	2,001	2,001
Total debt securities	$34,434	$35,744

The Company has classified its debt securities as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses, if any, on these securities (net of income taxes) are included as a separate component of stockholder's equity, thereby exposing stockholder's equity to volatility for changes in the reported fair value of securities classified as available-for-sale.

At December 31, 2019, the Company owned no debt securities in an unrealized loss position. At December 31, 2018, the Company owned three debt securities with a fair value of $10,209 in an unrealized loss position of $521 for more than twelve months.

Liquidity and Capital Resources

The Company cedes 100% of the Company’s insurance policies in force to CMFG Life pursuant to the Coinsurance Agreement. In 2013, the Company entered into an agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, the Company entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, the Company amended its Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity Contracts. On August 19, 2019, the Company entered into a Coinsurance Agreement with CMFG Life to cede 100% of the business related to the CUNA Mutual Group Zone Income Annuity contract. In December 2019, the Company filed a replacement reinsurance agreement, which consolidates and replaces the three separate agreements related to its annuity contracts (the 2013, 2015 and 2019 agreements), with the Company’s state of domicile. This replacement agreement was approved by the regulator in January 2020 and effective in 2019. These agreements do not relieve the Company of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

As consideration for the reinsurance provided under these agreements, and as of November 1, 2015, the Company transfers all of the Company’s revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and other amounts received on account of our existing business and new business. CMFG Life pays us a monthly expense allowance to reimburse the Company for expenses and costs incurred on account of its insurance business.

While the reinsurance transactions have a minimal impact on our stockholder’s equity, they substantially diminish our net liabilities and greatly decrease the amount of capital and liquidity needed within the Company.

Operating activities provided $5,721 and $4,538 of net operating cash flow for the years ended December 31, 2019 and 2018, respectively. The Company’s primary use of funds includes the payment of benefits and related operating expenses as well as settlements related to the reinsurance agreements with CMFG Life. The Company issues the single premium deferred index annuity contracts, flexible premium deferred variable and index linked annuity contracts, single premium deferred modified guaranteed index annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash but has not issued a contract. The increase in operating cash flow in 2019 as compared to 2018 was primarily due to an increase in operating net income, primarily due to the increase in net investment income. The Company’s sources of funds include renewal premiums, sales of investment-type contracts and investment income.

Investing activities (used) provided ($4,564) and $1,268 of net cash flow for the years ended December 31, 2019 and 2018, respectively. The Company’s main investing activities include the purchase and sale or maturity of debt securities. The Company had maturities on debt securities which provided cash of $430 and $1,268 in 2019 and 2018, respectively. In 2019, the Company purchased $4,994 of debt securities which contributed to the net decrease of cash from investing activities in 2019 as compared to 2018.

The Company’s financing activities provided $2,968 and $666 of net cash flow for the years ended December 31, 2019 and 2018, respectively. The Company’s main financing activities include the collection of deposits and payment of withdrawals from policyholder’s accounts. The increase in financing activities in 2019 was due to the Company’s increased deposits on policyholder accounts in 2019 as compared to 2018.

Liquidity requirements are met primarily through monthly settlements under the coinsurance and modified coinsurance agreements with CMFG Life. The Company anticipates receiving adequate cash flow from these settlements and investment income to meet its obligations. However, a primary liquidity concern going forward is the risk of an extraordinary level of early policyholder withdrawals. The Company includes provisions within its policies, such as Surrender Charges, that help limit and discourage early withdrawals.

The Company believes that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of its operations, including reasonable foreseeable contingencies. However, the Company cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, the Company’s claims paying ability and the Company’s financial credit ratings.

Most annuity deposits the Company will receive going forward will be invested in high quality investments, those identified by the Company as investment grade, to fund future commitments. The Company believes that the settlement it receives under the reinsurance agreements with CMFG Life, the diversity of its investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet foreseeable cash requirements. Although there is no present need or intent to dispose of our investments, the Company could readily liquidate portions of our investments, if such a need arose. Sales of available-for-sale securities in an unrealized loss position are subject to other-than-temporary impairment considerations including our intent to sell.

Statutory Financial Data and Dividend Restrictions

The Company is a life and health insurer domiciled in Iowa. The Company files statutory basis financial statements with regulatory authorities. Our statutory capital and surplus was $39,989 and $39,447 as of December 31, 2019 and 2018, respectively. Our statutory basis net income was $1,249, $419, and $1,914 for the years ended December 31, 2019, 2018, and 2017, respectively.

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. Based on Iowa statutory regulations, the Company could pay dividends of up to $3,836 during 2020 without prior approval of the Iowa Department of Commerce Insurance Division.

Risk-based capital requirements promulgated by the NAIC require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk, and general business risk. At December 31, 2019 and 2018, the Company’s adjusted capital exceeded the minimum capitalization requirements.

Contractual Obligations

In December 2007, the Company entered into a Procurement and Disbursement and Billing and Collection Services Agreement with CMFG Life and certain other affiliated companies whereby CMFG Life has agreed to provide certain of our operational requirements.  In January 2008, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies. Pursuant to this agreement, CMFG Life has agreed to provide the Company with certain office and market services and personnel services. On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement which replaced all prior agreements. Additionally, the Company is allocated a certain portion of the total compensation of each of our executive officers and directors, based on various factors, the primary being the estimated time allocated to providing services to the Company. In exchange for providing these administrative functions and use of shared resources and personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $39,225, $30,131 and $20,808 for these expenses for the years ended December 31, 2019, 2018 and 2017, respectively.

For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreements, see "Management – Transactions with Related Persons, Promoters and Certain Control Persons."

In the future, the Company may enter into financing transactions, lease agreements, or other commitments in the normal course of our business.

The Company has the following future minimum estimated claim and benefit payments that are 100% reinsured as of December 31, 2019.

Estimated Future Claim and Benefit Payments

Due in one year or less	$2,497
Due after one year through three years	6,423
Due after three years through five years	3,508
Due after five years	21,392

Total estimated payments	$33,820

Quantitative and Qualitative Disclosures about Market Risk and Cyber Security

The Company has exposure to market risk through both our insurance operations and investment activities, although a significant portion of this risk is reinsured by CMFG Life pursuant to the coinsurance and modified coinsurance agreements discussed above. In addition, many of the measures described herein to offset these market risks are taken by CMFG Life because it holds all assets related to our insurance business as a result of the coinsurance agreements.

Interest rate risk is our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. Most of the interest rate risk is absorbed by CMFG Life under the coinsurance and modified coinsurance agreements. The profitability of most of our annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. The Company has the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of our annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

A major component of our interest rate risk management program is structuring the General Account investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our annuity products. The Company uses computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The "duration" of a security is the time weighted present value of the security's expected cash flows and is used to measure a security's sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities. As of December 31, 2019, the Company’s fixed debt securities investment portfolio consisted of U.S. government and agency securities, domestic corporate securities, residential mortgage-backed securities, structured securities and foreign corporate securities with fair values of $9,193, $17,235, $3,234, $2,001 and $4,081, respectively, and has an average duration of 6 years.

The Company’s business is highly dependent upon the effective operation of the Company’s computer systems and those of the Company’s business partners, so that the Company’s business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information. Cyber-attacks affecting the Company may adversely affect the Company and the Company’s contract holders. For instance, cyber-attacks may interfere with the processing the Contract transactions, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject the Company to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that the Company will avoid losses affecting the Company’s customer’s Contract due to cyber-attacks or information security breaches in the future.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position

David L. Sweitzer	56	President and Director
Paul D. Barbato	43	Secretary and Director
Brian J. Borakove	41	Treasurer
Michael F. Anderson	52	Director
Williams Karls	49	Director
Abigail R. Rodriguez	37	Director

All executive officers and directors are elected annually.

David L. Sweitzer has served as President and as director of the Company since October 31, 2016. He also serves as the Senior Vice President of Wealth Management for CMFG Life where he leads overall business strategy and product management for CBSI and CMFG Life’s and affiliates family of annuity products. Mr. Sweitzer has held various positions in CMFG Life for 27 years. He brings more than 26 years of progressive experience in sales and marketing, sales operations and sales strategy.

Paul D. Barbato has served as Secretary and as director of the Company since December 28, 2018. As of January 7, 2019, he also serves as Vice President, Associate General Counsel for CMFG Life. Mr. Barbato re-joined CMFG Life in May 2017 after spending two years as corporate counsel with Epic Systems Corporation (March 2015-May2017). He originally joined CMFG Life in January 2009 as a Lead Counsel and later held roles as Associate General Counsel and Director of Corporate Governance. Before joining CMFG Life, Mr. Barbato spent two years at Michael Best & Friedrich, LLP, in Madison, Wisconsin, where he was an Associate Attorney.

Brian J. Borakove has served as our Treasurer since November 9, 2012 and Vice President, Corporate Treasurer since November 19, 2012 at CMFG Life. He served as Director of Investment Finance from 2007 to 2011 and was promoted to Associate Treasurer in 2011. Prior to joining CMFG Life, he was a Senior Manager, Investment Finance at Liberty Mutual Insurance in Boston, Massachusetts from 2005 to 2007. Prior to joining Liberty Mutual Insurance, Mr. Borakove served as a Senior Analyst, Treasury at FM Global in Johnston, Rhode Island from 2003-2005. Mr. Borakove held various positions at State Street Bank in Boston, Massachusetts from 2001-2003.

Michael F. Anderson has been a director of the Company since December 15, 2015. He also serves as the Senior Vice President, Chief Legal Officer for CMFG Life where he has been responsible for all legal matters across CMFG Life’s business entities since 2011. He served as Managing Associate General Counsel from 2008 to 2009, was promoted to Vice President in 2009 and in 2011 was promoted to Senior Vice President. Before joining the Company, Mr. Anderson spent 15 years in private practice, most recently as a partner in the New York office of Morgan, Lewis & Bockius.

William Karls has been director of the Company since August 4, 2017 and has served as Controller for CMFG Life since 2012. Prior to joining CMFG Life in 2004, Mr. Karls was a Senior Manager with Strohm Ballweg, LLP, which provides audit and consulting services to insurance companies.

Abigail R. Rodriguez has been a director of the Company since October 1, 2019. She also serves as Senior Vice President of Customer Success within the Customer Experience Unit at CMFG Life. Ms. Rodriguez previously served as Vice President of Consumer Operations from 2013-2019, and Senior Business Continuous Improvement Consultant from 2011-2013. Before joining the Company, Ms. Rodriguez held several positions at Ace World Wide in Muskego, Wisconsin from 2008-2011. Ms. Rodriguez served as Six Sigma Black Belt at Graphic Packaging International in Kalamazoo, Michigan from 2004-2008. Ms. Rodriguez served as Implementation Specialist at Sonoo Products Company in Hartsville, South Carolina in 2004.

Transactions with Related Persons, Promoters and Certain Control Persons

Policy Regarding Related Person Transactions. It is our policy to enter into or ratify related person transactions only when our Board of Directors determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, we have adopted the following written procedures for the review, approval or ratification of related person transactions. For purposes of the related person transaction policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction.

A related person means:

●	any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;

●	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

●	any immediate family member of any of the foregoing persons; or

●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person will be consummated or amended only if the following steps are taken:

●	Counsel (either inside outside) will assess whether the proposed transaction is a related person transaction for purposes of this policy.
●	If counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to the Board of Directors for consideration at the next meeting or, in those instances in which counsel, in consultation with the President or the Treasurer, determines that it is not practicable or desirable for us to wait until the next Board of Directors meeting, to the President of the Company (who has been delegated authority to act between meetings).
●	The Board of Directors shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (1) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties to employees generally.

●	The Board of Directors shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors shall convey the decision to counsel who shall convey the decision to the appropriate persons within the Company.

At the Board of Director’s first meeting of each fiscal year, it shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the Board of Directors shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transaction.

No member of the Board of Directors shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions. Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such related person transactions currently being contemplated for which disclosure would be required.

On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the Contract, and other investment type contracts similar to the Contract. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity Contracts. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies and on that same day, January 1, 2015, the Company entered into an Amended and Restated Expense Sharing Agreement with CMFG Life. See “Contractual Obligations” for more information about each of these agreements.

The Company has hired MEMBERS Capital Advisors, Inc. (“MCA”) to provide investment advisory services with respect to the Company’s General Account assets.  MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company.

Committees of the Board of Directors

Our Board of Directors of the Company has not established any committees. The Board of Directors relies upon the committees of the CM Holding to oversee actions over the subsidiary companies. For example, the CM Holding Audit Committee will assist with oversight of the Company’s external auditors, performance of internal audit functions and legal and regulatory compliance requirements.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not established a compensation committee. None of our current executive officers serves on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors. Mr. Sweitzer is on the Board of Directors for CBSI whose Board of Directors include Messrs. Anderson, Karls, Barbato and Ms. Rodriguez, the other Directors of the Company.

Executive Compensation.

We do not have any employees but rather are provided personnel, including our named executive officers, by our parent company, CMFG Life, pursuant to the Amended and Restated Expense Sharing Agreement between CMFG Life and us. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by CMFG Life for our operations. CMFG Life determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by CMFG Life. CMFG Life also determines whether and to what extent our named executive officers and additional personnel from CMFG Life may participate in any employee benefit plans. We do not have employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Contractual Obligations” for more information about the Amended and Restated Expense Sharing Agreement between CMFG Life and us.

Director Compensation

The directors of the Company are also officers of CMFG Life. The Company’s directors receive no compensation for their service as directors of the Company but are compensated by CMFG Life for their services as officers of CMFG Life. Accordingly, no costs were allocated to the Company for services of following persons in their role as current directors: Michael F. Anderson, William Karls, Paul D. Barbato, David L. Sweitzer and Abigail R. Rodriguez.

Legal Proceedings

Like other insurance companies, we routinely are involved in litigation and other proceedings, including class actions, reinsurance claims and regulatory proceedings arising in the ordinary course of our business. In recent years, the life insurance and annuity industry, including us and our affiliated companies, has been subject to an increase in litigation pursued on behalf of both individual and purported classes of insurance and annuity purchasers, questioning the conduct of insurance companies and their agents in the marketing of their products. In addition, state and federal regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning compliance by us and others with applicable insurance and other laws.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices.  The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting. These actions are based on a variety of issues and involve a range of the Company's practices.  We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business.  In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company, nor have a material adverse impact on the Variable Separate Account, on CBSI’s ability to perform its contract with the Variable Separate Account, nor the Company’s ability to meet its obligations under the Contracts.

* * *

We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.

FINANCIAL STATEMENTS

MEMBERS Life Insurance Company

Financial Statements as of December 31, 2019 and 2018

and for each of the Three Years in the Period Ended December 31, 2019

and Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
MEMBERS Life Insurance Company

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MEMBERS Life Insurance Company (the "Company") as of December 31, 2019 and 2018, the related statements of operations and comprehensive income (loss), stockholder's equity, and cash flows, for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Emphasis of a Matter

As discussed in Note 1 to the financial statements, results of the Company may not be indicative of those of a stand-alone entity, as the Company is a member of a controlled group of affiliated companies. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 2, 2020

We have served as the Company's auditor since 2012.

MEMBERS Life Insurance Company Balance Sheets December 31, 2019 and 2018 ($ in 000s)

Assets	2019	2018
Investments
Debt securities, available for sale, at fair value (amortized cost 2019- $34,434; 2018 - $29,856)	$35,744	$29,569
Total investments	35,744	29,569

Cash and cash equivalents	29,037	24,912
Accrued investment income	358	304
Reinsurance recoverable from affiliate	23,927	24,034
Assets on deposit	4,274,964	3,138,096
Premiums receivable, net	11	13
Net deferred tax asset	6	375
Receivable from affiliate	484	5,027
Other assets and receivables	1,294	819
Federal income taxes recoverable from affiliate	3,493	2,889
Separate account assets	169,654	103,205

Total assets	$4,538,972	$3,329,243

Liabilities and Stockholder’s Equity
Liabilities
Claim and policy benefit reserves - life and health	$22,551	$26,836
Policyholder account balances	4,281,679	3,142,077
Payables to affiliates	3,533	3,006
Accounts payable and other liabilities	19,023	14,199
Separate account liabilities	169,654	103,205

Total liabilities	4,496,440	3,289,323

Commitments and contingencies (Note 11)

Stockholder’s equity
Common stock, $5 par value, authorized 1,000 shares; issued and outstanding 1,000 shares	5,000	5,000
Additional paid in capital	31,153	31,153
Accumulated other comprehensive income (loss), net of tax expense (benefit) (2019 - $275; 2018 - ($61))	1,035	(226)
Retained earnings	5,344	3,993

Total stockholder’s equity	42,532	39,920

Total liabilities and stockholder’s equity	$4,538,972	$3,329,243

See accompanying notes to financial statements.	2

MEMBERS Life Insurance Company Statements of Operations and Comprehensive Income (Loss) Years Ended December 31, 2019, 2018 and 2017 ($ in 000s)

	2019	2018	2017
Revenues

Net investment income	$1,677	$762	$517
Net realized investment gains (losses)	17	(17)	—
Other income	38	18	3,996

Total revenues	1,732	763	4,513

Benefits and expenses

Life and health insurance claims and benefits, net	—	—	2
Interest credited to policyholder account balances, net	40	(15)	—
Operating and other expenses	343	151	1,709

Total benefits and expenses	383	136	1,711

Income before income taxes	1,349	627	2,802

Income tax expense (benefit)	(2)	(182)	723

Net income	1,351	809	2,079

Change in unrealized gains (losses), net of tax expense (benefit) (2019 - $339; 2018 - ($50); 2017 - $181)	1,268	(188)	334
Reclassification adjustment for (gains) included in net income, net of tax (benefit) (2019 - ($3); 2018 - ($14))	(7)	(52)	—

Other comprehensive income (loss)	1,261	(240)	334

Total comprehensive income	$2,612	$569	$2,413

See accompanying notes to the financial statements.	3

MEMBERS Life Insurance Company Statements of Stockholder’s Equity Years Ended December 31, 2019, 2018 and 2017 ($ in 000s)

			Accumulated
		Additional	other		Total
	Common	paid in	comprehensive	Retained	stockholder’s
	stock	capital	income (loss)	earnings	equity
Balance, January 1, 2017	$5,000	$10,500	$(323)	$8,108	$23,285

Net income	—	—	—	2,079	2,079
Other comprehensive income	—	—	334	—	334
Dividend to parent	—	—	—	(7,000)	(7,000)

Balance, December 31, 2017	5,000	10,500	11	3,187	18,698

Net income	—	—	—	809	809
Other comprehensive (loss)	—	—	(240)	—	(240)
Capital contribution	—	20,653	—	—	20,653
Cumulative effect of reclassification for stranded tax effects	—	—	3	(3)	—

Balance, December 31, 2018	5,000	31,153	(226)	3,993	39,920

Net income	—	—	—	1,351	1,351
Other comprehensive income	—	—	1,261	—	1,261

Balance, December 31, 2019	$5,000	$31,153	$1,035	$5,344	$42,532

See accompanying notes to the financial statements.	4

MEMBERS Life Insurance Company Statements of Cash Flows For the Years Ended December 31, 2019, 2018 and 2017 ($ in 000s)

	2019	2018	2017

Cash flows from operating activities:
Net income	$1,351	$809	$2,079
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized investment (gains) losses	(17)	17	—
Interest credited to policyholder account balances	40	(15)	—
Deferred income taxes	34	(262)	241
Amortization of bond premium and discount	5	15	19
Amortization and write off of deferred charges	15	16	20
Changes in other assets and liabilities
Accrued investment income	(55)	(20)	3
Reinsurance recoverable from affiliate	(167)	(333)	(590)
Premiums receivable	2	(1)	3
Receivable from affiliate and other assets	(2,013)	2,767	3,228
Federal income taxes recoverable from affiliate	(604)	(418)	(835)
Claim and policy benefit reserves - life and health	1,782	3,784	1,546
Payables to affiliates and other liabilities	5,348	(1,821)	59

Net cash provided by operating activities	5,721	4,538	5,773

Cash flows from investing activities:
Purchases of debt securities, available for sale	(4,994)	—	—
Proceeds on sale or maturity of debt securities	430	1,268	367

Net cash provided by investing activities	(4,564)	1,268	367

Cash flows from financing activities:
Dividend to parent	—	—	(7,000)
Policyholder account deposits	943,662	781,815	719,883
Policyholder account withdrawals	(146,919)	(88,266)	(50,481)
Assets on deposit - deposits	(939,940)	(780,777)	(718,797)
Assets on deposit - withdrawals	146,165	87,895	49,964
Change in bank overdrafts	—	(1)	(1)

Net cash provided by (used in) financing activities	2,968	666	(6,432)

Change in cash and cash equivalents	4,125	6,472	(292)
Cash and cash equivalents at beginning of year	24,912	18,440	18,732

Cash and cash equivalents at end of year	$29,037	$24,912	$18,440

Supplemental disclosure of cash information:
Net cash paid to affiliate for income taxes	$568	$498	$1,316
Non-cash receipt of securities as capital contribution from parent	—	20,653	—

See accompanying notes to the financial statements.	5

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Note 1: Nature of Business

MEMBERS Life Insurance Company (“MLIC” or the “Company”) is a life and health insurance stock company organized under the laws of Iowa and a wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). CMIC is organized under the laws of Wisconsin and is a wholly-owned subsidiary of CMFG Life Insurance Company (“CMFG Life”), an Iowa life insurance company. CMFG Life and its affiliated companies primarily sell insurance and other products to credit unions and their members. The Company’s ultimate parent is CUNA Mutual Holding Company (“CMHC”), a mutual insurance holding company organized under the laws of Iowa. MLIC began selling a single premium deferred modified guaranteed index annuity in 2019, flexible premium deferred variable and index linked annuity contracts in 2016 and single premium deferred index annuity contracts in 2013. All products are sold to consumers, including credit union members, through the face-to-face distribution channel. Prior to 2013, MLIC did not actively market new business; it primarily serviced existing blocks of individual and group life policies. See Note 7, Reinsurance, for information on the Company’s reinsurance agreements.

MLIC is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits:

				Deposits on
	Direct Life and Health Premium			Annuity Contracts

	2019	2018	2017	2019	2018	2017
Michigan	60%	62%	62%	6%	7%	9%
Texas	25	24	24	5	*	5
California	5	5	5	*	*	6
Pennsylvania	*	*	*	7	8	8
Iowa	*	*	*	5	6	7
Florida	*	*	*	5	6	*
Indiana	*	*	*	*	5	6
Wisconsin	*	*	*	6	5	6

*Less than 5%

No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2019.

As discussed in Note 6, CMFG Life provides significant services required in the conduct of the Company’s operations. Management believes allocations of expenses are reasonable, but the results of the Company’s operations may have materially differed from the results reflected in the accompanying financial statements if the Company did not have this relationship.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

6

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and in some cases the difference could be material. Investment valuations, embedded derivatives, deferred tax asset valuation reserves, and claim and policy benefit reserves are most affected by the use of estimates and assumptions.

Segment Reporting

The Company is currently managed as two reportable business segments, (1) life and health and (2) annuities. The Company’s life and health segment includes individual and group life policies that the Company no longer actively markets. The annuities segment includes its single premium deferred index annuity contracts, single premium deferred modified guaranteed index annuity contracts and flexible premium deferred variable and index linked annuity contracts. See Note 7, Reinsurance, for information on the Company’s reinsurance agreements, which impact the financial statement presentation of these segments.

Investments

Debt securities: Investments in debt securities are classified as available-for-sale and are carried at fair value. A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company's anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related components. The credit portion of the other-than-temporary impairment (“OTTI”) is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in net realized investment gains, with the remainder of the loss amount recognized in other comprehensive income (loss). If the Company intends to sell or it is more likely than not that the Company will be required to sell before anticipated recovery in value, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered at least its cost basis.

Unrealized gains and losses on investments in debt securities, net of deferred federal income taxes, are included in accumulated other comprehensive income (loss) as a separate component of stockholder’s equity.

Policy loans: The Company allocated $1,325 and $1,367 of policy loans to CMFG Life as of December 31, 2019 and 2018, respectively, as payment pursuant to a life reinsurance agreement with CMFG Life (See Note 7).

Net investment income: Interest income related to mortgage-backed and other structured securities is recognized on an accrual basis using a constant effective yield method, based on anticipated prepayments and the estimated economic life of the securities. When estimates of prepayments change, the effective yield is recalculated to reflect actual payments to date and anticipated future payments and such adjustments are reflected in net investment income. Prepayment assumptions for loan-backed bonds and structured securities are based on industry averages or internal estimates. Interest income related to non-structured securities is recognized on an accrual basis using a constant effective yield method. Discounts and premiums on debt securities are amortized over the estimated lives of the respective securities on an effective yield basis.

Net realized gains and losses: Realized gains and losses on the sale of investments are determined on a specific identification basis and are recorded on the trade date.

7

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Assets on Deposit

Assets on deposit represent the amount of policyholder account balances related to reinsurance of the single premium deferred index annuity and single premium deferred modified guaranteed index annuity and risk control accounts of the flexible premium deferred variable and index linked annuity contracts (investment-type contracts) that are ceded to CMFG Life. Assets on deposit are accounted for on a basis consistent with accounting for the underlying investment-type contracts; therefore, the Company accounts for the reinsurance of these contracts using the deposit method of accounting consistent with the terms of the reinsurance agreement with CMFG Life. The related contract charges and interest credited to policyholder account balances in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded under the agreement. See Note 7 for a further discussion of the ceding and reinsurance agreements.

Derivative Financial Instruments

The Company issues single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable and index linked annuity contracts that contain embedded derivatives. Derivatives embedded within non-derivative host contracts are separated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. Such embedded derivatives are recorded at fair value, and they are reported as part of assets on deposit and policyholder account balances in the balance sheets, with the change in the value being recorded in net realized investment gains. See Note 3, Investments-Embedded Derivatives for additional information. Changes in the embedded derivatives are included with policyholder account balances and assets on deposits withdrawal and deposits in the financing section of the statements of cash flows.

Changes in the fair value of the embedded derivative in assets on deposit offset changes in the fair value of the embedded derivative in policyholder account balances; both of these changes are included in net realized investment gains and are ceded as part of the ceding and reinsurance agreements. Accretion of the interest on assets on deposit offsets accretion of the interest on the host contract; both of these amounts are included in interest credited on policyholder account balances and are ceded pursuant to the ceding and reinsurance agreements.

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted deposits in financial institutions with maturities of 90 days or less. Cash and cash equivalents are stated at amortized cost, which approximates fair value. The Company recognizes a liability in accounts payable and other liabilities for the amount of checks issued in excess of its current cash balance. The change in this overdraft amount is recognized as a financing activity in the Company’s statement of cash flows.

Variable Interest Entities

A variable interest entity (“VIE”) is a legal entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to make significant decisions relating to the entity’s operations through voting rights or do not substantively participate in the gains and losses of the entity. Consolidation of a VIE by its primary beneficiary is not based on majority voting interest, but is based on a review of the VIE’s capital structure, contractual relationships and terms, nature of the VIE’s operations and purpose, nature of the VIE’s interests issued and the Company’s involvement with the entity. When assessing the need to consolidate a VIE, the Company evaluates the design of the VIE as well as the related exposure to the variable interest holders.

The primary beneficiary is the entity that has both the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and the obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE. While also considering these factors, the consolidation conclusion depends on the breadth of the Company’s decision-making ability and the Company’s ability to influence activities that significantly affect the economic performance of the VIE.

8

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Unconsolidated VIEs: The Company invests in residential mortgage-backed securities which are classified as VIEs for which the Company is not the primary beneficiary, and, therefore, these VIEs were not consolidated on the Company’s balance sheets. The Company invests in these securities with the primary purpose of earning capital appreciation. The maximum exposure to loss relating to these securities is equal to the carrying amount of the security. The values of these investments are disclosed in the Debt Securities section of Note 3.

Recognition of Insurance Revenue and Related Benefits

Term-life and whole-life insurance premiums are recognized as premium income when due. Policy benefits for these products are recognized in relation to the premiums so as to result in the recognition of profits over the expected lives of the policies and contracts.

Policies not subject to significant mortality or longevity risk, such as the Company’s single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable and index linked annuity contracts, are considered investment-type contracts. Amounts collected on these products, with the exception of the variable annuity component of the flexible premium deferred variable and index linked annuity, are recorded as increases in policyholder account balances. The variable annuity component of the flexible premium deferred variable and index linked annuity is recorded in separate account assets and liabilities. Revenues from investment-type contracts principally consist of net investment income and contract charges such as expense and surrender charges. Expenses for investment-type contracts consist of interest credited to contracts, benefits incurred in excess of related policyholder account balances and policy maintenance costs. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues and expenses are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on this agreement.

Other Income / Operating and Other Expenses

Other income in 2019 and 2018 represents advisory fees based on a percentage of assets under management. Other income in 2017 includes legal settlements received on structured security investments that had previously been sold. There were no legal settlements in 2019 and 2018. Operating and other expenses in 2017 include legal expenses related to settlements received.

Deferred Policy Acquisition Costs

The costs of acquiring insurance business that are directly related to the successful acquisition of new and renewal business are deferred to the extent that such costs are expected to be recoverable from future profits. Such costs principally include commissions and sales costs, premium taxes, and certain policy issuance and underwriting costs. Costs deferred on term-life and whole-life insurance products, deferred policy acquisition costs (“DAC”), are amortized in proportion to the ratio of the annual premium to the total anticipated premiums generated. Due to the age of the life insurance policies, all DAC has been fully amortized as of December 31, 2019 and 2018 and there was no amortization expense in 2019, 2018 or 2017.

Acquisition costs on the Company’s single premium deferred index annuity, single premium deferred modified guaranteed index annuity contracts and flexible premium deferred variable and index linked annuity contracts are reimbursed through a ceding commission by CMFG Life, which assumes all deferrable costs as part of its agreement to assume 100% of this business from the Company. See Note 7, Reinsurance for additional information on these agreements. Accordingly, there is no DAC asset associated with annuities.

Claim and Policy Benefits Reserves – Life and Health

Life and health claim and policy benefit reserves consist principally of future policy benefit reserves and reserves for estimates of future payments on incurred claims reported but not yet paid and unreported incurred claims. Estimates for future payments on incurred claims are developed using actuarial principles and assumptions based on past

9

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

experience adjusted for current trends. Any change in the probable ultimate liabilities is reflected in net income in the period in which the change is determined.

When actual experience indicates that existing contract liabilities, together with the present value of future gross premiums will not be sufficient to recover the present value of future benefits or recover unamortized deferred acquisition costs, a premium deficiency will be recognized by either a reduction in unamortized acquisition costs or an increase in the liability for future benefits. The liability for premium deficiency is insignificant as of December 31, 2019 and 2018.

Additionally, the liability for future policy benefits may not be deficient in the aggregate to trigger a premium deficiency, but the pattern of earnings may be such that profits are expected to be recognized in early years followed by losses in later years. In those situations, the liability for future benefits will be increased to offset losses that would be recognized in later years. The Company recorded a liability of $153 as of December 31, 2019 and $138 as of December 31, 2018 for the profits that are expected to be followed by losses in the future. There was no liability recorded as of December 31, 2017.

Policyholder Account Balances

The single premium deferred index annuities, single premium deferred modified guaranteed index annuities and risk control accounts the flexible premium variable and index linked deferred annuities are included in policyholder account balances. These products have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary based on the issuance date of the contract. Interest is credited at the end of each contract year during the selected index term based on the allocation between risk control accounts and the performance of an external index (reference index) during that contract year. For the single premium deferred index annuity, the Company offers one reference index, which is the S&P 500 Index. For the single premium deferred modified guaranteed index annuity, the Company offers three reference indices, which are the S&P 500 Index, the MSCI EAFE Index and the Russell 2000 Price Return Index. For the flexible premium deferred variable and index linked annuity, the Company offers two reference indices, which are the S&P 500 Index and the MSCI EAFE Index. Policyholders are able to allocate funds in both the Secure and Growth Accounts for the available indices. At the end of the initial index term, only the Secure Account is available as an option to the policyholder.  The average annualized credited rate for the single premium deferred index annuity was 1.14%, 1.50% and 1.44% in 2019, 2018 and 2017, respectively. The average annualized credited rate for the single premium deferred modified guaranteed index annuity was 1.83% in 2019. The average annualized credited rate for the risk control accounts of the flexible premium variable and index linked deferred annuity was 2.51%, 1.20% and 1.59% in 2019, 2018 and 2017, respectively. Interest credited does not represent the actual return to a policyholder.

The Company recognizes a liability at the stated account value for policyholder deposits that are not subject to significant policyholder mortality or longevity risk and for universal life-type policies. The account value equals the sum of the original deposit and accumulated interest, less any withdrawals and expense charges. The average credited rate was 4.5% in 2019, 2018 and 2017. The future minimum guaranteed interest rate during the life of the contracts is 4.5%.

Accounts Payable and Other Liabilities

The Company issues the single premium deferred index annuity contracts, single premium deferred modified guaranteed index annuity contracts and flexible premium deferred variable and index linked annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract.

Reinsurance

Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct

10

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

policies that have been ceded and the terms of the reinsurance contracts. Premiums and insurance claims and benefits in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded to other companies under such reinsurance contracts. Ceded insurance reserves and ceded benefits paid are included in reinsurance recoverables along with certain ceded policyholder account balances, which include mortality risk. A prepaid reinsurance asset is also recorded for the portion of unearned premiums related to ceded policies.

Separate Accounts

Separate accounts represent customer accounts related to the variable annuity component of the single premium deferred modified guaranteed index annuity and flexible premium deferred variable and index linked annuity contracts issued by the Company, where investment income and investment gains and losses accrue directly to the contract holders who bear the investment risk.

Contract holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission (“SEC”) as of December 31, 2019.

Separate account assets are legally segregated and may only be used to settle separate account liabilities. Separate account assets are carried at fair value, which is based on daily quoted net asset values at which the Company could transact on behalf of the contract holder. Separate account liabilities are equal to the separate account assets and represent contract holders’ claims to the related assets. Contract holder deposits to and withdrawals from the separate accounts are recorded directly to the separate account assets and liabilities and are not included in the Company’s statements of operations and comprehensive income (loss).

Charges made by the Company to the contract holders’ balances include fees for maintenance, administration, cost of insurance, and surrenders of contracts prior to the contractually specified dates. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on this agreement.

Income Tax

The Company recognizes taxes payable or refundable and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured by applying the enacted tax rates to the difference between the financial statement and tax basis of assets and liabilities. The Company records current tax benefits and deferred tax assets utilizing a benefits-for-loss approach. Under this approach, current benefits are realized and deferred tax assets are considered realizable by the Company when realized or realizable by the consolidated group of which the Company is a member even if the benefits would not be realized on a stand-alone basis. The Company records a valuation allowance for deferred tax assets if it determines it is more likely than not that the asset will not be realized by the consolidated group. Deferred income tax assets can be realized through future earnings, including, but not limited to, the generation of future income, reversal of existing temporary differences and available tax planning strategies.

The Company is subject to tax-related audits. These audits may result in additional tax assets or liabilities. In establishing tax liabilities, the Company determines whether a tax position is more likely than not to be sustained under examination by the appropriate taxing authority. Tax positions that do not meet the more likely than not standard are not recognized. Tax positions that meet this standard are recognized in the financial statements within net deferred tax assets or liabilities or federal income taxes recoverable or payable.

11

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Accounting Standards Updates Pending Adoption

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Measurement of Credit Losses of Financial Instruments (“ASU 2016-13”) with an effective date in 2020 for public business entities and 2023 for others. The guidance for credit losses was further amended by ASU No. 2019-04 and 2019-05. The new standard replaces the existing incurred loss recognition model with an expected credit loss recognition model. The objective of the expected credit loss model is for the Company to recognize its estimate of expected credit losses for affected financial assets in a valuation allowance deducted from the amortized cost basis of the related financial assets that results in presenting the net carrying value of the financial assets at the amount expected to be collected. The Company must consider all available relevant information when estimating expected credit losses, including details about past events, current conditions, and reasonable and supportable forecasts over the contractual life of an asset. Financial assets may be evaluated individually or on a pooled basis when they share similar risk characteristics. The measurement of credit losses for available-for-sale debt securities measured at fair value is not affected, except that credit losses recognized are limited to the amount by which fair value is below amortized cost and the carrying value adjustment is recognized through an allowance and not as a direct write-down. The impact of ASU 2016-13 will not be material.

In August 2018, the FASB adopted ASU No. 2018-12, Targeted Improvements to the Accounting for Long-Duration Contracts (“ASU 2018-12”). A subsequently issued ASU extended the effective date to 2022 for entities which meet the definition of an SEC filer and are not classified as a smaller reporting company by the SEC. MLIC is required to adopt in 2022. The new standard makes significant changes to accounting requirements for long-duration insurance contracts, including long-term care, traditional and limited payment life insurance, and annuities. The significant provisions are shown below.

●	Under current guidance, the liability for future policy benefits for long-duration products is established based on assumptions set at issue which are not changed unless there is a premium deficiency. Under ASU 2018-12, these assumptions, which include mortality, morbidity, persistency, expenses, and the discount rate, must be reviewed for changes at least annually. The existing guidance is retained for participating policies. When assumptions other than the discount rate are changed, the liability is recomputed and a cumulative catch-up adjustment is recorded in the current year income statement. The discount rate, which is based on the yield of an upper-medium-grade fixed income instrument, must be updated each reporting period; changes in the liability resulting from the discount rate are recorded in other comprehensive income (loss).

●	The liability for future policy benefits can no longer include a provision for adverse deviation except for participating policies.

●	Because liability assumptions are updated periodically, the test for premium deficiency is no longer required for nonparticipating traditional and limited payment contracts.

●	ASU 2018-12 introduces the concept of market risk benefits for product features that protect the contract holder from capital market risk, which must be accounted for at fair value.

●	Deferred acquisition costs will generally be amortized to expense on a constant level basis, either individually or grouped consistent with reserve cohorts, over the expected term of the contracts inforce. Amortization based on estimated gross profits or gross margins will be eliminated. The deferred policy acquisition costs asset does not need to be tested for impairment, no interest is accreted, and shadow adjustments are no longer required.

●	Insurers must provide disclosures that allow financial statement users to understand the amount, timing, and uncertainty of future cash flows arising from the insurance liabilities.

The Company is currently evaluating the impact of ASU 2018-12 on its financial statements. The future impact may be material.

12

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Note 3: Investments

Debt Securities

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2019 are as follows:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	Losses	Fair Value

U.S. government and agencies	$8,739	$454	$—	$9,193
Domestic corporate securities	16,478	757	—	17,235
Residential mortgage-backed securities	3,217	17	—	3,234
Other structured securities	2,001	—	—	2,001
Foreign corporate securities	3,999	82	—	4,081

Total debt securities	$34,434	$1,310	$—	$35,744

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2018 are as follows:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	Losses	Fair Value

U.S. government and agencies	$8,744	$—	$(521)	$8,223
Domestic corporate securities	16,476	188	(9)	16,655
Residential mortgage-backed securities	639	14	—	653
Foreign corporate securities	3,997	44	(3)	4,038

Total debt securities	$29,856	$246	$(533)	$29,569

No investments were non-income producing during the years ended December 31, 2019 or 2018.

13

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

The amortized cost and estimated fair values of investments in debt securities at December 31, 2019, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on residential mortgage-backed securities, such securities have not been displayed in the table below by contractual maturity.

	Amortized	Estimated
	Cost	Fair Value

Due in one year or less	$6,495	$6,554
Due after one year through five years	10,990	11,511
Due after five years through ten years	2,993	3,250
Due after ten years	8,738	9,194
Residential mortgage-backed securities	3,217	3,234
Other structured securities	2,001	2,001

Total debt securities	$34,434	$35,744

Net Investment Income

Sources of investment income for the years ended December 31 are summarized as follows:

	2019	2018	2017

Gross investment income:
Debt securities	$1,022	$368	$321
Cash and cash equivalents	709	452	217

Total gross investment income	1,731	820	538
Investment expenses	(54)	(58)	(21)

Net investment income	$1,677	$762	$517

Net Realized Investment Gains

Proceeds from the sale of debt securities were $338 and $651 in 2019 and 2018, respectively. There were no sales or transfers of debt securities in 2017 that resulted in a realized investment gain or loss.

14

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Other-Than-Temporary Investment Impairments

Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

●	The existence of any plans to sell the investment security.
●	The extent to which fair value is less than book value.
●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).
●	The financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions.
●	The Company’s intent and ability to retain the investment for a period of time sufficient to allow for an anticipated recovery in fair value.
●	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.
●	The Company’s collateral position in the case of bankruptcy or restructuring.

A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company's anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related risk. The credit portion of the OTTI is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in earnings, with the remainder of the loss amount recognized in other comprehensive income (loss). If the Company intends to sell, at the time this determination is made, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered at least its cost basis.

For securitized debt securities, the Company considers factors including residential property changes in value that vary by property type and location and average cumulative collateral loss rates that vary by vintage year. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral.

For certain securitized financial assets with contractual cash flows, the Company is required to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its cost or amortized cost and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an OTTI charge is recognized. The Company also considers its intent and ability to retain a temporarily impaired security until recovery. Estimating future cash flows involves judgment and includes both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

Management has completed a review for other-than-temporarily impaired securities at December 31, 2019, 2018 and 2017 and recorded no OTTI. As a result of the subjective nature of these estimates, however, provisions may

15

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

subsequently be determined to be necessary as new facts emerge and a greater understanding of economic trends develops. Consistent with the Company’s practices, OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts.

Net Unrealized Investment Gains (Losses)

The components of net unrealized investment gains (losses) included in accumulated other comprehensive income (loss) at December 31 were as follows:

	2019	2018	2017

Debt securities	$1,310	$(287)	$17
Deferred income taxes	(275)	61	(6)

Net unrealized investment gains (losses)	$1,035	$(226)	$11

At December 31, 2019, the Company owned no securities in an unrealized investment loss position under or over 12 months.

At December 31, 2018, the Company owned three debt securities with a fair value of $10,209 in an unrealized investment loss position. Of these, one with a fair value of $8,223 had been in an unrealized loss position for twelve or more months. There was $521 in an unrealized loss position for debt securities with a loss period 12 months or greater, which represents a 6.0% price impairment. The remaining two securities had a fair value of $1,986 and had been in an unrealized loss for under 12 months. There was $12 in an unrealized loss for debt securities with a loss period less than 12 months, which represents a 0.6% price impairment. The total fair value of debt securities, which reflect an unrealized loss at December 31, 2018 and which are rated investment grade, is $10,209 or 100.0% of the total fair value of all debt securities which reflect an unrealized loss at December 31, 2018. For these purposes investment grade is defined by the Company to be securities rated BBB or greater.

Embedded Derivatives

The Company issues single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index linked deferred annuity contracts that contain embedded derivatives. Such embedded derivatives are separated from their host contracts and recorded at fair value. The following table presents the fair value of embedded derivatives, which are reported as part of policyholder account balances in the consolidated balance sheets, as of December 31:

	2019	2018

Single premium deferred index annuities	$799,912	$456,088
Flexible premium variable and index linked deferred annuities	147,328	68,090
Single premium deferred modified guaranteed index annuities	4,762	—

Total embedded derivatives	$952,002	$524,178

16

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

The increase (decrease) in fair value related to embedded derivatives from the date of deposit was $295,733, ($45,101) and $136,078 for the years ended December 31, 2019, 2018 and 2017, respectively. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these amounts are ceded and do not impact the statement of operations and comprehensive income (loss).

Assets Designated/Securities on Deposit

Iowa law requires that assets equal to a life insurer’s “legal reserve” must be designated for the Iowa Department of Commerce, Insurance Division. The legal reserve is equal to the net present value of all outstanding policies and contracts involving life contingencies. At December 31, 2019 and 2018, debt securities and cash with a carrying value of $33,566 and $27,621, respectively, were accordingly designated for Iowa. Other regulatory jurisdictions require cash and securities to be deposited for the benefit of policyholders. Pursuant to these requirements, securities with a fair value of $2,227 and $1,998 were on deposit with other regulatory jurisdictions as of December 31, 2019 and 2018, respectively.

Note 4: Fair Value

The Company uses fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, such as insurance policy liabilities (other than investment-type contracts), are excluded from the fair value disclosure requirements.

Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

●	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.
●	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.
●	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The hierarchy requires the use of market observable information when available for assessing fair value. The availability of observable inputs varies by investment. The Company has no Level 3 investments with unrealized gains or losses included in other comprehensive income (loss).

17

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Valuation Process

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance on the overall reasonableness and consistent application of valuation methodologies and inputs and compliance with accounting standards through the execution of various processes and controls designed to provide assurance that the Company’s assets and liabilities are appropriately valued.

The Company has policies and guidelines that require the establishment of valuation methodologies and consistent application of such methodologies. These policies and guidelines govern the use of inputs and price source hierarchies and provide controls around the valuation processes. These controls include appropriate review and analysis of prices against market activity or indicators of reasonableness, approval of price source changes, price overrides, methodology changes and classification of fair value hierarchy levels. The valuation policies and guidelines are reviewed and updated as appropriate.

Transfers Between Levels

There were no transfers between levels during the years ended December 31, 2019 and 2018.

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MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Fair Value Measurement – Recurring Basis

The following table summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2019.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents[1]	$28,122	$—	$—	$28,122
Debt securities:
U.S. government and agencies	—	9,193	—	9,193
Domestic corporate securities	—	17,235	—	17,235
Residential mortgage-backed securities	—	3,234	—	3,234
Other structured securities	—	2,001	—	2,001
Foreign corporate securities	—	4,081	—	4,081
Total debt securities	—	35,744	—	35,744

Derivatives embedded in assets on deposit	—	—	952,002	952,002
Separate account assets	—	169,654	—	169,654

Total assets	$28,122	$205,398	$952,002	$1,185,522

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$—	$—	$952,002	$952,002

Total liabilities	$—	$—	$952,002	$952,002

1    Excludes cash of $915 that is not subject to fair value accounting.

19

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

The following table summarizes the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2018.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents[1]	$21,630	$—	$—	$21,630
Debt securities:
U.S. government and agencies	—	8,223	—	8,223
Domestic corporate securities	—	16,655	—	16,655
Residential mortgage-backed securities	—	653	—	653
Foreign corporate securities	—	4,038	—	4,038
Total debt securities	—	29,569	—	29,569

Derivatives embedded in assets on deposit	—	—	524,178	524,178
Separate account assets	—	103,205	—	103,205

Total assets	$21,630	$132,774	$524,178	$678,582

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$—	$—	$524,178	$524,178

Total liabilities	$—	$—	$524,178	$524,178

1 Excludes cash of $3,282 that is not subject to fair value accounting.

The Company had no assets or liabilities that required a fair value adjustment on a non-recurring basis as of December 31, 2019 or December 31, 2018.

Determination of Fair Values

The Company determines the estimated fair value of its investments using primarily the market approach and the income approach. The use of quoted prices and matrix pricing or similar techniques are examples of market approaches, while the use of discounted cash flow methodologies is an example of the income approach.

A summary of valuation techniques for classes of financial assets and liabilities by fair value hierarchy level are as follows:

Level 1 Measurements

Cash equivalents: Consists of money market funds; valuation is based on the closing price as of the balance sheet date.

Level 2 Measurements

For assets classified as Level 2 investments, the Company values the assets using third-party pricing sources, which generally rely on quoted prices for similar assets in markets that are active and observable market data.

20

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

U.S. government and agencies: Certain U.S. Treasury securities and debentures issued by agencies of the U.S. government are valued based on observable inputs such as the U.S. Treasury yield curve, market indicated spreads and quoted prices for identical assets in markets that are not active and/or similar assets in markets that are active.

Domestic corporate securities: Valued based on observable inputs such as the U.S. Treasury yield curve, market indicated spreads by security rating and quoted prices for identical assets in markets that are not active and/or similar assets in markets that are active.

Residential mortgage-backed securities: Valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data.

Other structured securities: Valued based on observable inputs including quoted prices for identical or similar assets in markets that are not active.

Foreign corporate securities: Valued based on observable inputs such as the applicable, country-specific market yield curve, market indicated spreads by security rating and quoted prices for identical assets in markets that are not active and/or similar assets in markets that are active.

Separate account assets: Consists of mutual funds and unit investment trusts in which the contract holder could redeem its investment at net asset value per share at the measurement date with the investee. Valuation is based on the closing price on the balance sheet day.

Level 3 Measurements

Derivatives embedded in assets on deposit and annuity contracts: The Company offers single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable and index linked annuity contracts with certain caps and floors which represent a minimum and maximum amount that could be credited to a contract during that contract year based on the performance of an external index. These embedded derivatives are measured at fair value separately from the host deposit asset and annuity contract.

In estimating the fair value of the embedded derivative, the Company attributes a present value to the embedded derivative equal to the discounted sum of the excess cash flows of the index related fund value over the minimum fund value. The current year portion of the embedded derivative is adjusted for known market conditions. The discount factor at which the embedded derivative is valued contains an adjustment for the Company’s own credit and risk margins for unobservable non-capital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s debt as well as its claims paying ability.

These derivatives may be more costly than expected in volatile or declining equity markets. Changes in market conditions include, but are not limited to, changes in interest rates, equity indices, default rates, lapse rates and market volatility. Changes in fair value may be impacted by changes in the Company’s own credit standing. Lastly, changes in actuarial assumptions regarding policyholder behavior (such as full or partial withdrawals varying from expectations) and risk margins related to non-capital market inputs may result in significant fluctuations in the fair value of the derivatives. See Embedded Derivatives within Note 3, Investments for the impact to net income.

21

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

The following table presents information about significant unobservable inputs used in Level 3 embedded derivative liabilities and related assets on deposit measured at fair value developed by internal models as of December 31, 2019 and 2018:

Predominant	Significant	Range of Values - Unobservable Input
Valuation Method	Unobservable Input	2019	2018

Single premium deferred index annuity
Discounted cash flow	Lapse rates	1% to 4% with an excess lapse rate at the end of the index period of 50% or 75%. Weighted average is 4.9%	2% to 4% with an excess lapse rate at the end of the index period of 50% or 95%. Weighted average is 3.7%
	Company's own credit and risk margin	71 - 102 basis points added on to discount rate. Weighted average is 90 basis points	51 - 113 basis points added on to discount rate. Weighted average is 80 basis points

Flexible premium variable and index linked deferred annuity
Discounted cash flow	Lapse rates	2% to 10% with an excess lapse rate at the end of the index period of 5% to 20%. Weighted average is 2.6%	2% to 10% with an excess lapse rate at the end of the index period of 5% to 20%. Weighted average
	Company's own credit and risk margin	71 - 102 basis points added on to discount rate. Weighted average is 90 basis points	51 - 113 basis points added on to discount rate. Weighted average is 80 basis points

Single premium deferred modified guaranteed index annuity
Discounted cash flow	Lapse rates	1% to 13% with an excess lapse rate at the end of the index period of 1% to 2%. Weighted average is 1.0%	N/A
	Company's own credit and risk margin	71 - 102 basis points added on to discount rate. Weighted average is 90 basis points	N/A

22

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Changes in Level 3 Fair Value Measurement

The following table sets forth the values of assets and liabilities classified as Level 3 within the fair value hierarchy at December 31, 2019.

		Total Realized/Unrealized Gain (Loss) Included in:
	Balance				Balance
	January 1,				December 31,
	2019	Purchases	Maturities	Earnings[1]	2019

Derivatives embedded in assets on deposit	$524,178	$152,501	$(20,410)	$295,733	$952,002
Total assets	$524,178	$152,501	$(20,410)	$295,733	$952,002

Derivatives embedded in annuity contracts	$524,178	$152,501	$(20,410)	$295,733	$952,002
Total liabilities	$524,178	$152,501	$(20,410)	$295,733	$952,002

1 Included in net income is realized gains and losses associated with embedded derivatives.

The following table sets forth the values of assets and liabilities classified as Level 3 within the fair value hierarchy at December 31, 2018.

		Total Realized/Unrealized Gain (Loss) Included in:
	Balance				Balance
	January 1,				December 31,
	2018	Purchases	Maturities	Earnings[1]	2018

Derivatives embedded in assets on deposit	$471,192	$109,477	$(11,390)	$(45,101)	$524,178
Total assets	$471,192	$109,477	$(11,390)	$(45,101)	$524,178

Derivatives embedded in annuity contracts	$471,192	$109,477	$(11,390)	$(45,101)	$524,178
Total liabilities	$471,192	$109,477	$(11,390)	$(45,101)	$524,178

1 Included in net income is realized gains and losses associated with embedded derivatives.

23

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Fair Value Measurements for Financial Instruments Not Reported at Fair Value

Accounting standards require disclosure of fair value information about certain on- and off-balance sheet financial instruments which are not recorded at fair value on a recurring basis for which it is practicable to estimate that value.

The following methods and assumptions were used by the Company in estimating the fair value disclosures for significant financial instruments:

Level 1 Measurements

Cash: The carrying amount for this instrument approximates its fair value due to its short term nature and is based on observable inputs.

Level 2 Measurements

Assets on deposit and Investment-type contracts: Assets on deposit and investment-type contracts include single premium deferred annuity and the risk control accounts of the single premium deferred modified guaranteed index annuity and flexible premium deferred variable annuity contracts, excluding the related embedded derivative. In most cases, the fair values are determined by discounting expected liability cash flows and required profit margins using the year-end swap curve plus a spread equivalent to a cost of funds for insurance companies based on observable inputs.

Separate account liabilities: Separate account liabilities represent the account value owed to the contract holder, which is equal to the segregated assets carried at fair value.

The carrying amounts and estimated fair values of the Company’s financial instruments which are not measured at fair value on a recurring basis at December 31, 2019 and 2018 are as follows:

	2019			2018
	Carrying	Estimated		Carrying	Estimated
	Amount	Fair Value	Level	Amount	Fair Value	Level

Financial instruments
recorded as assets:
Cash	$915	$915	1	$3,282	$3,282	1
Assets on deposit	3,322,962	3,251,078	2	2,613,918	2,303,358	2
Financial instruments
recorded as liabilities:
Investment-type contracts	3,322,962	3,251,078	2	2,613,918	2,303,358	2
Separate account liabilities	169,654	169,654	2	103,205	103,205	2

24

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Note 5: Income Tax

The Company is included in the consolidated federal income tax return filed by CMHC, the Company’s ultimate parent. The Company has entered into a tax sharing agreement with CMHC and its subsidiaries. The agreement provides for the allocation of tax expense based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year. Federal income taxes recoverable from affiliate reported on the balance sheet are due from CMFG Life.

Income Tax Expense

Income tax expense for the years ended December 31 is as follows:

	2019	2018	2017

Current tax expense (benefit)	$(36)	$80	$481
Deferred tax expense (benefit)	34	(262)	193
Adjustment of deferred tax assets and liabilities for enacted rate change	—	—	49

Total income tax expense (benefit)	$(2)	$(182)	$723

Reconciliation to U.S. Tax Rate

Income tax expense differs from the amount computed by applying the U.S. federal corporate income tax rate of 21% for 2019 and 2018 and 35% in 2017 to income before income taxes due to the items listed in the following reconciliation:

	2019		2018		2017
	Amount	Rate	Amount	Rate	Amount	Rate

Tax expense computed at
federal corporate tax rate	$283	21.0%	$132	21.0%	$981	35.0%
Income tax expense (benefit)
related to prior years	(159)	(11.8)	(240)	(38.2)	(221)	(7.8)
Dividends-received deduction	(87)	(6.5)	(59)	(9.4)	(83)	(3.0)
Foreign tax credit	(40)	(3.0)	(14)	(2.2)	—	—
Adjustment of deferred tax assets and liabilities for enacted rate change	—	—	—	—	49	1.7
Other	1	0.1	(1)	(0.2)	(3)	(0.1)

Total income tax expense (benefit)	$(2)	-0.2%	$(182)	-29.0%	$723	25.8%

25

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Deferred Income Taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2019 and 2018 are as follows:

	2019	2018

Deferred tax assets
Tax reserves method change	$7	$11
Unrealized investment losses	—	61
Accrued expenses	140	293
Deferred policy acquisition costs	479	380
Other	12	—

Gross deferred tax assets	638	745

Deferred tax liabilities
Investments	344	354
Deferred reinsurance expense	13	16
Unrealized investment gains	275	—

Gross deferred tax liabilities	632	370

Net deferred tax asset	$6	$375

Valuation Allowance

The Company considered the need for a valuation allowance with respect to its gross deferred tax assets as of December 31, 2019 and 2018, and based on that evaluation, the Company has determined it is more likely than not all deferred tax assets as of December 31, 2019 and 2018 will be realized. Therefore, a valuation allowance was not established.

Unrecognized Tax Benefits

There are no unrecognized tax benefits as of December 31, 2019 and 2018. Management does not anticipate a material change to the Company’s uncertain tax positions during 2020.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense in the statements of operations and comprehensive income (loss). For the years ended December 31, 2019 and 2018, the Company did not recognize any addition or reduction in interest and penalties. For the year ended December 31, 2017, the Company recognized a reduction in interest and penalties of $5. The Company had accrued $2 and $2 for the payment of interest and penalties at December 31, 2019 and 2018, respectively.

The Company is included in a consolidated U.S. federal income tax return filed by CMHC. The Company also files income tax returns in various states. For the major jurisdictions where it operates, the Company is generally no longer subject to income tax examination by tax authorities for years ended before 2013. Amended refund claims

26

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

filed for tax years 2010 and 2012 are currently under examination as part of the Joint Committee on Taxation approval process.

Other Tax Items

As of December 31, 2019 and 2018, the Company did not have any capital loss, operating loss or credit carryforwards.

Note 6: Related Party Transactions

In the normal course of business, there are various transactions between the Company and other related entities. In certain circumstances, expenses such as those related to sales and marketing, administrative, operations, other support and infrastructure costs are shared between the companies. Expenses incurred that are specifically identifiable with a particular company are borne by that company; other expenses are allocated among the companies on the basis of time and usage studies. Amounts due from transactions with affiliates are generally settled monthly. The Company reimbursed CMFG Life $38,579, $30,131 and $20,808 for these expenses in 2019, 2018 and 2017, respectively; which are included in operating and other expenses.

Amounts receivable/payable from/to affiliates are shown in the following table:

	2019	2018

Receivable from:
CMFG Life	$476	$5,001
Other	8	26

Total	$484	$5,027

Payable to:
CUNA Brokerage Services, Inc.	$3,383	$2,948
Other	150	58

Total	$3,533	$3,006

Amounts receivable from CMFG Life at December 31, 2018 are primarily for a policyholder’s purchase of an MLIC annuity when a CMFG Life policyholder has surrendered their policy for the purchase of a single premium deferred index annuity, single premium deferred modified guaranteed index annuity or flexible premium variable and index linked deferred annuity and for the cession of death claims related to the Company’s single premium deferred index annuity, single premium deferred modified guaranteed index annuity or flexible premium variable index linked deferred annuity.

The Company hires MEMBERS Capital Advisors, Inc. (“MCA”) for investment advisory services. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company. The Company recorded MCA investment management fees totaling $54, $58 and $21 for the years ended December 31, 2019, 2018 and 2017, respectively, which are included as a reduction to net investment income.

The Company utilizes CUNA Brokerage Services, Inc., which is 100% owned by CMIC, to distribute its single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index linked deferred annuity and recorded commission expense for this service of $34,180, $29,996

27

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

and $29,114 in 2019, 2018 and 2017, respectively, which is included in operating and other expenses. This expense is entirely offset by commission income the Company receives from CMFG Life as part of the 2013, 2015 and 2019 reinsurance agreements.

The Company received additional paid in capital of $20,653 of debt securities from CMIC in 2018, net of deferred tax liability of $24. The Company received no additional paid in capital in 2019 and 2017. The Company paid a $7,000 cash dividend to its parent in 2017. The Company paid no dividends in 2019 and 2018.

See Note 7 regarding reinsurance and other agreements entered into by the Company and CMFG Life.

Note 7: Reinsurance

The Company entered into a reinsurance agreement with its affiliate, CMFG Life, on a coinsurance and modified coinsurance basis to cede 100% of its investment-type contracts for its flexible premium variable and index linked deferred annuity, which are accounted for using the deposit method of accounting. On October 15, 2018, the Company amended its reinsurance agreement with CMFG Life to include a new flexible premium variable and index linked deferred annuity offering by the Company and will continue to cede 100% of its investment-type contracts for its flexible premium variable and index linked deferred annuities. The Company had $565,370 and $337,755 of assets on deposit for these contracts as of December 31, 2019 and 2018, respectively. The Company had related liabilities of $565,370 and $337,755 as of December 31, 2019 and 2018, respectively, which are included in policyholder account balances in the balance sheets. The Company had separate account assets and liabilities for these contracts of $169,654 and $169,654 and $103,205 and $103,205, respectively, as of December 31, 2019 and 2018. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $26,384, $17,738 and $11,019 for the years ended December 31, 2019, 2018 and 2017, respectively.

The Company entered into a second agreement with its affiliate, CMFG Life, to cede 100% of its investment-type contracts for its single premium deferred index annuity, which are accounted for using the deposit method of accounting. The Company had $3,665,129 and $2,800,341 of assets on deposit for these contracts as of December 31, 2019 and 2018, respectively. The Company had related liabilities of $3,665,129 and $2,800,341, respectively which are included in policyholder account balances in the balance sheets. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $56,991, $52,652 and $44,773 for the years ended December 31, 2019, 2018 and 2017, respectively.

The Company entered into a third agreement with its affiliate, CMFG Life, on a coinsurance basis to cede 100% of its investment-type contracts for its single premium deferred modified guaranteed index annuity, which are accounted for using the deposit method of accounting. The Company had $44,465 of assets on deposit for these contracts as of December 31, 2019. The Company had related liabilities of $44,465 as of December 31, 2019, which are included in policyholder account balances in the balance sheets. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $3,752 for the year ended December 31, 2019.

In December 2019, the Company filed a replacement reinsurance agreement, which consolidates and replaces the three separate agreements related to its annuity contracts (the 2013, 2015 and 2019 agreements), with its state of domicile. This replacement agreement was approved by the regulator in January 2020 and effective for 2019.

On October 31, 2012, the Company ceded 95% of its insurance policies in force pursuant to a reinsurance agreement with CMFG Life and the Company was reimbursed for 95% of expenses incurred in the provision of policyholder and benefit payment services, and insurance taxes and charges on a go forward basis under this contract. On September 30, 2015, the Company amended its reinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life and is reimbursed 100% for expenses incurred in the provision of policyholder and benefit payments services, and insurance taxes and charges going forward. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $767 and $839 for the years ended December 31, 2018 and 2017, respectively. For the year ended December 31, 2019, the Company paid a refund of $668 due to the change in the amount due to the guaranty fund.

28

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

MLIC did not have any other reinsurance agreements at December 31, 2019 or 2018 and the entire reinsurance recoverable balance of $23,927 and $24,034, respectively, was due from CMFG Life. The recoverable balances are not collateralized and the Company retains the risk of loss in the event CMFG Life is unable to meet its obligations assumed under the reinsurance agreements. MLIC believes the risk of non-collection is remote due to CMFG Life’s stable financial strength ratings of A from A.M. Best Company and S&P Global Ratings and A2 rating from Moody’s Investors Service.

The effects of reinsurance on contract charges, interest credited to policyholder accounts, premiums and on claims, benefits, and losses incurred for the years ended December 31 are as follows:

	2019	2018	2017

Face amount of policies in force	$72,193	$80,872	$86,587

Premiums:
Direct - written	$4,094	$2,812	$3,145
Direct - change in unearned	—	—	5
Direct - earned	4,094	2,812	3,150

Ceded to affiliate - written	(4,094)	(2,812)	(3,145)
Ceded to affiliate - change in unearned	—	—	(5)
Ceded to affiliate - earned	(4,094)	(2,812)	(3,150)

Premiums - written, net	—	—	5
Premiums - change in unearned, net	—	—	(5)
Premiums, net	$—	$—	$—

Contract charges:
Direct	$10,935	$7,535	$3,498
Ceded to affiliate	(10,935)	(7,535)	(3,498)
Contract charges, net	$—	$—	$—

Claims, benefits and losses incurred:
Direct	$4,317	$2,507	$2,779
Ceded to affiliate	(4,317)	(2,507)	(2,777)

Claims, benefits and losses, net	$—	$—	$2

Interest credited to policyholder account balances:
Direct	$34,571	$41,175	$30,469
Ceded to affiliate	(34,531)	(41,190)	(30,469)
Interest credited to policyholder account balances, net	$40	$(15)	$—

29

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Note 8: Statutory Financial Data and Dividend Restrictions

The Company is a life and health insurer and is domiciled in Iowa. The Company files statutory-basis financial statements with insurance regulatory authorities. The Company did not use any permitted practices in 2019, 2018 or 2017. Certain statutory basis financial information for MLIC is presented in the table below as of and for the years ended December 31.

	Statutory Basis		Statutory Basis
	Capital and Surplus		Net Income
	2019	2018	2019	2018	2017

MLIC	$39,989	$39,447	$1,249	$419	$1,914

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. Based on Iowa statutory regulations, the Company could pay dividends up to $3,836 during 2020, without prior approval of the Insurance Department.

Risk-based capital (“RBC”) requirements promulgated by the National Association of Insurance Commissioners (NAIC) require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk, and general business risk. The adequacy of the Company’s actual capital is evaluated by a comparison to the RBC results, as determined by the formula. At December 31, 2019 and 2018, the Company’s adjusted capital exceeded the RBC minimum requirements as required by the NAIC.

30

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Note 9: Accumulated Other Comprehensive Income (Loss)

The components of accumulated other comprehensive income (loss), net of tax, are as follows:

		Accumulated
	Unrealized	Other
	Investment	Comprehensive
	Gains (Loss)	Income (Loss)
Balance, January 1, 2017	$(323)	$(323)
Change in unrealized holding gains (losses), net of tax - $181	334	334
Balance, December 31, 2017	11	11
Effect of change for
Cumulative effect of reclassification for the stranded tax effects	3	3
Change in unrealized holding gains (losses), net of tax - ($64)	(240)	(240)
Balance, December 31, 2018	(226)	(226)
Change in unrealized holding gains (losses), net of tax - $336	1,261	1,261

Balance, December 31, 2019	$1,035	$1,035

Reclassification Adjustments

Accumulated other comprehensive income (loss) includes amounts related to unrealized investment gains (losses) which were reclassified to net income. Reclassifications from accumulated other comprehensive income (loss) for the years ended December 31, 2019 and 2018 were $7 and $52, respectively, net of deferred taxes of $3 and $14.

31

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Note 10: Business Segment Information

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2019.

	Life and
Year ended or as of December 31, 2019	Health	Annuities	Total

Revenues

Net investment income	$1,677	$—	$1,677
Net realized investment (losses)	17	—	17
Other income	38	—	38

Total revenues	1,732	—	1,732

Benefits and expenses

Life and health insurance claims and benefits, net	—	—	—
Interest credited to policyholder account balances, net	—	40	40
Operating and other expenses	343	—	343

Total benefits and expenses	343	40	383

Income (loss) before income taxes	1,389	(40)	1,349

Income tax expense (benefit)	(2)	—	(2)

Net income (loss)	1,391	(40)	1,351

Change in unrealized gains (losses), net of tax expense (benefit)	1,268	—	1,268
Reclassification adjustment for (gains) included in net income, net of tax (benefit)	(7)	—	(7)

Other comprehensive income (loss)	1,261	—	1,261

Total comprehensive income (loss)	$2,652	$(40)	$2,612

Reinsurance recoverable from affiliate	$23,927	$—	$23,927
Assets on deposit	—	4,274,964	4,274,964
Claim and policy benefit reserves - life and health	22,551	—	22,551
Policyholder account balances	6,715	4,274,964	4,281,679

32

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2018.

Life and
Year ended or as of December 31, 2018	Health	Annuities	Total

Revenues

Net investment income	$762	$—	$762
Net realized investment (losses)	(17)	—	(17)
Other income	18	—	18

Total revenues	763	—	763

Benefits and expenses

Life and health insurance claims and benefits, net	—	—	—
Interest credited to policyholder account balances, net	—	(15)	(15)
Operating and other expenses	151	—	151

Total benefits and expenses	151	(15)	136

Income before income taxes	612	15	627

Income tax expense (benefit)	(185)	3	(182)

Net income	797	12	809

Change in unrealized gains (losses), net of tax expense (benefit)	(188)	—	(188)
Reclassification adjustment for (gains) included in net income, net of tax (benefit)	(52)	—	(52)

Other comprehensive income (loss)	(240)	—	(240)

Total comprehensive income	$557	$12	$569

Reinsurance recoverable from affiliate	$24,034	$—	$24,034
Assets on deposit	—	3,138,096	3,138,096
Claim and policy benefit reserves - life and health	20,769	6,067	26,836
Policyholder account balances	3,981	3,138,096	3,142,077

33

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2017.

	Life and
Year ended or as of December 31, 2017	Health	Annuities	Total

Revenues

Net investment income	$517	$—	$517
Net realized investment (losses)	—	—	—
Other income	3,996	—	3,996

Total revenues	4,513	—	4,513

Benefits and expenses

Life and health insurance claims and benefits, net	2	—	2
Interest credited to policyholder account balances, net	—	—	—
Operating and other expenses	1,596	113	1,709

Total benefits and expenses	1,598	113	1,711

Income before income taxes	2,915	(113)	2,802

Income tax expense (benefit)	763	(40)	723

Net income	2,152	(73)	2,079

Change in unrealized gains (losses), net of tax expense (benefit)	334	—	334
Reclassification adjustment for (gains) included in net income, net of tax (benefit)	—	—	—

Other comprehensive income (loss)	334	—	334

Total comprehensive income	$2,486	$(73)	$2,413

Reinsurance recoverable from affiliate	$23,973	$—	$23,973
Assets on deposit	—	2,453,033	2,453,033
Claim and policy benefit reserves - life and health	20,688	2,364	23,052
Policyholder account balances	3,601	2,453,033	2,456,634

34

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Note 11: Commitments and Contingencies

Insurance Guaranty Funds

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during 2019 and prior years. The Company includes a provision for all known assessments that will be levied as well as an estimate of amounts that it believes will be assessed in the future relating to past insolvencies. The Company has established a liability of $116 and $1,224 at December 31, 2019 and 2018, respectively, for guaranty fund assessments. The Company also estimates the amount recoverable from future premium tax payments related to these assessments and has not established an asset as of December 31, 2019 and 2018 since it does not believe any amount will be recoverable. Recoveries of assessments from premium taxes are generally made over a five-year period.

Legal Matters

Like other members of the insurance industry, the Company is occasionally a party to lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and involve a range of the Company’s practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices.

The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company.

Note 12: Subsequent Events

The Company evaluated subsequent events through the date the financial statements were issued. During this period, there were no subsequent events that required adjustment to or disclosure in the accompanying financial statements.

35

FINANCIAL HIGHLIGHTS

The following information is derived from the financial statements of the Variable Account. The financial statements are included in the Statement of Additional Information. The table below gives per unit information about the financial history of each Subaccount for the fiscal year ended December 31, 2019, 2018, 2017, and 2016, respectively. The value of an Accumulation Unit is determined on the basis of changes in the per share value of the Funds and the assessment of various charges.

Subaccount/Year	Accumulation unit value beginning of period		Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
Invesco V.I. Global Real Estate Fund, Series I	$10.08 9.36 10.43 9.64	(a)	$9.36 10.43 9.64 11.68	(7.14%) 11.41% (7.56%) 21.17%	14,354 45,007 73,245 88,494
2016 2017 2018 2019
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series I (f/k/a Invesco V.I. Small Cap Equity Fund, Series I)	$10.32 10.75 12.08 10.10	(a)	$10.75 12.08 10.10 12.60	4.17% 12.37% (16.35%) 24.71%	177 4,593 12,373 28,470
2016 2017 2018 2019
Invesco Oppenheimer V.I. International Growth Fund/VA (Non-Service Shares) (f/k/a Oppenheimer International Growth Fund/VA, Non-Service Shares)	$10.10 9.93 12.35 9.81	(a)	$9.93 12.35 9.81 12.42	(1.68%) 24.42% (20.60%) 26.69%	144 2,829 9,471 18,754
2016 2017 2018 2019
American Funds IS Asset Allocation Fund, Class 1	$10.00 10.30 11.82 11.14	(a)	$10.30 11.82 11.14 13.33	3.00% 14.78% (5.78%) 19.74%	13,976 163,702 339,118 563,623
2016 2017 2018 2019
American Funds IS Bond Fund, Class 1	$9.91 9.66 9.88 9.69	(a)	$9.66 9.88 9.69 10.47	(2.52%) 2.34% (1.93%) 8.07%	1,186 11,564 21,950 60,841
2016 2017 2018 2019
American Funds IS Growth Fund, Class 1	$10.22 10.56 13.38 13.18	(a)	$10.56 13.38 13.18 17.02	3.33% 26.69% (1.51%) 29.16%	13,910 58,649 197,476 344,702
2016 2017 2018 2019
American Funds IS High-Income Bod Fund, Class 1 2016 2017 2018 2019	$10.24 10.54 11.14 10.74	(a)	$10.54 11.14 10.74 11.93	2.93% 5.67% (3.61%) 11.17%	2,661 20,680 39,973 70,263

Subaccount/Year	Accumulation unit value beginning of period		Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
American Funds IS International Fund, Class 1	$10.39 10.27 13.40 11.49	(a)	$10.27 13.40 11.49 13.94	(1.15%) 30.44% (14.25%) 21.38%	1,878 28,544 62,591 77,769
2016 2017 2018 2019
BlackRock Global Allocation V.I. Fund, Class I	$10.12 10.23 11.47 10.47	(a)	$10.23 11.47 10.47 12.17	1.09% 12.17% (8.72%) 16.23%	5,554 23,557 48,675 67,730
2016 2017 2018 2019
Columbia VP Emerging Markets Bond Fund, Class 1	$10.00 9.77 10.77 9.86	(a)	$9.77 10.77 9.86 10.92	(2.30%) 10.24% (8.43%) 10.68%	22,401 65,655 120,899 153,959
2016 2017 2018 2019
DFA VA International Small Portfolio	$10.59 10.50 13.44 10.62	(a)	$10.50 13.44 10.62 12.97	(0.85%) 28.03% (20.96%) 22.06%	4,576 14,307 27,971 35,307
2016 2017 2018 2019
DFA VA International Value Portfolio	$10.31 11.28 13.98 11.42	(a)	$11.28 13.98 11.42 13.04	9.41% 23.99% (18.30%) 14.13%	34,653 111,175 196,632 284,671
2016 2017 2018 2019
DFA VA U.S. Large Value Portfolio	$10.21 11.15 13.08 11.32	(a)	$11.15 13.08 11.32 14.03	9.21% 17.31% (13.46%) 23.91%	69,941 195,997 307,073 442,566
2016 2017 2018 2019
DFA VA U.S. Targeted Value Portfolio	$10.19 11.88 12.85 10.65	(a)	$11.88 12.85 10.65 12.86	16.58% 8.19% (17.11%) 20.74%	14,953 49,397 92,076 181,483
2016 2017 2018 2019
Dreyfus VIF Quality Bond Portfolio, Initial	$9.89 9.60 9.88 9.49	(a)	$9.60 9.88 9.49 10.10	(2.93%) 2.96% (3.99%) 6.45%	2,201 7,086 6,760 18,216
2016 2017 2018 2019
Templeton Foreign VIP Fund, Class 1 2016 2017 2018 2019	$10.24 10.79 12.44 10.38	(a)	$10.79 12.44 10.38 11.54	5.37% 15.28% (16.53%) 11.16%	907 5,624 13,701 16,729
Templeton Global Bond VIP Fund, Class 1	$9.93 10.45 10.52 10.59	(a)	$10.45 10.52 10.59 10.67	5.24% 0.64% 0.66% 0.73%	5,081 33,685 48,715 108,324
2016 2017 2018 2019

Subaccount/Year	Accumulation unit value beginning of period		Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
Goldman Sachs VIT Core Fixed Income, Service Shares	$10.00 9.68 9.86 9.66	(a)	$9.68 9.86 9.66 10.40	(3.20%) 1.88% (2.05%) 7.65%	4,836 6,489 7,600 25,646
2016 2017 2018 2019
Goldman Sachs VIT Government Money Market, Institutional(c)	- 10.01		- 10.06	- 0.54%	- 9,586
2018 2019
Lazard Retirement Emerging Markets Equity Portfolio, Investor Shares	$10.27 10.41 13.15 10.58	(a)	$10.41 13.15 10.58 12.33	1.36% 26.24% (19.56%) 16.60%	19,304 79,780 152,493 191,468
2016 2017 2018 2019
MFS® Total Return Bond Fund, Initial Shares	$9.96 9.72 10.01 9.75	(a)	$9.72 10.01 9.75 10.58	(2.41%) 2.92% (2.61%) 8.57%	56,861 152,270 276,043 379,985
2016 2017 2018 2019
MFS® Utilities Series Fund, Initial Shares	$9.89 9.54 10.79 10.74	(a)	$9.54 10.79 10.74 13.23	(3.54%) 13.13% (0.45%) 23.21%	15,028 54,105 90,578 145,237
2016 2017 2018 2019
MFS® Value Series, Initial Class	$9.90 10.44 12.10 10.72	(a)	$10.44 12.10 10.72 13.71	5.45% 15.91% (11.41%) 27.87%	5,253 33,880 75,921 107,920
2016 2017 2018 2019
MFS® Blended Research® Small Cap Equity Portfolio, Initial Class	$10.18 11.07 12.54 11.72	(a)	$11.07 12.54 11.72 14.64	8.74% 13.26% (6.55%) 24.89%	240 18,007 27,428 65,108
2016 2017 2018 2019
Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio, Class 1	$10.09 9.75 10.85 9.85	(a)	$9.75 10.85 9.85 12.45	(3.37%) 11.31% (9.22%) 26.39%	14,466 57,330 93,127 113,764
2016 2017 2018 2019
Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class 1	$10.49 9.90 13.96 14.78	(a)	$9.90 13.96 14.78 19.20	(5.62%) 41.02% 5.91% 29.84%	971 1,416 12,884 92,326
2016 2017 2018 2019

Subaccount/Year	Accumulation unit value beginning of period		Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
TOPS® Aggressive Growth ETF Portfolio, Class 1	$10.24 10.56 12.56 11.18	(a)	$10.56 12.56 11.18 13.73	3.13% 18.91% (10.99%) 22.84%	19,114 47,845 83,620 109,186
2016 2017 2018 2019
TOPS® Balanced ETF Portfolio, Class 1	$10.07 10.13 11.10 10.35	(a)	$10.13 11.10 10.35 11.85	0.60% 9.55% (6.79%) 14.53%	110,361 278,754 340,743 392,087
2016 2017 2018 2019
TOPS® Conservative ETF Portfolio, Class 1	$10.03 10.05 10.60 10.19	(a)	$10.05 10.60 10.19 11.24	0.20% 5.48% (3.90%) 10.36%	103,915 150,764 240,747 313,008
2016 2017 2018 2019
TOPS® Growth ETF Portfolio, Class 1	$10.19 10.45 12.18 10.97	(a)	$10.45 12.18 10.97 13.22	2.55% 16.48% (9.97%) 20.54%	37,414 105,955 155,636 194,514
2016 2017 2018 2019
TOPS® Moderate Growth ETF Portfolio, Class 1	$10.09 10.30 11.60 10.67	(a)	$10.30 11.60 10.67 12.53	2.08% 12.68% (7.99%) 17.37%	104,375 242,408 343,288 414,804
2016 2017 2018 2019
PIMCO VIT CommodityRealReturn Strategy Portfolio, Institutional	$9.73 10.16 10.25 8.68	(a)	$10.16 10.25 8.68 9.55	4.42% 0.88% (15.32%) 9.97%	5,390 15,349 25,916 48,990
2016 2017 2018 2019
PIMCO VIT All Asset Portfolio, Institutional	$10.13 10.17 11.40 10.65	(a)	$10.17 11.40 10.65 11.74	0.39% 12.08% (6.62%) 10.25%	28,188 96,328 183,141 219,621
2016 2017 2018 2019
PIMCO VIT Real Return Portfolio, Institutional	$9.97 9.78 10.00 9.65	(a)	$9.78 10.00 9.65 10.32	(1.91%) 2.27% (3.53%) 6.98%	12,963 15,625 32,044 69,218
2016 2017 2018 2019
Putnam VT High Yield Fund, IA	$10.06 10.44 11.03 10.48	(a)	$10.44 11.03 10.48 11.82	3.78% 5.63% (5.02%) 12.84%	25,730 77,364 135,516 184,535
2016 2017 2018 2019
T. Rowe Price Blue Chip Growth Fund	$10.27 10.33 13.85 13.91	(a)	$10.33 13.85 13.91 17.79	0.58% 34.15% 0.40% 27.96%	20,534 153,114 287,178 459,315
2016 2017 2018 2019

Subaccount/Year	Accumulation unit value beginning of period		Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
Vanguard VIF Capital Growth Portfolio	$10.39 10.92 13.86 13.49	(a)	$10.92 13.86 13.49 16.81	5.10% 26.92% (2.67%) 24.62%	3,347 30,053 59,438 93,085
2016 2017 2018 2019
Vanguard VIF Diversified Value Portfolio	$10.25 10.64 11.86 10.62	(a)	$10.64 11.86 10.62 13.15	3.80% 11.48% (10.48%) 23.83%	8,775 44,838 84,535 149,912
2016 2017 2018 2019
Vanguard VIF Equity Index Portfolio	$10.15 10.50 12.59 11.84	(a)	$10.50 12.59 11.84 15.31	3.45% 19.85% (5.97%) 29.35%	36,179 149,407 327,933 441,691
2016 2017 2018 2019
Vanguard VIF High Yield Bond Portfolio	$10.04 10.25 10.81 10.35	(a)	$10.25 10.81 10.35 11.80	2.09% 5.42% (4.23%) 13.95%	17,188 49,095 84,768 128,063
2016 2017 2018 2019
Vanguard VIF International Portfolio	$10.19 10.16 14.29 12.30	(a)	$10.16 14.29 12.30 15.90	(0.29%) 40.56% (13.95%) 29.26%	42,468 135,659 220,608 294,827
2016 2017 2018 2019
Vanguard VIF Mid-Cap Index Portfolio	$10.25 10.44 12.25 10.94	(a)	$10.44 12.25 10.94 14.11	1.85% 17.31% (10.67%) 28.92%	61,318 185,827 303,972 419,211
2016 2017 2018 2019
Vanguard VIF Money Market Portfolio(d)	$9.98 9.96 9.91 9.95	(a)	$9.96 9.91 9.95 10.03	(0.20%) (0.49%) 0.43% 0.74%	13,166 17,090 60,768 176,908
2016 2017 2018 2019
Vanguard VIF Real Estate Index Portfolio	$9.96 9.31 9.61 8.96	(a)	$9.31 9.61 8.96 11.37	(6.53%) 3.22% (6.79%) 26.89%	44,792 148,649 216,494 298,620
2016 2017 2018 2019
Vanguard VIF Small Company Growth Portfolio	$10.17 10.87 13.22 12.08	(a)	$10.87 13.22 12.08 15.24	6.88% 21.63% (8.64%) 26.20%	23,852 79,272 122,895 172,634
2016 2017 2018 2019
Vanguard VIF Total Bond Market Index Portfolio	$9.96 9.59 9.77 9.62	(a)	$9.59 9.77 9.62 10.29	(3.71%) 1.94% (1.58%) 7.06%	114,300 357,871 613,570 964,045
2016 2017 2018 2019

Subaccount/Year	Accumulation unit value beginning of period		Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
Vanguard VIF Total Stock Market Index Portfolio	$10.12 10.58 12.61 11.76	(a)	$10.58 12.61 11.76 15.14	4.55% 19.17% (6.76%) 28.80%	53,308 192,927 341,507 538,688
2016 2017 2018 2019

(a)	All subaccounts were available options for contract owners when the account commenced operations effective July 11, 2016. The beginning unit value is the unit value at the date of first investment.
(b)	This subaccount liquidated on April 21, 2017.
(c)	This subaccount is only available in the MEMBERS Horizon II product.
(d)	This subaccount is only available in the MEMBERS Horizon product.

STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS

TABLE OF CONTENTS

MEMBERS LIFE INSURANCE COMPANY	S-1

ADDITIONAL CONTRACT PROVISIONS	S-1

PRINCIPAL UNDERWRITER	S-1

INCOME PAYMENTS	S-2

RESOLVING MATERIAL CONFLICTS	S-2

OTHER INFORMATION	S-3

CUSTODIAN	S-3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	S-3

FINANCIAL STATEMENTS	S-3

You may obtain a copy of the SAI free of charge by writing to our Administrative Office at 2000 Heritage Way, Waverly, Iowa 50677, or by calling 1-800-798-5500.

APPENDIX A: EXAMPLES OF PARTIAL WITHDRAWALS AND FULL SURRENDER WITH APPLICATION OF SURRENDER CHARGE AND MARKET VALUE ADJUSTMENT

Example 1: Partial Withdrawal with a Negative Market Value Adjustment (MVA)

Assume the following information as it relates to the Contract:

●	The Contract was issued with an initial deposit of $100,000.00.

●	The Contract Fee is 1.50%.

●	Money is allocated to the Variable Subaccounts and S&P 500 Risk Control Accounts.

●	There have been no additional Purchase Payments.

●	A gross withdrawal of $20,000.00 is taken 1.5 years after the Contract Issue Date. No other withdrawals have been previously taken.

Assume the following information as it relates to the Variable Subaccounts:

●	As of the withdrawal date, there are 1,012.09 Variable Subaccount Accumulation Units with an Accumulation Unit Value of $10.56.

Assume the following information as it relates to the Risk Control Accounts:

●	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 7.00% Index Rate Cap.

●	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 17.00% Index Rate Cap.

●	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.

●	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.

●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.1.

●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.

●	The S&P 500 Index value at the start of the Risk Control Account Year immediately preceding the withdrawal is 1000.00.

●	The S&P 500 Index value at the time of the withdrawal is 1200.00.

●	On the Risk Control Account Start Date, the interpolated 6-year Constant Maturity Treasury Rate (I) was 2.50% and the Bank of America/Merrill Lynch Index (K) was 1.00%.

●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.90% and the Bank of America/Merrill Lynch Index (L) is 1.10%.

●	At the time of the withdrawal there are 4.50137 years remaining in the Risk Control Account Period (N).

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the withdrawal.

	(1)	(2)	(3)
Account	Units / Accumulation Credits	Unit Value / Accumulation Credit Factor	Contract Value at time of Withdrawal
Variable Subaccounts	1,012.09	$10.56	$10,687.67
S&P 500 Secure Risk Control Account	5,940.59	$10.731042	$63,748.72
S&P 500 Growth Risk Control Account	3,902.44	$11.915414	$46,499.19
Total			$120,935.58

(1), (2), (3)

The current Variable Subaccounts Value is 1,012.09 x $10.56 which equals $10,687.67.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value. The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00 - 1). This is greater than the (1 + Index Rate Cap) and above (1 + the Index Rate Floor) for both the S&P 500 Secure and Growth Accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap) which equals 1.07 for the S&P 500 Secure Risk Control Account and 1.17 for the S&P 500 Growth Risk Control Account.

The Risk Control Account Daily Contract Fee is calculated as 1.50% divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year (1.50% / 365 x 10.1 for the S&P 500 Secure Risk Control Account and 1.50% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.1 x 1.07 – ((1.50% / 365 x 10.1) x 183) which equals $10.731042. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10.731042 which equals $63,748.72.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x 1.17 – ((1.50% / 365 x $10.25) x 183) which equals $11.915414. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.915414 which equals $46,499.19.

Next, we calculate the gross withdrawal from each account.

(4)
Account	Gross Withdrawal
Variable Subaccounts	$10,687.67
S&P 500 Secure Risk Control Account	$5,384.67
S&P 500 Growth Risk Control Account	$3,927.66
Total	$20,000.00

(4)

Withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. Therefore, the withdrawal of $20,000.00 will first be taken from the Variable Subaccounts. The Variable Subaccount Value of $10,687.67 is insufficient to cover the gross withdrawal, and there is no Holding Account Value. Therefore, the remaining withdrawal of $9,312.33 will be taken Pro Rata from the Risk Control Accounts.

The Pro Rata withdrawal from the S&P 500 Secure Risk Control Account is the Contract Value in this account divided by the total S&P 500 Risk Control Account Contract Value multiplied by the Risk Control Account withdrawal. This is calculated as $63,748.72 / $110,247.91 x $9,312.33 which equals $5,384.67. The Pro Rata withdrawal from the S&P 500 Growth Risk Control Account is calculated the same way to be $46,499.19 / $110,247.91 x $9,312.33 which equals $3,927.66.

Next, we calculate the net withdrawal from each account.

	(5)	(6)	(7)	(8)	(9)
Account	Withdrawal Subject to MVA	MVA	Withdrawal Subject to Surrender Charge	Surrender Charge	Net Withdrawal
Variable Subaccounts	$0.00	$0.00	$687.67	$61.89	$10,625.78
S&P 500 Secure Risk Control Account	$5,384.67	($108.76)	$5,384.67	$484.62	$4,791.29
S&P 500 Growth Risk Control Account	$3,927.66	($73.51)	$3,927.66	$353.49	$3,501.66
Total	$9,312.33	($181.27)	$10,000.00	$900.00	$18,918.73

(5)

100% of the withdrawal from a Risk Control Account is subject to the MVA. The MVA does not apply to Variable Subaccounts.

(6)

The MVA equals (W/(C/P)) x (MVAF - 1), where W is the amount of withdrawal from the Risk Control Account Value, C is the Current Accumulation Credit Factor for the Risk Control Account, and P is Prior Accumulation Credit Factor for the Risk Control Account. At the time of the withdrawal there are 4.50137 years remaining in the Risk Control Account Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.90% + 1.10%))^4.50137 = 0.978540.

For the S&P 500 Secure Risk Control Account, the MVA is ($5,384.67 / ($10.731042 / $10.10) x (0.978540 - 1) which equals -$108.76. For the S&P 500 Growth Risk Control Account, the MVA is ($3,927.66 / ($11.915414 / $10.25) x (0.978540 - 1) which equals -$181.27.

(7)

The amount of the withdrawal that is free of Surrender Charges is equal to 10% of the Purchase Payments received that are within the Surrender Charge Period. Because there have been no additional Purchase Payments and no prior withdrawals, the amount of the withdrawal that is free of Surrender Charge at the time of the withdrawal is equal to 10% x $100,000.00 which equals $10,000.00. The gross withdrawal is $20,000.00, and Purchase Payments are withdrawn before earnings, so the amount of the withdrawal subject to a Surrender Charge is calculated as $20,000.00 - $10,000.00 which equals $10,000.00.

Withdrawals are first taken from the Variable Subaccounts, and because $10,000.00 is free of Surrender Charge, the Surrender Charge only applies to the remaining $687.67. There is no Surrender Charge free withdrawal amount remaining, so a Surrender Charge applies to the entire withdrawal from the Risk Control Accounts.

(8)

It has been more than one year but less than two years since the Purchase Payment was received so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Variable Subaccounts, the Surrender Charge is calculated as $687.67 x 9.00% which equals $61.89. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $5,384.68 x 9.00% which equals $484.62. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $3,927.66 x 9.00% which equals $353.49.

(9)

The net withdrawal is equal to the gross withdrawal plus the Market Value Adjustment less the Surrender Charge. For the Variable Subaccounts, the net withdrawal is calculated as $10,687.67 + $0.00 - $61.89 which equals $10,625.78. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $5,384.67 + -$108.76 - $484.62 which equals $4,791.29. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $3,927.66 + -$181.27 - $353.49 which equals $3,501.66. The total net withdrawal is the sum of the three accounts, $18,918.73.

Next, we calculate the Accumulation Units, Accumulation Credits, and Contract Value remaining after the withdrawal.

	(10)	(11)
Account	Units / Accumulation Credits After Withdrawal	Contract Value after Withdrawal
Variable Subaccounts	0.00	$0.00
S&P 500 Secure Risk Control Account	5,438.81	$58,364.10
S&P 500 Growth Risk Control Account	3,572.81	$42,571.51
Total		$100,935.61

(10)

The number of Accumulation Units/Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Units/Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date. For the Variable Subaccounts, this is calculated as 1,012.09 - ($10,687.67 / $10.56) which equals 0.00. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($5,384.67 / $10.7310742) which equals 5,438.81. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($3,927.66 / $11.915414) which equals 3,572.81.

(11)

The Contract Value remaining after the withdrawal is equal the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date multiplied by the number of Accumulation Units/Accumulation Credits after the withdrawal. For the Variable Subaccounts, this is calculated as $10.56 x 0.00 which equals $0.00. For the S&P 500 Secure Risk Control Account, this is calculated as $10.731042 x 5,438.81 which equals $58,365.23. For the S&P 500 Growth Risk Control Account, this is calculated as $11.915414 x 3,572.81 which equals $42,571.51. The total Contract Value after the withdrawal is the sum of the three accounts, $100,935.61.

Example 2: Partial Withdrawal with a Positive MVA

Assume the following information as it relates to the Contract:

●	The Contract was issued with an initial deposit of $100,000.00.

●	The Contract Fee is 1.50%.

●	Money is allocated to the Variable Subaccounts and S&P 500 Risk Control Accounts.

●	There have been no additional Purchase Payments.

●	A gross withdrawal of $20,000.00 is taken 1.5 years after the Contract Issue Date. No other withdrawals have been previously taken.

Assume the following information as it relates to the Variable Subaccounts:

●	As of the withdrawal date, there are 1,012.09 Variable Subaccount Accumulation Units with an Accumulation Unit Value of $10.56.

Assume the following information as it relates to the Risk Control Accounts:

●	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 7.00% Index Rate Cap.

●	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 17.00% Index Rate Cap.

●	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.

●	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.

●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.1.

●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.

●	The S&P 500 Index value at the start of the Risk Control Account Year immediately preceding the withdrawal is 1000.00.

●	The S&P 500 Index value at the time of the withdrawal is 1200.00.

●	On the Risk Control Account Start Date, the interpolated 6-year Constant Maturity Treasury Rate (I) was 2.50% and the Bank of America/Merrill Lynch Index (K) was 1.00%.

●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.10% and the Bank of America/Merrill Lynch Index (L) is 0.90%.

●	At the time of the withdrawal there are 4.50137 years remaining in the Risk Control Account Period (N).

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the withdrawal.

	(1)	(2)	(3)
Account	Units / Accumulation Credits	Unit Value / Accumulation Credit Factor	Contract Value at time of Withdrawal
Variable Subaccounts	1,012.09	$10.56	$10,687.67
S&P 500 Secure Risk Control Account	5,940.59	$10.731042	$63,748.72
S&P 500 Growth Risk Control Account	3,902.44	$11.915414	$46,499.19
Total			$120,935.58

(1), (2), (3)

The current Variable Subaccounts Value is 1,012.09 x $10.56 which equals $10,687.67.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value.

The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00). This is greater than (1 + the Index Rate Cap) and above (1+ the Index Rate Floor) for both the S&P 500 Secure and Growth Accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap) which equals 1.07 for the S&P 500 Secure Risk Control Accounts and 1.17 for the S&P 500 Growth Risk Control Account.

The Risk Control Account Daily Contract Fee is calculated as 1.50% divided by the number of days in the Risk Control Account Year, multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year (1.50% / 365 x 10.1 for the S&P 500 Secure Risk Control Account and 1.50% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.1 x 1.07 – ((1.50% x 365 x 10.1) x 183) which equals $10.731042. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10.731042 which equals $63,748.72.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x ( 1.17 – ((1.50% / 365 x $10.25) x 183 which equals $11.915414. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.915414 which equals $46,499.19.

Next, we calculate the gross withdrawal from each account.

(4)
Account	Gross Withdrawal
Variable Subaccounts	$10,687.67
S&P 500 Secure Risk Control Account	$5,384.67
S&P 500 Growth Risk Control Account	$3,927.66
Total	$20,000.00

(4)

Withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. Therefore, the withdrawal of $20,000.00 will first be taken from the Variable Subaccounts. The Variable Subaccount Value of $10,687.67 is insufficient to cover the gross withdrawal, and there is no Holding Account Value. Therefore, the remaining withdrawal of $9,312.33 will be taken Pro Rata from the Risk Control Accounts.

The Pro Rata withdrawal from the S&P 500 Secure Risk Control Account is the Contract Value in this account divided by the total S&P 500 Risk Control Account Contract Value multiplied by the Risk Control Account withdrawal. This is calculated as $63,748.72 / $110,247.91 x $9,312.33 which equals $5,384.67. The Pro Rata withdrawal from the S&P 500 Growth Risk Control Account is calculated the same way to be $46,499.19 / $110,247.91 x $9,312.33 which equals $3,927.66.

Next, we calculate the net withdrawal from each account.

	(5)	(6)	(7)	(8)	(9)
Account	Withdrawal Subject to MVA	MVA	Withdrawal Subject to Surrender Charge	Surrender Charge	Net Withdrawal
Variable Subaccounts	$0.00	$0.00	$687.67	$61.89	$10,625.78
S&P 500 Secure Risk Control Account	$5,384.67	$111.69	$5,384.67	$484.62	$5,011.74
S&P 500 Growth Risk Control Account	$3,927.66	$74.46	$3,927.66	$353.49	$3,648.63
Total	$9,312.33	$186.15	$10,000.00	$900.00	$19,286.15

(5)

100% of the withdrawal from a Risk Control Account is subject to the MVA. The MVA does not apply to Variable Subaccounts.

(6)

The MVA equals (W/(C/P)) x (MVAF - 1), where W is the amount of withdrawal from the Risk Control Account Value, C is the Current Accumulation Credit Factor for the Risk Control Account, and P is Prior Accumulation Credit Factor for the Risk Control Account. At the time of the withdrawal there are 4.50137 years remaining in the Risk Control Account Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.10% + 0.90%))^4.50137 = 1.022038.

For the S&P 500 Secure Risk Control Account, the MVA is ($5,384.67 / ($10.731042 / $10.100000) x (1.022038 - 1) which equals $111.69. For the S&P 500 Growth Risk Control Account, the MVA is ($3,927.66 / ($11.915414 / $10.25) x (1.022038 - 1) which equals $74.46.

(7)

The amount of the withdrawal that is free of Surrender Charges is equal to 10% of the Purchase Payments received that are within the Surrender Charge Period. Because there have been no additional Purchase Payments and no prior withdrawals, the amount of the withdrawal that is free of Surrender Charge at the time of the withdrawal is equal to 10% x $100,000.00 which equals $10,000.00. The gross withdrawal is $20,000.00, and Purchase Payments are withdrawn before earnings, so the amount of the withdrawal subject to a Surrender Charge is calculated as $20,000.00 - $10,000.00 which equals $10,000.00.

Withdrawals are first taken from the Variable Subaccounts, and because $10,000.00 is free of Surrender Charge, the Surrender Charge only applies to the remaining $687.67. There is no Surrender Charge free withdrawal amount remaining, so a Surrender Charge applies to the entire withdrawal from the Risk Control Accounts.

(8)

It has been more than one year but less than two years since the Purchase Payment was received so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Variable Subaccounts, the Surrender Charge is calculated as $687.67 x 9.00% which equals $61.89. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $5,384.67 x 9.00% which equals $484.62. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $3,927.66 x 9.00% which equals $353.49.

(9)

The net withdrawal is equal to the gross withdrawal plus the Market Value Adjustment less the Surrender Charge. For the Variable Subaccounts, the net withdrawal is calculated as $10,687.67 + $0.00 - $61.89 which equals $10,625.78. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $5,384.67 + $111.69 - $484.62 which equals $5,011.74. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $3,927.66 + $74.46 - $353.49 which equals $3,648.63. The total net withdrawal is the sum of the three accounts, $19,286.15.

Next, we calculate the Accumulation Units, Accumulation Credits, and Contract Value remaining after the withdrawal.

	(10)	(11)
Account	Units / Accumulation Credits After Withdrawal	Contract Value after Withdrawal
Variable Subaccounts	0.00	$0.00
S&P 500 Secure Risk Control Account	5,438.81	$58,364.10
S&P 500 Growth Risk Control Account	3,572.82	$42,571.51
Total		$100,935.61

(10)

The number of Accumulation Units/Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Units/Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date. For the Variable Subaccounts, this is calculated as 1,012.09 - ($10,687.67 / $10.56) which equals 0.00. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($5,384.67 / $10.731042) which equals 5,438.81. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($3,927.66 / $11.915414) which equals 3,572.81.

(11)

The Contract Value remaining after the withdrawal is equal the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date multiplied by the number of Accumulation Units/Accumulation Credits after the withdrawal. For the Variable Subaccounts, this is calculated as $10.56 x 0.00 which equals $0.00. For the S&P 500 Secure Risk Control Account, this is calculated as $10.731042 x 5,438.81 which equals $58,364.10. For the S&P 500 Growth Risk Control Account, this is calculated as $11.915414 x 3,572.81 which equals $42,571.51. The total Contract Value after the withdrawal is the sum of the three accounts, $100,935.61.

Example 3: Full Surrender of Contract with a Negative MVA

Assume the following information as it relates to the Contract:

●	The Contract was issued with an initial deposit of $100,000.00.

●	The Contract Fee is 1.50%.

●	Money is allocated to the Variable Subaccounts and S&P 500 Risk Control Accounts.

●	There have been no additional Purchase Payments.

●	A full surrender is taken 1.5 years after the Contract Issue Date. No other withdrawals have been previously taken.

Assume the following information as it relates to the Variable Subaccounts:

●	As of the withdrawal date, there are 1,012.09 Variable Subaccount Accumulation Units with an Accumulation Unit Value of $10.56.

Assume the following information as it relates to the Risk Control Accounts:

●	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 7.00% Index Rate Cap.

●	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 17.00% Index Rate Cap.

●	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.

●	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.

●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.1.

●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.

●	The S&P 500 Index value at the start of the Risk Control Account Year immediately preceding the withdrawal is 1000.00.

●	The S&P 500 Index value at the time of the withdrawal is 1200.00.

●	On the Risk Control Account Start Date, the interpolated 6-year Constant Maturity Treasury Rate (I) was 2.50% and the Bank of America/Merrill Lynch Index (K) was 1.00%.

●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.90% and the Bank of America/Merrill Lynch Index (L) is 1.10%.

●	At the time of the withdrawal there are 4.50137 years remaining in the Risk Control Account Period (N).

We take the following steps to determine the Surrender Value (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the withdrawal.

	(1)	(2)	(3)
Account	Units / Accumulation Credits	Unit Value / Accumulation Credit Factor	Contract Value at time of Withdrawal
Variable Subaccounts	1,012.09	$10.56	$10,687.67
S&P 500 Secure Risk Control Account	5,940.59	$10.731042	$63,748.72
S&P 500 Growth Risk Control Account	3,902.44	$11.915414	$46,499.19
Total			$120,935.58

(1), (2), (3)

The current Variable Subaccounts Value is 1,012.09 x $10.56 which equals $10,687.67.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value. The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00). This is greater than (1 + the Index Rate Cap) and above (1 + the Index Rate Floor) for both the S&P 500 Secure and Growth Accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap), which equals 1.07 for the S&P 500 Secure Risk Control Account and 1.17% for the S&P 500 Growth Risk Control Account.

The Risk Control Account Daily Contract Fee is calculated as 1.50% divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year (1.50% / 365 x 10.1 for the S&P 500 Secure Risk Control Account and 1.50% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.1 x 1.07 – ((1.50% x 365 x 1.1) x 183) which equals $10.731042. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10.731042 which equals $63,748.72.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x 1.17 – ((1.50% x 365 x 10.25) x 183) which equals $11.915414. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.915414 which equals $46,499.19.

Next, we calculate the gross withdrawal from each account.

(4)
Account	Gross Withdrawal
Variable Subaccounts	$10,687.67
S&P 500 Secure Risk Control Account	$63,748.72
S&P 500 Growth Risk Control Account	$46,499.19
Total	$120,935.58

(4)

Withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. Therefore, the surrender is assumed to come from the Variable Subaccounts first and then from the Risk Control Accounts. Because this is a full surrender, the entire Contract Value will be withdrawn from each account.

Next, we calculate the net withdrawal from each account.

	(5)	(6)	(7)	(8)	(9)
Account	Withdrawal Subject to MVA	MVA	Withdrawal Subject to Surrender Charge	Surrender Charge	Net Withdrawal
Variable Subaccounts	$0.00	$0.00	$687.67	$61.89	$10,625.78
S&P 500 Secure Risk Control Account	$63,748.72	($1,287.59)	$51,643.13	$4,647.88	$57,813.25
S&P 500 Growth Risk Control Account	$46,499.19	($858.39)	$37,669.20	$3,390.23	$42,250,57
Total	$110,247.91	($2,145.98)	$90,000.00	$8,100.00	$110,689.60

(5)

100% of the withdrawal from a Risk Control Account is subject to the MVA. The MVA does not apply to Variable Subaccounts.

(6)

The MVA equals (W/(C/P)) x (MVAF - 1), where W is the amount of withdrawal from the Risk Control Account Value, C is the Current Accumulation Credit Factor for the Risk Control Account, and P is Prior Accumulation Credit Factor for the Risk Control Account. At the time of the withdrawal there are 4.50137 years remaining in the Risk Control Account Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.90% + 1.10%))^4.50137 = 0.978540.

For the S&P 500 Secure Risk Control Account, the MVA is ($63,748.72 / ($10.731042 / $10.1) x (0.978540 - 1) which equals -$1,287.59. For the S&P 500 Growth Risk Control Account, the MVA is ($46,499.19 / ($11.915414 / $10.25) x (0.978540 - 1) which equals -$858.39.

(7)

The amount of the withdrawal that is free of Surrender Charges is equal to 10% of the Purchase Payments received that are within the Surrender Charge Period. Because there have been no additional Purchase Payments and no prior withdrawals, the amount of the withdrawal that is free of Surrender Charge at the time of the withdrawal is equal to 10% x $100,000.00 which equals $10,000.00. The Purchase Payment within the Surrender Charge Period is $100,000.00, so the amount of the withdrawal subject to a Surrender Charge is calculated as $100,000.00 - $10,000.00 which equals $90,000.00.

Withdrawals are first taken from the Variable Subaccounts, and because $10,000.00 is free of Surrender Charge, the Surrender Charge only applies to the remaining $687.67. There is no Surrender Charge free withdrawal amount remaining, so a Surrender Charge applies to the Pro Rata withdrawal of the remaining Purchase payments subject to a Surrender Charge from the Risk Control Accounts. The remaining purchase Payments subject to a Surrender Charge is equal to the withdrawal subject to a Surrender Charge less the withdrawal from the Variable Subaccount subject to a surrender Charge, calculated as $90,000 - $687.67 which equals $89,312.33.

The Pro Rata withdrawal from the S&P 500 Secure Risk Control Account that is subject to a Surrender Charge is equal to the withdrawal from the S&P 500 Secure Risk Control Account divided by the total withdrawal from the S&P 500 Risk Control Account multiplied by the remaining Purchase Payments subject to a Surrender Charge. This is calculated as $63,748.72 / $110,247.91 x $89,312.33 = $51,643.13.

The Pro Rata withdrawal from the S&P 500 Growth Risk Control Account that is subject to a Surrender Charge is equal to the withdrawal from the S&P 500 Growth Risk Control Account divided by the total withdrawal from the S&P 500 Risk Control Account multiplied by the remaining Purchase Payments subject to a Surrender Charge. This is calculated as $46,499.19 / $110,247.91 x $89,312.33 = $37,669.20.

(8)

It has been more than one year but less than two years since the Purchase Payment was received so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Variable Subaccounts, the Surrender Charge is calculated as $687.67 x 9.00% which equals $61.89. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $51,643.13 x 9.00% which equals $4,647.88. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $37,669.20 x 9.00% which equals $3,390.23.

(9)

The net withdrawal is equal to the gross withdrawal plus the Market Value Adjustment less the Surrender Charge. For the Variable Subaccounts, the net withdrawal is calculated as $10,687.67 + $0.00 - $61.89 which equals $10,625.78. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $63,748.72 + -$1,287.59 - $4,647.88 which equals $57,813.25. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $46,499.19 + -$858.39 - $3,390.23 which equals $42,250.57. The total net withdrawal is the sum of the three accounts, $110,689.60.

Next, we calculate the Accumulation Units, Accumulation Credits, and Contract Value remaining after the withdrawal.

	(10)	(11)
Account	Units / Accumulation Credits After Withdrawal	Contract Value after Withdrawal
Variable Subaccounts	0.00	$0.00
S&P 500 Secure Risk Control Account	0.00	$0.00
S&P 500 Growth Risk Control Account	0.00	$0.00
Total		$0.00

(10)

The number of Accumulation Units/Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Units/Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date. For the Variable Subaccounts, this is calculated as 1,012.09 - ($10,687.67 / $10.56) which equals 0.00. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($63,748.72 / $10.731042) which equals 0.00. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($46,499.19 / $11.915414) which equals 0.00.

(11)

Following the surrender of the Contract, there is no Contract Value remaining because there are no Accumulation Units or Accumulation Credits remaining.

APPENDIX B: STATE VARIATIONS OF CERTAIN FEATURES AND BENEFITS

The following information is a summary of the states where certain features or benefits of the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity Contracts vary from the features and benefits previously described in this Prospectus. Please contact your financial professional for more information about variations and availability in your state.

States where certain MEMBERS® Horizon II features or benefits vary:

State	Feature or Benefit	Variation
Arizona	See “Right to Examine” under “Getting Started – The Accumulation Period”	If your age as of the Contract Issue Date is at least 65 years old, you must return your Contract within 30 days of receipt.
California	See “Owner” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract.

See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if your age as of the Contract Issue Date is at least 60 years old and you only allocated your Purchase Payments to the money market fund option.

If your age as of the Contract Issue Date is at least 60 years old, you must return your Contract within 30 days of receipt.

	See “Waiver of Surrender Charges” under “Access to Your Money”	“Nursing Home or Hospital” is replaced with “Facility Care, Home Care, or Community-Based Services”. There is no minimum confinement period to utilize this waiver. The Facility Care or Home Care and Terminal Illness waivers apply to full surrenders only, not partial withdrawals.
Connecticut	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.

You must return your Contract within 10 days of receipt, including replacement contracts.

	See “Waiver of Surrender Charges” under “Access to Your Money”	There is a one-year wait before the waiver of surrender charge provisions may be exercised.
Delaware	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

State	Feature or Benefit	Variation
Florida	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Payout Date” under “Income Payments – The Payout Period”

The Owner has the right to assign the Contract.

You must return your Contract within 21 days of receipt (30 days if it is a replacement contract).

 The requested Payout Date must be at least one year after the Contract Issue Date.

Georgia	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.
Hawaii	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
Illinois	See definition of Terminally Ill and Terminal Illness in “Glossary”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.
Idaho	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.

You must return your Contract within 20 days of receipt, including replacement contracts.

Indiana	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Kansas	See definition of Terminally Ill and Terminal Illness in “Glossary”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.
Louisiana	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.

State	Feature or Benefit	Variation
Maryland	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
Massachusetts	See definition of Terminally Ill and Terminal Illness in “Glossary”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.

	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

	See “Waiver of Surrender Charges” under “Access to Your Money”	There is no Nursing Home or Hospital waiver. The Terminal Illness waiver applies to full surrenders only, not partial withdrawals.

	See “Terms of Income Payments” under “Income Payments – The Payout Period”	Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

	See “Misstatement of Age or Gender” under “Other Information”	Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.
Minnesota	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was a replacement, not new money.
Mississippi	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
Montana	See “Terms of Income Payments” under “Income Payments – The Payout Period”	Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

	See “Misstatement of Age or Gender” under “Other Information”	Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.
Nebraska	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.

State	Feature or Benefit	Variation
Nevada	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.
New Jersey	See “Purchase Payment” under “Allocating Your Purchase Payment”	We reserve the right, in our sole discretion, to refuse additional Purchase Payments. This refusal cannot be before the 5th Contract Anniversary.

	See “Waiver of Surrender Charges” under “Access to Your Money”	There is no Terminal Illness waiver.
New Hampshire	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
North Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
North Dakota	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).
Oklahoma	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Pennsylvania	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 10 days of receipt (30 days if it is an external replacement contract and 45 days if it is an internal replacement contract).

	See “Waiver of Surrender Charges” under “Access to Your Money”	“Terminal Illness” is replaced with “Terminal Condition”. The minimum consecutive day confinement is 90 days for a Nursing Home and 30 days for a Hospital.
Rhode Island	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

State	Feature or Benefit	Variation
South Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
Tennessee	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was a replacement, not new money.
Texas	See “Owner” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract.

	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

	See “Waiver of Surrender Charges” under “Access to Your Money”	“Terminal Illness” is replaced with “Terminal Disability”.
Utah	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract. If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.
Vermont	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
Washington	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

	See “Waiver of Surrender Charges” under “Access to Your Money”	The life expectancy to utilize the Terminal Illness waiver is 24 months.
Wisconsin	See “Owner” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, IA 50677

1-800-798-5500

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the securities offered by this Registration Statement, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$308,802
Printing and engraving	$195,000
Accounting fees and expenses	$68,285
Legal fees and expenses	$35,000
Miscellaneous	$7,000
TOTAL EXPENSES	$539,087

*  Estimated.

Item 14.   Indemnification of Directors and Officers.

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on MEMBERS Life Insurance Company (the “Registrant,” “we,” “our,” or “us”) or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual's conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation's articles of incorporation and (2) the director's written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation's articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Registrant is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person's status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
1(i)	Amended and Restated Distribution Agreement dated as of January 7, 2016 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
1(i)(a)	Amended and Restated Distribution Agreement dated Exhibit A dated September 2018 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4 filed November 20, 2018 (File No. 333-226804)
1(ii)	Form of Selling and Services Agreement	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed April 6, 2016 (File No. 333-207222)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
3(i)	Articles of Incorporation of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
3(ii)	Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
3(iii)	Amended and Restated Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
4(i)	Form of MEMBERS® Horizon II Flexible Premium Deferred Variable Annuity Contract (Money Market Holding Account) (Form No. 2018-VA)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed August 13, 2018 (File No. 333-226804)
4(ii)	Form of MEMBERS® Horizon II Flexible Premium Deferred Variable Annuity Contract (Fixed Holding Account) (Form No. 2018-VA-F)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed August 13, 2018 (File No. 333-226804)
4(iii)	Form of MEMBERS® Horizon II Flexible Premium Deferred Variable Annuity Data Page (Money Market Holding Account) (Form No. 2018-VADP)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed August 13, 2018 (File No. 333-226804)
4(iv)	Form of MEMBERS® Horizon II Flexible Premium Deferred Variable Annuity Data Page (Fixed Holding Account) (Form No. 2018-VADP-F)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed August 13, 2018 (File No. 333-226804)
4(v)	Form of Return of Purchase Payment Death Benefit Endorsement (Form No. 2018-VA-ROPEND)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed August 13, 2018 (File No. 333-226804)
4(vi)	Form of Individual Retirement Annuity Endorsement	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account Registration Statement on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(vii)	Form of Roth Individual Retirement Annuity Endorsement	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account Registration Statement on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(viii)	Form of MEMBERS® Horizons and MEMBERS Horizon II Individual Flexible Premium Deferred Variable Annuity Application	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed August 13, 2018 (File No. 333-226804)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
5	Legal Opinion		X
10(i)(a)	Coinsurance Agreement dated as of October 31, 2012	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(i)(b)	Coinsurance Agreement dated as of January 1, 2013	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(i)(c)	First Amendment to Coinsurance Agreement dated as of January 1, 2014	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(i)(d)	MEMBERS Horizon Coinsurance and Modified Coinsurance Agreement dated November 1, 2015 between MLIC and CMFG Life	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(i)(e)	Second Amendment to Coinsurance Agreement dated as of October 15, 2018	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed November 20, 2018 (File No. 333-228484)
10(i)(f)	Amended and Restated Coinsurance and Modified Coinsurance Agreement dated January 1, 2019		X
10(ii)(a)	Cost Sharing Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(ii)(b)	Expense Sharing Agreement dated as of December 31, 2013	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(ii)(c)	Amended and Restated Expense Sharing Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(iii)(a)	Investment Advisory Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iii)(b)	Amendment to Investment Advisory Agreement dated January 15, 2014	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(iii)(c)	Amended and Restated Investment Advisory Agreement dated January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(iv)(a)	Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iv)(b)	Amendment to Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(iv)(c)	CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed April 6, 2015 (File No. 333-202984)
10(v)	Amended and Restated Expense Sharing Agreement dated as of January 1, 2015	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)
10(v)(a)	Fund Participation and Service Agreement between American Funds Insurance Series and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(a)i	Business Agreement between American Funds Distributors, Inc., CBSI and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(a)ii	American Funds Rule 22c-2 Agreement between American Funds Service Company and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(a)iii	Amendment No. 1 to Fund Participation and Service Agreement between American Funds Service Company and MLIC	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)
10(v)(b)	Fund Participation Agreement between BlackRock Variable Series Funds, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(b)i	Administrative Services Agreement between BlackRock Advisors, LLC and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(b)ii	Form of Distribution Sub-Agreement between BlackRock Variable Series Funds, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)	Fund Participation Agreement between Columbia Funds Variable Insurance Trust I, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)i	Fund Participation Agreement between Columbia Funds Variable Insurance Trust II, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)ii	Fund Participation Agreement between Columbia Funds Variable Insurance Trust, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)iii	Revenue Sharing Agreement between Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)iv	First Amendment to the Fund Participation Agreement between Columbia Funds Variable Series Trust, Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the Pre-Effective Amendment No. 1 of the MEMBERS Horizon Variable Separate Account on Form N-4, filed November 20, 2018 (File No. 333-226804)
10(v)(c)v	First Amendment to the Fund Participation Agreement between Columbia Funds Variable Series Trust II, Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed November 20, 2018 (File No. 333-226804)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(c)vi	Variable Portfolio Administrative Services Agreement between Columbia Management Investment Services Corp. and CUNA Brokerage Services, Inc.	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the Registrant on Form S-1, filed April 18, 2019 (File No. 333-228962)
10(v)(d)	Participation Agreement between DFA Investment Dimensions Group Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)

10(v)(e)	Fund Participation Agreement between The Dreyfus Corporation and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(e)(i)	First Amendment to Fund Participation Agreement between the Dreyfus Corporation and MLIC	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)
10(v)(f)	Fund Participation Agreement between The Dreyfus Corporation and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(f)i	Administrative Services Agreement between The Dreyfus Corporation and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(f)ii	Distribution Letter Agreement between MBSC Securities Corporation (The Dreyfus Corporation) and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(f)iii	Amendment to Participation Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)
10(v)(g)	Participation Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(g)i	Administrative Services Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(g)ii	Shareholder Information Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(h)	Participation Agreement between Goldman Sachs Variable Insurance Trust, Goldman Sachs & Co. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(h)i	Amendment #1 to Participation Agreement between Goldman Sachs Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)

10(v)(h)ii	Service Class Services Agreement between Goldman Sachs Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(h)iii	Administrative Services Agreement between Goldman Sachs Asset Management, L.P. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(h)iv	Shareholder Information Agreement between Goldman Sachs & Co and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(h)v	Amendment #2 to Participation Agreement between Goldman Sachs Variable Insurance Trust and MLIC	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)
10(v)(i)	Participation Agreement between AIM Variable Insurance Funds(Invesco Variable Insurance Funds), Invesco Distributors, Inc., CBSI and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(i)i	Distribution Services Agreement between AIM Variable Insurance Funds(Invesco Variable Insurance Funds) and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(i)ii	Amendment No. 1 to Administrative Services Agreement between AIM Variable Insurance Funds(Invesco Variable Insurance Funds) and MLIC	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(j)	Fund Participation Agreement between Lazard Retirement Series, Inc., Lazard Asset Management Securities LLC and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(j)i	Servicing Agreement between Lazard Retirement Series, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(k)	Participation Agreement between MFS Variable Insurance Trust, MFS Variable Insurance Trust II, MFS Variable Insurance Trust III, MFS Fund Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)

10(v)(k)i	Fund/Serv and Networking Supplement to Participation Agreement between MFS Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(k)ii	Fee Letter Agreement between MFS Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(l)	Participation Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(l)i	Servicing Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(l)ii	Letter Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(l)iv	Administrative Service Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(l)v	Amendment to Participation Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the Pre-Effective Amendment No. 1 of the MEMBERS Horizon Variable Separate Account on Form N-4, filed November 20, 2018 (File No. 333-226804)
10(v)(m)	Participation Agreement between Oppenheimer Variable Account Funds and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(m)i	Shareholder Information Agreement between OppenheimerFunds Distributor, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(n)	Participation Agreement between PIMCO Variable Insurance Trust, PIMCO Equity Series, VIT, PIMCO Investments LLC and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(o)	Fund Participation Agreement between Northern Lights Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)

10(v)(o)i	Fund/Serv Agreement between Northern Lights Distributors, LLC and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(o)ii	Distribution and Shareholder Services Agreement between Northern Lights Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(p)	Participation Agreement between T Rowe Price Equity Series, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(p)i	Rule 22c-2 Agreement between T Rowe Price Equity Series, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(p)ii	12b-1 Agreement between T. Rowe Price Investment Services, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(q)	Participation Agreement between Vanguard Variable Insurance Fund, The Vanguard Group, Inc., Vanguard Marketing Corporation and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(q)i	Defined Contribution Clearance & Settlement Agreement between The Vanguard Group and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(r)	Participation Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(r)i	Rule 22c-2 Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(r)ii	Marketing and Administrative Services Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(r)iii	Letter Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
23(i)	Consent of Legal Counsel	See Exhibit 5
23(ii)	Consent of Independent Registered Public Accounting Firm		X
24	Powers of Attorney		X
101	Interactive Date Files		X

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(ii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin as of this 17 day of April, 2020.

MEMBERS Life Insurance Company

By:	/s/ David L. Sweitzer
David L. Sweitzer, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

Name	Title	Date

*	President and Director (Principal Executive Officer)	April 17, 2020
David L. Sweitzer

*	Treasurer (Principal Financial & Accounting Officer)	April 17, 2020
Brian J. Borakove

*	Director	April 17, 2020
Michael F. Anderson

*	Director	April 17, 2020
Abigail R. Rodriguez

*	Director	April 17, 2020
William A. Karls

*	Director	April 17, 2020
Paul D. Barbato

*By:	/s/Jennifer Kraus-Florin
Jennifer Kraus-Florin

* Pursuant to Power of Attorney dated April 17, 2020 filed as exhibit to this Registration Statement filed on April 17, 2020.